     As filed with the Securities and Exchange Commission on June 11, 1996
                                                       Registration No. 33-98766
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                ---------------


                                AMENDMENT NO. 5
                                      TO
                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               ---------------


                          AMERICAN EQUITY TRUST INC.
                        A Real Estate Investment Trust
       (Exact name of registrant as specified in governing instruments)
                       2221 Rosecrans Avenue, Suite 110
                         El Segundo, California 90245
                   (Address of principal executive offices)


                               Arthur P. Herring
                          American Equity Trust Inc.
                       2221 Rosecrans Avenue, Suite 110
                         El Segundo, California 90245
                                 310-536-0926
           (Name, address and telephone number of agent for service)


                                   Copies to:

      David R. Decker, Esq.                         Dennis Doucette, Esq.
Thelen, Marrin, Johnson & Bridges             Luce, Forward, Hamilton & Scripps
333 South Grand Avenue, 34th Floor               600 W. Broadway, 26th Floor
  Los Angeles, California 90071                  San Diego, California 92101
         213-229-2062                                    619-699-2517

==================================================================================================================================
                                               Amount                  Proposed                   Proposed
     Title of securities                        to be              maximum offering           maximum aggregate      Amount of
       being registered                      registered             price per unit             offering price     registration fee
- ----------------------------------------------------------------------------------------------------------------------------------
3,500,000 shares of Common Stock
(included in 1,750,000 Units, each Unit
consisting of two shares of Common
Stock and one Series "A" Warrant)            3,500,000                 $ 7.00(1)               $24,500,000(1)       $ 8,448
- ----------------------------------------------------------------------------------------------------------------------------------
Series "A" Warrants (included in Units)      1,750,000                       (1)                          (1)              (1)
- ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock(2)                    1,500,000                   7.00                   10,500,000            3,620
- ----------------------------------------------------------------------------------------------------------------------------------
Shares of 8% Convertible Preferred Stock     1,136,364                  13.20                   15,000,004            5,172
- ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock(3)                    1,750,000                   7.00                   12,250,000            4,224
- ----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock(4)                    2,272,728                    -0-                          -0-              -0-
- ----------------------------------------------------------------------------------------------------------------------------------
          TOTALS                                                                               $66,750,004          $21,464(5)
==================================================================================================================================


(1) The Units will be sold for $14.00 per Unit. No separate purchase price is payable with respect to the Series "A" Warrants.

(2)  To be sold concurrently with Units.

(3)  Issuable on exercise of the Series "A" Warrants.

(4)  Issuable on conversion of the 8% Convertible Preferred Shares.

(5)  Previously paid.

===============================================================================

                  SUBJECT TO COMPLETION, DATED JUNE 11, 1996

                           AMERICAN EQUITY TRUST INC.
                    A Real Estate Investment Trust Offering

A Minimum of $15,000,000 in Units or Common                   Minimum of $2,006,400 in Shares of
Stock ("Shares") ($14.00 per Unit or $7.00 per Share)         8% Convertible Preferred Stock
(Minimum Purchase -- 50 Units or 100 Shares)                  ($13.20 per share -- no minimum purchase)

     American Equity Trust Inc. (the "Company") is a corporation which intends to qualify as a real estate investment trust ("REIT") under federal tax laws and will be self-administered. Generally, the Company expects to conduct its operations through American Equity Trust Operating Partnership, L.P. (the "Operating Partnership") although it is not required to do so. This Prospectus describes: (i) an investment in Units (each Unit consisting of two shares of Common Stock and one detachable Series "A" Warrant) or shares of Common Stock of the Company, (the Company may sell as much as $35,000,000 in Units and Shares); and (ii) an investment in shares of the Company's 8% Convertible Preferred Stock ("8% Preferred"). The Company plans to sell the 8% Preferred to institutional investors only.

     No Units or Shares will be issued pursuant to this Offering unless at least $15,000,000 is invested in the Company (representing 2,142,858 Shares) by at least 400 investors purchasing Units or Shares ("Minimum Common Offering"). No 8% Preferred will be issued until $15,000,000 of Units or Shares are purchased and at least $2,006,400 is invested by at least 100 investors purchasing 8% Preferred ("Minimum Preferred Offering"). The maximum value of securities that can be sold in the offering is $50,000,004, consisting of $35,000,000 of Units and Shares and $15,000,004 of 8% Preferred Stock (the "Maximum Combined Offering"). See "Terms of the Offering." Upon completion by the Company of the 8% Preferred Offering, the Company will have a minimum of 152,000 and a maximum of 1,136,364 shares of its 8% Preferred outstanding, each share of which is convertible into two fully-registered, freely tradable shares of the Company's Common Stock at $6.60 per share. 8% Preferred is entitled to one vote for each share of Common Stock into which it is convertible and cumulative Distributions with a limit of $1.30 per share per annum, and may not be converted into Common Stock until at least 90 days after the Final Closing and then only for a period ending 60 months thereafter. See "Description of Securities -- General -- 8% Convertible Preferred Stock."

     In order to maintain its qualification as a REIT, the Company Charter contains limits on the aggregate value (as determined by market prices) of shares of Common Stock and 8% Preferred which may be owned by investors. See "Description of Securities -- Restriction on Ownership."

     The Company intends to use investors' money together with borrowed funds to purchase six real estate properties (four if only a Minimum Common Offering is achieved). Between approximately 78% in the Minimum Common Offering and 86% in the Maximum Combined Offering of the total amount of the money raised in the Offering is expected to purchase Properties, and the balance is expected to be used for working capital (9.5% Minimum Common Offering and 2% Maximum Combined Offering), and fees and expenses (13.5% Minimum Common Offering and 9.9% Maximum Combined Offering).

     PURCHASING THE COMPANY'S UNITS, SHARES AND 8% PREFERRED INVOLVES CERTAIN RISKS. (SEE PAGES 11 THROUGH 19.) INVESTORS SHOULD BE AWARE THAT:

     . If the company raises only $15,000,000, it will have little diversification, and an underperforming property will have a greater negative affect on the company.

     . In the case of the Minimum Common Offering, the Company's Properties will be geographically concentrated in the Phoenix, Arizona, metropolitan area, and the results to be achieved by such Properties will be particularly sensitive to the general economic climate in such area.

(Continued on following page)

     SEE THE "RISK FACTORS" SECTION OF THIS PROSPECTUS FOR A COMPLETE DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================
                                            PRICE          SELLING         PROCEEDS TO
                                          TO PUBLIC     COMMISSION(2)     COMPANY(3)(4)
- ---------------------------------------------------------------------------------------
Per Unit(1)                               $     14.00    $     1.05       $     12.95
- ---------------------------------------------------------------------------------------
Per Share                                 $      7.00    $      .53       $      6.47
- ---------------------------------------------------------------------------------------
Total Minimum Common Offering             $15,000,000    $1,125,000       $13,875,000
- ---------------------------------------------------------------------------------------
Total Maximum Common Offering             $35,000,000    $2,625,000       $32,375,000
- ---------------------------------------------------------------------------------------
Per Share of 8% Preferred                 $     13.20    $      .66       $     12.54
- ---------------------------------------------------------------------------------------
Total Minimum Preferred Offering(4)       $ 2,006,400    $  100,320       $ 1,906,080
- ---------------------------------------------------------------------------------------
Total Maximum Preferred Offering(4)       $15,000,004    $  750,000       $14,250,004
- ---------------------------------------------------------------------------------------
Total Combined Maximum Offering           $50,000,004    $3,375,000       $46,625,004
=======================================================================================
                                                        (footnotes on following page)

           The date of this Prospectus is _____________________, 1996
                       BROOKSTREET SECURITIES CORPORATION

(Continued from outside front cover page)

     . The Company will use leverage to acquire its Properties, which would obligate the Company to service indebtedness regardless of income generated by the Properties. Failure to service debt could cause a lender to foreclose on the Property causing a loss of investment. The Company's organization documents contain no limit on the amount of debt the Company may incur. However, the Company does not intend to incur debt in excess of 50% of the gross asset value of its Properties.

     . One Property to be acquired by the Company has experienced losses in the past (an aggregate deficit of $2,736,000 resulting from such losses over the past three calendar years) and could continue to incur losses.

     . There is a potential for a reduction in the Company's cash flow and its rate of distributions to shareholders if a tenant becomes subject to bankruptcy proceedings or otherwise fails to fulfill its monetary obligations to the Company.

     . There will be immediate and substantial dilution to the purchasers of the common stock in the Offering (estimated at $1.51 in a Minimum Common Offering and $1.23 in a Maximum Common Offering.

     . Subject to the Company's continued compliance with listing guides, the Common Stock has been approved for trading on the NASDAQ National Market. Trading is expected to commence after the Final Closing which could occur as long as six months after Initial Closing, thereby delaying an investor's ability to liquidate its shares. A possibility exists that such trading may not materialize; in such case, investors would be able to resell their securities, if at all, only at a significant discount.

     . If the Company fails to qualify as a REIT, it will be taxed as a regular corporation. If the Operating Partnership fails to qualify for taxation as a partnership, it will be treated as an association taxable as a corporation. Either event would reduce the amount available for distribution to shareholders.

Footnotes for table at bottom of outside front cover page

(1) A Unit consists of two shares of Common Stock and one detachable Series "A" Warrant to purchase one share of Common Stock for $7.00. The Series "A" Warrants are immediately exercisable by the holders thereof for one freely-trading Share.

(2) The sales commission is 7.5% for the Units and Shares and five percent for the 8% Preferred. If the Minimum Common Offering is successfully completed, the Company will pay certain fees and expenses reimbursements to the Sales Agent and Soliciting Dealers in addition to the Selling Commission. See "The Offering" section of this Prospectus for a complete description of the amount and terms of such fees and expenses reimbursements.

(3) Proceeds calculated before deducting certain Organization and Offering Expenses (excluding selling commissions) payable by the Company, which expenses are estimated to be $900,000 in a Minimum Common Offering, $930,000 in a Minimum Combined Offering, $1,120,000 in a Maximum Common Offering and $1,570,000 in a Maximum Combined Offering. See "The Offering."



(4)  The Ownership Limit of 9.8% will also apply.

     The money accepted by the Sales Agent and Soliciting Dealers from the sale of Units, Shares and 8% Preferred will be promptly deposited into an interest bearing escrow account at Trust Company of America. The interest earned in this account will be paid to investors. Except as provided in "Terms of the Offering," an Initial Closing will occur shortly after $15,000,000 of Units and Shares are sold. Investors will become shareholders when their funds are transferred from the escrow account to the Company's account. Within 180 days after the Initial Closing, the Offering will be terminated. If the Company does not raise $15,000,000 through the sale of Units and Shares before ________________, 1996 (180 days from the date hereof), investors' funds in the escrow account (including funds deposited for sales of Units, Shares and 8% Preferred) will be returned promptly and the Company will stop selling Units, Shares and 8% Preferred. Assuming that the Initial Closing occurs on the 179th day after the date of this Prospectus, the last possible termination date for the Offering will be ______________, 1997. See "Terms of the Offering" and "The Offering -- Escrow Arrangements."

     UNTIL _________________, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----

PROSPECTUS SUMMARY........................................................................................    1
  The Company.............................................................................................    1
  Risk Factors............................................................................................    1
  Conflicts of Interest...................................................................................    3
  Formation Transactions..................................................................................    3
  The Operating Partnership...............................................................................    6
  Terms of the Offering...................................................................................    6
  Estimated Use of Proceeds...............................................................................    6
  Management..............................................................................................    6
  Investment Objectives and Policies......................................................................    7
  Description of Properties...............................................................................    7
  Tax Status..............................................................................................    8
  Description of Shares and 8% Preferred..................................................................    8
  The Offering............................................................................................   10
  Glossary................................................................................................   10
  Summary Financial Information...........................................................................   11
RISK FACTORS..............................................................................................   13
  Real Estate Investment Risks............................................................................   13
     Amount Available for Investment Limits Diversification...............................................   13
     Geographic Concentration.............................................................................   13
     Historical Operating Losses of Prior Ownership Group.................................................   13
     Risks Associated with Borrowing......................................................................   13
     Dependence on Tenants................................................................................   14
     Bankruptcy of Tenants................................................................................   14
     Delay in Investment in Real Estate...................................................................   14
     Competition for Investments..........................................................................   14
     Potential Environmental Liabilities..................................................................   15
     Risk of Providing Financing to Purchasers of Company's Properties....................................   15
     Risk of Incurring Uninsured Losses...................................................................   15
     Casualty-Related or Condemnation-Related Lease Terminations..........................................   16
     Other Real Estate Investment Risks...................................................................   16
  General Investment Risks................................................................................   16
     Immediate and Substantial Dilution...................................................................   16
     Risk of Investment of Proceeds of the Offering.......................................................   16
     Risk of Inadequate Financing.........................................................................   16
     Lack of Operating History............................................................................   17
     Reliance on Management...............................................................................   17
     Ownership Limit......................................................................................   17
     Potential Securities Act Liability...................................................................   17
     Market Price of Shares May Not Reflect Property Values...............................................   18
     Delay in Trading.....................................................................................   18
     Requirement of Supermajority Shareholders Votes......................................................   18
     Limited Liability of Officers and Directors..........................................................   18
     Effect of Shares Available for Future Sale...........................................................   18
     Benefits to Officers and Directors...................................................................   18

                                                                                                             Page
                                                                                                             ----

Tax Risks.................................................................................................   19
     Failure to Qualify as a REIT or Partnership for Tax Purposes.........................................   19
     Failure to Comply with Anti-Abuse Regulations........................................................   19
     Adverse Effect of REIT Minimum Distribution Requirements.............................................   20
     Changes in Tax Laws..................................................................................   20
  Other Investment Risks..................................................................................   20
     Maryland Law Limitations on Acquisitions and Changes in Control......................................   20
     Changes in Investment and Financing Policies.........................................................   21
     Risk of Insufficient Working Capital.................................................................   21
     Investments in Interest Sensitive Investments........................................................   21
     Investment by Pension or Profit Sharing Trusts, Keoghs or IRAs.......................................   22
     Investment Company Act of 1940.......................................................................   22
THE COMPANY...............................................................................................   22
  General.................................................................................................   22
  Growth Strategy.........................................................................................   23
  Acquisition Strategy....................................................................................   23
TERMS OF THE OFFERING.....................................................................................   23
ESTIMATED USE OF PROCEEDS.................................................................................   25
DISTRIBUTION POLICY.......................................................................................   27
CAPITALIZATION............................................................................................   28
DILUTION..................................................................................................   28
SELECTED FINANCIAL INFORMATION............................................................................   30
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.....................................................................................   33
  Overview................................................................................................   33
  Results of Operations -- Proposed Acquisitions..........................................................   33
  Results of Operations -- Prior Ownership Group..........................................................   34
  Liquidity and Capital Resources.........................................................................   35
  Inflation...............................................................................................   37
CONFLICTS OF INTEREST.....................................................................................   38
MANAGEMENT................................................................................................   38
  Executive Officers and Directors........................................................................   39
  Committees of the Board of Directors....................................................................   41
  Directors and Executive Officers Compensation and Incentives............................................   41
  Limitation of Liability and Indemnification.............................................................   42
  Stock Incentive Plan....................................................................................   43
  401(k) Plan.............................................................................................   44
  Employment Agreements...................................................................................   44
PRINCIPAL SHAREHOLDERS....................................................................................   45
  Principal Shareholders..................................................................................   45
  Director and Officer Stock Ownership....................................................................   46
INVESTMENT OBJECTIVES AND POLICIES........................................................................   46
  Investment Objectives...................................................................................   46
  Investment Limitations..................................................................................   49
  Change in Investment Objectives and Limitations.........................................................   49
  Leasing and Property Management.........................................................................   50
  Financing Strategy/Leverage.............................................................................   50

                                                                                                             Page
                                                                                                             ----

OPERATING PARTNERSHIP AGREEMENT...........................................................................   51
  Management..............................................................................................   51
  Transferability of OP Units.............................................................................   51
  Capital Contributions...................................................................................   51
  Redemption Rights.......................................................................................   52
  Registration Rights.....................................................................................   53
  Operations..............................................................................................   53
  Distributions...........................................................................................   53
  Allocations.............................................................................................   53
  TERM....................................................................................................   54
  Tax Matters.............................................................................................   54
DESCRIPTION OF PROPERTIES.................................................................................   54
  Properties..............................................................................................   55
  Acquisitions............................................................................................   55
  Competition.............................................................................................   55
  Property Descriptions...................................................................................   56
DESCRIPTION OF securities.................................................................................   61
  General.................................................................................................   61
  Restriction on Ownership................................................................................   64
  Distributions...........................................................................................   66
  Repurchase OF Shares....................................................................................   66
  Transfer Agent..........................................................................................   66
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND
BY-LAWS...................................................................................................   67
  Classification of the Board of Directors................................................................   67
  Removal of Directors....................................................................................   67
  Business Combinations...................................................................................   67
  Control Share Acquisitions..............................................................................   68
  Amendment to the Company's Charter......................................................................   68
  Shareholder Meetings and Action By Written Consent......................................................   69
  Limitation of Liability and Indemnification.............................................................   69
  Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Company's
  Articles of Incorporation and By-Laws...................................................................   69
SHARES AVAILABLE FOR FUTURE SALE..........................................................................   70
FEDERAL INCOME TAX CONSIDERATIONS.........................................................................   71
  Summary of Tax Opinions.................................................................................   71
  Federal Income Taxation of the Company..................................................................   72
  Requirements for Qualification..........................................................................   72
  Failure to Qualify......................................................................................   76
  Taxation of U.S. Shareholders...........................................................................   77
  Special Tax Considerations for Foreign Shareholders.....................................................   79
  Information Reporting Requirements and Backup Withholding Tax...........................................   80
  Anti-Abuse Regulations..................................................................................   81
  Tax Aspects of the Operating Partnership................................................................   81
  State and Local Tax.....................................................................................   84
ERISA CONSIDERATIONS......................................................................................   85
  Special Investment Considerations for Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs...   85
  Status of the Company under ERISA.......................................................................   86

                                                                                                             Page
                                                                                                             ----

THE OFFERING..............................................................................................   87
  Offering of Common Stock................................................................................   87
  8% Preferred Offering...................................................................................   88
  Escrow Arrangements.....................................................................................   89
REPORTS TO SHAREHOLDERS...................................................................................   90
LEGAL OPINIONS............................................................................................   90
EXPERTS...................................................................................................   90
SALES LITERATURE..........................................................................................   91
FURTHER INFORMATION.......................................................................................   91
GLOSSARY..................................................................................................   92
FINANCIAL Statements......................................................................................    1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. The more detailed information following this summary is set forth in the same order as the topics appearing in this summary. Investors are encouraged to read this Prospectus for a complete explanation of an investment in the Company. See "Glossary" for the definition of certain capitalized terms used in this Prospectus.

THE COMPANY

     The Company has been formed to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and will be self-administered. The Company proposes to acquire a diversified portfolio of garden-style apartments and suburban commercial and retail income properties in the Western United States. The Properties will be leased to a variety of residential, retail and commercial tenants. The Company will contribute all of the net proceeds from the Offering to American Equity Trust Operating Partnership, L.P., a Delaware limited partnership, in which the Company is the sole general partner (the "Operating Partnership"), and will own an initial 99% interest in the Operating Partnership. Until other limited partners are admitted to the Operating Partnership, the remaining one percent will be held by Arthur P. Herring and Dois Brock. See "Management -- Executive Officers and Directors." Upon the admission of other limited partners, Messrs. Herring and Brock will resign as limited partners. See "Operating Partnership Agreement -- Capital Contribution." The Operating Partnership will acquire certain of the properties described under "Description of Properties" either directly or by forming new limited partnerships with the existing owners.

     The Company, subject to the discretion of the Board of Directors, intends to make regular quarterly distributions commencing with the first full calendar quarter after the Initial Closing. Such distributions will likely be partially a return of capital. The Company must pay out 95% of REIT Taxable Income to qualify as a real estate investment trust for income tax purposes. See "Distribution Policy" and "Federal Income Tax Considerations -- Federal Income Taxation of the Company."

RISK FACTORS

     An investment in the Company has many risks. The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks. The risk factors are organized into Real Estate Investment Risks (the risks of the types of investments in real estate that the Company will make), Corporate Investment Risks (the risks related to an investment in a corporation), Tax Risks (the risks arising from the real estate investment trust tax laws as they apply to the Company) and Other Investment Risks. Please refer to the "Risks Factors" section for a discussion of the following risks:

Real Estate Investment Risks

     . Assuming a Minimum Common Offering, the Company will only be able to purchase four Properties (all apartment buildings), the effect of which would be to limit significantly or eliminate the advantages associated with diversification. An underperforming property will, accordingly, have a material adverse impact on the Company's results of operations.

     . Assuming a Minimum Common Offering, three of four of the Company's investments in real estate will be geographically concentrated in the Phoenix, Arizona, metropolitan area. Such market has experienced a recession over the past several years. The consequences of such geographical concentration is that the Properties will be particularly sensitive to the economic condition in such area.

     . Some of the acquisitions of Properties will be made by borrowing a portion of the purchase price. The Company's organizational documents contain no limits on the amount of debt it may incur. While the Company does not intend to incur debt in excess of 50% of the gross assets value of its Properties, there is no limit on borrowings on individual Properties. The use of leverage presents an element of risk in the event that cash flow is insufficient to meet debt obligations. Failure to service debt on a Property could result in foreclosure by the lender, causing a loss of investment in the Property. In addition, lenders may seek to impose restrictions on future borrowings, distributions and operating policies.

     . One of the Properties to be acquired by the Company has experienced historical operating losses (an accumulated deficit of $2,736,000 resulting from such losses over the past three calendar years). Such Property may continue to do so. In such case, the Company may not be able to service its debt or Distributions might be reduced.

     . The financial failure of a tenant could result in the termination of its lease which, in turn, might cause a reduction in the cash flow of the Company and/or decrease the value of the Property in question. Likewise, the financial failure of a tenant could cause such tenant to become the subject of bankruptcy proceedings which, in turn, could result in a termination of the lease (causing a reduction in cash flow of the Company and the value of the Property) or could adversely affect the lease relationship by potentially capping the Company's recovery of any claims against the bankrupt tenant.

     . In addition to the foregoing risks, there is a variety of other risks associated with investment in real estate generally, which could affect property values. Such risks include competition, general economic conditions, governmental regulations, availability of insurance and others. A return on an investment in the Company will depend, in part, on how quickly the Company is able to locate and acquire suitable Properties.

General Investment Risks

     . Immediate dilution of $1.51 per Share in a Minimum Common Offering and $1.23 per Share in a Maximum Common Offering, in the net tangible book value of the Company's Common Stock will be experienced by purchasers of Shares.

     . The Company's ability to achieve its stated investment objectives and to make Distributions depends on the performance of management in the acquisition and oversight of investments for the Company. The Investors will have no opportunity to evaluate the transaction terms or other relevant economic or financial data concerning investments to be made by the Company. There can be no assurance that income-producing properties will be available on economically attractive terms.

     . The potential profitability of the Company could be affected by the amount of funds from the Offering at its disposal. The investment of a smaller sum of money will result in the acquisition of fewer Properties and, accordingly, less diversification of the real estate portfolio. Lack of diversification will increase the potential adverse affect on the Company of a single underperforming investment.

     . Historically, shares of real estate companies have traded at a discount to their proportionate interest in the appraised value of the underlying assets.

     . The Company has no operating history. Investors will be relying entirely on the ability of the officers and directors of the Company. While management is experienced in investment and management of real estate, it has no experience in the operation of a real estate investment trust. Management decisions, therefore, could affect the value of the assets.

     . The Articles of Incorporation of the Company restrict ownership of more than 9.8% of the value of the Company's outstanding equity shares by one person. Additionally, to protect the Company's qualification as a REIT, an ownership limit was placed on the purchasers of 8% Preferred so that no person could Beneficially Own 8% Preferred and other equity securities of the Company in excess of five percent of the value of the Company's outstanding equity shares. Value is determined by market prices. Such restrictions may discourage a change of control.

     . The Company has potential rescission liability for the sale of approximately $56,000 principal amount of its 10% Convertible Promissory Notes, due October 1, 1996, Series B which were sold without an exemption from registration under the Securities Act.

    . Subject to the Company's continued compliance with listing guides, the Common Stock has been approved for trading on the NASDAQ National Market. Trading is expected to commence after the Final Closing which could occur as long as six months after the Initial Closing, thereby delaying an investor's ability to liquidate its shares. A possibility exists that no trading will materialize in which case an investor may be able to resell the securities, if at all, only at a significant discount.

Tax Risks

     . If it fails to qualify as a REIT, the Company will be taxed as a corporation and would not be allowed a deduction for distributions to shareholders which would adversely affect cash flow available for Distributions.

     . If the Operating Partnership were not deemed to be a partnership for tax purposes, it would be taxed as a corporation and the Company could cease to qualify as a REIT as a result thereof which, in each case, would adversely affect cash flow available for Distributions to shareholders.

CONFLICTS OF INTEREST

     Arthur P. Herring, the Chief Executive Officer of the Company, has been engaged in the acquisition, financing and management of real estate properties for the last 24 years through various corporate and other private entities, in one of which he will continue to retain an interest. In the future, neither Mr. Herring nor any of the principal officers of the Company may acquire an interest in properties or develop or manage properties which meet the investment parameters of the Company without the consent of the Board of Directors, including a majority of the Independent Directors, of the Company. The "Conflict of Interests" section of this Prospectus more fully describes potential conflicts of interest and the manner in which such conflicts will be managed.

FORMATION TRANSACTIONS

     The principal transactions in connection with the formation of the Company and the Operating Partnership and the acquisition of the Properties (collectively, the "Formation Transactions") have been and will be, as follows:

     . In 1993, American Equity Trust Funding, Inc., a California corporation ("Funding Co."), was organized to explore the formation of a REIT and to raise funds to finance the formation of the Company and the Company's public offering of equity securities. In October 1995, when Funding Co. had a total of 86 shareholders, the shareholders of Funding Co. (other than management of the Company) exchanged their shares for an aggregate 114,286 shares of the Company's Common Stock, 151,500 shares of the Company's 1995 Convertible Preferred Stock and 182,133 Series "D" Warrants. At the same time, members of management of the Company plus a principal shareholder of the Company exchanged their shares for an aggregate 870,000 shares of the Company's 1995 Convertible Preferred Stock and 281,000 Series "D" Warrants. The allocation of such securities is as follows:

                 Number and Class of Security                       Allocated to
                 ----------------------------                       ------------
                             1995 Convertible    Series "D"
             Common Stock    Preferred Stock      Warrants
             ------------    ----------------    ----------
                114,286           151,500         182,133           Shareholders in Funding Co.
                                                                    not affiliated with the
                                                                    Company
                  -0-              95,000(1)       45,000(2)        Dois Brock (President of the
                                                                    Company
                  -0-             360,000(1)      107,500(2)        The Danube Rousse Inc.,
                                                                    an affiliate of Arthur P.
                                                                    Herring (Chairman of the Board,
                                                                    Chief Executive Officer and
                                                                    Chief Financial Officer of the
                                                                    Company)
                  -0-             360,000(1)      107,500(2)        Regent IV Trust, a principal
                                                                    shareholder of the Company
                  -0-              25,000(1)          -0-           Jacob Segal (Vice President of
                                                                    the Company)
                  -0-              30,000(1)       10,000(2)        Gerald S. Weisstein (Director
                                                                    of the Company)

          -----------------------
          (1) The economic value of such shares in excess of the amount contributed for shares in Funding Co. was negligible. However, each of such shares have equal voting power with shares of Company Common Stock.
          (2) The Series "D" Warrants had no economic value at the time of issuance for Funding Co. shares. See "Description of Securities -- General -- Series "D" Warrants" for restrictions of the exercisability of such Warrants. If exercisable, the exercise price is $3.50 per share, half of the per share offering price of Shares in this Prospectus.

     . In October 1995, the Company formed the Operating Partnership with Messrs. Herring and Brock acting as initial limited partners. Messrs. Herring and Brock will resign as limited partners upon admission of additional limited partners to the Operating Partnership.

     . The Company will raise a minimum of $15,000,000 from sale of Units or Shares. It may also raise a minimum of $2,006,400 from sale of 8% Preferred. The net proceeds from such sales will be contributed directly to the Operating Partnership and used to acquire Properties. See "Terms of the Offering." Upon completion of such transactions, the Company will have an initial 99% general partnership interest in the Operating Partnership.

     . Essentially, simultaneously with the Initial Closing, the Operating Partnership will acquire certain Properties. See "Description of Properties." None of the Company's officers or directors are affiliated with the sellers of the Properties. The purchase price for each of the Properties was determined by arm's-length negotiation between the Company and the sellers of such Properties. No appraisals were obtained for acquisition purposes as the Company has determined the value of the Properties is adequately reflected by their acquisition costs. This determination was made by comparing the overall income capitalization rates, values per square foot, and/or values per unit to comparable sales and listings in the applicable marketplaces. See "-- Description of Properties" for information about sellers' book values for these Properties.

     . The Company will enter into employment agreements with Mr. Herring and Mr. Brock. Each will be for a five-year term subject to automatic one-year extensions unless terminated. The annual base compensation for Messrs. Herring and Brock is $100,000 and $72,000, respectively. Performance bonuses based on REIT industry standards will be considered by the Compensation Committee. Each will have certain "piggyback" registration rights, and each will be entitled to significant severance payments in the event of a change of control of the Company. See "Management --Employment Agreements" and "Risk Factors -- General Investment Risks -- Benefits to Officers and Directors." Upon completion of the Initial Closing, the Company expects to have eight full-time employees.

     The following diagram shows the beneficial ownership of the Company and the Operating Partnership upon completion of the formation of the Company and the Operating Partnership and assumes completion of the Minimum Common Offering:

         -------------------------------------------------------------
                          American Equity Trust Inc.
                                (the "Company")
                     .  84.4% owned by public shareholders
                     .  15.6% owned by Management(1)
         -------------------------------------------------------------
                                      |
                                      |
         -------------------------------------------------------------
               American Equity Trust Operating Partnership, L.P.
                         (the "Operating Partnership")
                     .  99% owned by the Company, the sole
                        general partner of the Operating Partnership
                     .  1% owned initially by OP Limited Partners
                        who are members of management
         -------------------------------------------------------------
                                      |
                                      |
                      -----------------------------------
                           Four Properties(3)(4)(5)
                                     100%
                      -----------------------------------

(1) Includes holdings of 1995 Convertible Preferred Stock which has voting rights. Excludes potential increase in ownership through exercise of options and warrants not presently exercisable.
(2) No interests in the Operating Partnership (the "OP Units") are expected to be exchanged for Properties immediately after either the Initial or the Final Closing. Messrs. Herring and Brock, in the aggregate, hold a one percent interest in the Operating Partnership for the sole purpose of forming it and having it available for future property acquisitions using OP Units. Upon the admission of additional OP Limited Partners, Messrs. Herring and Brock will withdraw from the Operating Partnership in exchange for a return of their nominal capital contributions.
(3) Sandpainter Apartments, Northwest Garden Apartments, Orangewood Place Apartments and Arrow Village Apartments. Assumes completion of a Minimum Common Offering.

(4) If an aggregate of $35,000,000 of Units, Shares and 8% Preferred is sold in this Offering, two additional Properties will be acquired (Hewlett-Packard Building and Westwood Self-Storage/Sportmart Building) by forming two new limited partnerships with the respective sellers. See "Description of Properties."
(5) If more than an aggregate of $35,000,000 of Units, Shares and 8% Preferred is sold in this Offering, the excess will be used to reduce debt on the Properties and to acquire one or more additional properties of the nature described in "Investment Objectives and Policies."

THE OPERATING PARTNERSHIP

     The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for an approximately initial 99% general partnership interest. The Operating Partnership was formed under Delaware law in October 1995. The Operating Partnership will own and lease the Properties directly or through limited partnerships, except to the extent the Company decides to hold a property directly. Pursuant to the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), the Company is the sole general partner, and, as such, will have responsibility and discretion for the management and control of the Operating Partnership and its assets. The Operating Partnership's limited partners (the "OP Limited Partners"), in their capacity as OP Limited Partners, will have no authority to transact business for, or participate in, the management or decision-making of the Operating Partnership, except as may be required by applicable law. See "Operating Partnership Agreement."

TERMS OF THE OFFERING

     The Company is offering its Units, Shares and 8% Preferred on a "best efforts" basis, which means that no one is guaranteeing how much capital will be raised. No Units or Shares will be issued pursuant to this Offering unless at least $15,000,000 of Units or Shares is purchased by more than 400 investors. The Company may sell as much as $35,000,000 in Units and Shares. In addition, the Company may sell a minimum of $2,006,400, and as much as $15,000,004, of 8% Preferred. No sales of 8% Preferred will occur unless the Minimum Common Offering is achieved.

ESTIMATED USE OF PROCEEDS

     The money raised in this offering will be combined with borrowed funds to purchase real estate and to pay all of the Company's expenses. Depending on the size of the Offering, between approximately 78% and 86% of the money raised in the Offering is expected to be invested in real estate and the balance will be used as working capital, to pay acquisition fees and expenses and to pay expenses and fees of the Offering. A detailed breakdown of the Company's estimates of the use of the capital raised in the Offering is provided in the "Estimated Use of Proceeds" section of this Prospectus.

MANAGEMENT

     The Board will oversee the management of the Company. The Board consists of five directors, three of whom are not employees of the Company. The directors were elected to staggered three year terms by the shareholders.

     For the background of the individuals responsible for the management of the Company, please see the "Management" section of this Prospectus.

     The Company has offices at 2221 Rosecrans Avenue, Suite 110, El Segundo, California 90245, telephone: 310-536-0926 and telecopier: 310-643-8353.

INVESTMENT OBJECTIVES AND POLICIES

     The Company's investment objectives are:

     . To pay predictable quarterly Distributions which grow as a result of increases in property cash flows and capital gains from sale of properties.

     . To purchase a portfolio of income-producing residential, retail and commercial real estate that will increase in value.

     . To increase the Company's equity in its real estate by making regular mortgage principal payments.

     The Company will try to achieve these objectives by purchasing a diversified portfolio of garden-style apartments and suburban commercial and retail income properties in the Western United States. The Properties will be leased to a variety of residential, retail and commercial tenants. The amount of money raised by the Company in the Offering and borrowed from lenders will affect the number of Properties the Company will be able to purchase. The more Properties the Company purchases, the more diversified it will be and the less it will be affected by any single Property that does not perform as expected.


     While the Company intends to hold each Property it acquires for an extended period of time, circumstances may require the early sale of a certain Property. It may also elect to refinance one or more of its Properties. The Company may reinvest all or a portion of the proceeds of the sales or refinancing of Properties.

     The Company's investment objectives can be changed by the Board of Directors without the approval of the shareholders. While the Company intends to achieve its objectives by purchasing a diversified portfolio of income producing properties (see "Description of Properties"), the Company's investment policies may vary as new investment techniques evolve. The techniques used by the Company to achieve its objectives may be changed by the Board (including a majority of the Independent Directors) without the approval of the shareholders. Any such change may affect the types of non-real estate short term investments in which the Company invests during the interim periods in which capital is not fully invested in Properties.

DESCRIPTION OF PROPERTIES

     The Company has contracts to purchase interests in six Properties. The table set forth below identifies such Properties in their anticipated order of acquisition, their respective use, their respective purchase prices and their respective sellers' book value. If a Minimum Common Offering, or a Minimum Combined Offering, is completed, Management expects to acquire only the first four of such Properties. There can be no assurance that the purchase of all of such Properties will occur.

 Properties in the Expected Order in                                               Purchase          Sellers' Book
 Which Purchases Will be Made (1)(2)                         Use                   Price(3)             Value(4)
 -----------------------------------                         ---                   -----                -----

 A.  Sandpainter Apartments                    116 Unit garden-style apartments   $ 2,200,000         $ 1,667,144
     2225 West Indian School Road
     Phoenix, Arizona

 B.  Northwest Garden Apartments               198 unit garden-style apartments   $ 6,950,000         $ 3,118,666
     9350 North 67th Avenue
     Peoria, Arizona

 C.  Orangewood Place Apartments                84 unit garden-style apartments      $ 1,800,000         $ 1,182,869
     7328 North 27th Avenue
     Phoenix, Arizona

 D.  Arrow Village Apartments                   82 unit garden-style apartments      $ 3,250,000         $ 2,209,379
     186615 Arrow Highway
     Azusa, California

 E.  Westwood Self-Storage                      36,000 square foot retail use and    $12,900,000         $ 9,688,890
     and Sportmart Building                     104,000 square foot self storage
     1901 Sepulveda Boulevard
     Los Angeles, California

 F.  Hewlett-Packard Building                   87,665 square foot Class A, eight    $16,000,000         $13,767,124
     5805 Sepulveda Boulevard                   story office building
     Van Nuys, California

- -----------------------
(1) While management expects to acquire the Properties in this order, circumstances may change requiring rearrangement of the acquisition order.
(2) Please refer to "Description of Properties" for a more detailed description of such Properties' use and price.
(3) The purchase price for each Property was determined through arm's-length bargaining with unaffiliated sellers. In conducting such negotiations, the Company's management had access to per unit or per square foot prices (as applicable), and capitalization rates for comparable buildings. Management believes the per unit or per square foot sales price or capitalization rate support the purchase prices. No independent appraisals were obtained.
(4) These amounts represent sellers' book value for the Properties at December 31, 1995, net of depreciation, and are based on information received from sellers by the Company.

     The Company is currently evaluating other potential property acquisitions. Prior to the Initial or Final Closing, when it appears likely that the Company will purchase one or more additional Properties, a description of such Properties will be made available to all potential investors in a document called a supplement. Investors should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, the Company or seller will decide not to complete the sale.

TAX STATUS

     The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. If the Company qualifies for taxation as a REIT, then under current federal income tax laws, the Company generally will not be taxed at the corporate level to the extent it currently distributes at least 95% of its net taxable income to its shareholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property and to federal income and excise tax on its undistributed income. Thelen, Marrin, Johnson & Bridges, tax counsel to the Company, will provide an opinion addressing (i) the correctness and completeness of the description of the tax consequences material to the purchase, ownership and disposition of the Common Stock; (ii) the classification of the Operating Partnership as a partnership for federal income tax purposes and (iii) the organization and proposed method of operation of the Company to enable it to qualify as a REIT under the Code.

DESCRIPTION OF SHARES AND 8% PREFERRED

General

     A shareholder's investment will be recorded on the books of the Company. Certificates representing the securities offered hereby will be issued to investors as soon as practical. A shareholder wishing to transfer his or her Shares and 8% Preferred will be required to send the applicable certificate with the transfer request to the

Company's transfer agent. The Company will provide the required form upon request. The Company expects to make Distributions quarterly beginning after the first full quarter of the Company's operations as a REIT. The Board will determine the amount of the Distributions paid by the Company.

Shareholder Voting Rights and Limitations

     Ameeting of shareholders will be held each year for the election of directors whose term has expired. Other business matters may be presented at the annual meeting or at special shareholder meetings. Shareholders are entitled to one vote for each share of Common Stock owned on all matters that must be voted on by shareholders, including the election of directors. In addition to voting rights accorded to the Common Stock, each share of 8% Preferred and 1995 Convertible Preferred Stock is entitled to one vote for each share of Common Stock into which it is convertible, disregarding fractional shares. Shareholders who are in the minority on questions presented for shareholder vote will be bound by the decision of the applicable majority on the question voted upon.

     Shareholder approval is required under Maryland law and the Company's Charter and bylaws (the "Organizational Documents") for certain types of transactions and corporate action, including mergers, share exchanges, asset sales, amendments to the Articles of Incorporation and dissolution. Because the Company's Charter does not provide otherwise, a two-thirds vote of the Company's shareholders is required to approve such actions. Shareholders objecting to the terms of a merger, sale or other disposition of substantially all of Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances.

Liquidation Preference; Distributions; Convertibility of 8% Preferred

     Upon liquidation of the Company, holders of outstanding 8% Preferred will be entitled to receive $13.20 per share, plus any accrued but unpaid Distributions, before any liquidating distributions are paid to other shareholders. Each share of 8% Preferred is entitled to receive cumulative Distributions equal to the greater of eight percent of the preferred liquidation amount or the per share combined Distributions paid on two shares of the Common Stock, with a maximum of $1.30 per share. Distributions accrue from the date of issuance of 8% Preferred. For a period of 60 months commencing 90 days after the Final Closing, at the option of the holder, each share of 8% Preferred is convertible into two shares of Common Stock, subject to normal anti-dilution adjustments.

Limitation on Share Ownership

     The Charter of the Company restricts ownership by one Person of more than 9.8% of the value of the outstanding equity securities. Value will be determined by market price. In addition, no Person may, directly or indirectly, acquire Beneficial Ownership of a number of shares of 8% Preferred that, when added to other equity shares of the Company Beneficially Owned by such Person, would exceed five percent of the value of the outstanding equity shares of the Company. See "Description of Shares -- Restriction on Ownership." These restrictions are designed to facilitate compliance with certain share accumulation restrictions imposed on REITs by Code.

     For a more complete description of the securities offered hereby, including certain limitations on the ownership such securities, please refer to the "Description of Securities" section of this Prospectus.

THE OFFERING

 Shares of Common Stock                Minimum        2,142,858(1)
 Offered by the Company                Maximum        5,000,000(1)
  Shares of Common Stock               Minimum        2,417,572(2)
   Outstanding after the Offering      Maximum        5,274,714(2)
   AMRE Symbol
  Shares of 8% Preferred               Minimum          152,000(3)
  Offered by the Company               Maximum        1,136,364

- -----------------------

(1) In no event will there be fewer than 2,142,858 shares of Common Stock sold in the form of Units or Shares prior to the Initial Closing.
(2) Includes Shares to be sold in this Offering and 274,714 shares of Common Stock presently outstanding. Excludes an aggregate of up to 1,071,429 Shares for a Minimum Common Offering and 1,750,000 Shares in a Maximum Common Offering issuable at any time following the Initial Closing to holders of Series "A" Warrants, upon exercise of such warrants at the holders' option. Also excludes 185,000 Shares issuable upon exercise of options to be issued pursuant to the Company's 1995 Stock Incentive Plan and upon exercise of certain warrants and conversion of certain 1995 Convertible Preferred Stock. See "Description of Securities."

(3) No sales will be completed until the Company has sold enough Units and Shares to reach the Minimum Common Offering. There must be at least $2,006,400 of 8% Preferred sold before any 8% Preferred will be issued. See "Terms of the Offering."

     The section of this Prospectus called "The Offering" describes the manner in which the Company will sell its Units, Shares and 8% Preferred and the fees and expenses the Company will pay in connection with the Offering.

GLOSSARY

     Words in this Prospectus that are capitalized are defined in the "Glossary" section. In order to make this Prospectus easier to read, a simplified definition of certain capitalized words has been provided. These simplified definitions do not convey all of the intricacies of the defined word and investors are encouraged to refer to the "Glossary" section for the complete definition.

SUMMARY FINANCIAL INFORMATION

     The following pro forma summary financial information should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. The pro forma information assumes the completion of a Minimum Common Offering, a Minimum Combined Offering, a Maximum Common Offering and a Maximum Combined Offering and the use of the net proceeds therefrom. Management considers funds from operations as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") to be an appropriate measure of the performance of an equity REIT. (See Note 2 below.) Note, however, that the "Funds from Operations" measure presented by the Company may not be comparable to other similarly titled measures used by other REITs. Funds from Operations should not be viewed as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

                                                                     Year Ended
                                                                  December 31, 1995
                                                 --------------------------------------------------
                                                 Pro Forma     Pro Forma    Pro Forma    Pro Forma
                                                  Minimum       Minimum      Maximum      Maximum
                                                   Common      Combined       Common      Combined
                                                  Offering     Offering      Offering     Offering
                                                 ----------   -----------   ----------   ----------
                                                          (in thousands except per share)
OPERATING DATA:
 Rental revenues..............................    $  2,478      $  2,478     $  6,164     $  6,164
 Income before minority interest..............          79           273        1,180        1,731
 Net income...................................          79           273        1,124        1,676
 Net income attributable to common shares.....          79           112        1,124          476
 Net income (loss) per common share(1)........        0.02          0.03         0.17         0.07
 Average number of shares outstanding(1)......       3,753         3,753        6,609        6,609
 Ratio of earnings to fixed charges and
  preferred dividends.........................        1.41          1.70         3.04         1.40

BALANCE SHEET DATA:
 Real estate after accumulated depreciation...    $ 14,320      $ 14,320     $ 41,783     $ 41,783
 Total assets.................................      16,341         15,71       42,967       48,305
 Total debt...................................       2,500             -        8,462            -
 Stockholders' equity.........................      13,343        15,213       31,623       45,423

OTHER DATA:
 Pro forma Funds from Operations(2):
  Income before minority interest.............          79           274        1,180        1,731
  Depreciation................................         534           534        1,565        1,565
  Minority interest share.....................           -             -          (55)         (55)
                                                  --------      --------     --------     --------
   Pro forma Funds from operations............         613           807        2,690        3,241
 Cash flows from operating activities.........         862         1,055        3,117        3,668
 Cash flows from investing activities(3)......     (12,224)      (12,224)     (23,346)     (23,346)
 Cash flows from financing activities(4)......      13,529        12,770       23,700       27,979
 At end of period:
  Commercial Properties.......................           -             -            2            2
  Apartment Properties........................           4             4            4            4

                                                                 Three Months Ended
                                                                   March 31, 1995
                                                 --------------------------------------------------
                                                 Pro Forma     Pro Forma    Pro Forma    Pro Forma
                                                  Minimum       Minimum      Maximum      Maximum
                                                   Common      Combined        Common      Combined
                                                  Offering     Offering       Offering     Offering
                                                 ----------   -----------    ----------   ----------
                                                          (in thousands except per share)
OPERATING DATA:
 Rental revenues..............................     $   655      $   655      $ 1,558      $ 1,558
 Income before minority interest..............          88          136          305          481
 Net income...................................          88          136          302          479
 Net income attributable to common shares.....          88           96          302          179
 Net income (loss) per common share(1)........        0.02         0.03         0.05         0.03
 Average number of shares outstanding(1)......       3,753        3,753        6,609        6,609
 Ratio of earnings to fixed charges and
  preferred dividends.........................        2.83         3.40         2.72         1.60

BALANCE SHEET DATA:
 Real estate after accumulated depreciation...      14,320       14,320       41,728       41,728
 Total assets.................................      16,587       15,957       43,157       48,495
 Total debt...................................       2,500            -        8,462            -
 Stockholders' equity.........................      13,343       15,213       30,490       44,290

OTHER DATA:
 Pro forma Funds from Operations(2):
  Income before minority interest.............          88          136          305          481
  Depreciation................................         133          133          391          391
  Minority interest share.....................           -            -           (3)          (3)
                                                   -------      -------      -------      -------
   Pro forma Funds from operations............         221          269          693          869
 Cash flows from operating activities.........         159          207          578          755
 Cash flows from investing activities(3)......         (26)         (26)         (26)         (26)
 Cash flows from financing activities(4)......         (11)        (164)         (39)        (304)
 At end of period:
  Commercial Properties.......................           -            -            2            2
  Apartment Properties........................           4            4            4            4

- -----------------------

(1) Assumes 3,752,822 (Minimum Common Offering) and 6,609,964 (Maximum Common Offerings) weighted average number of shares of Common Stock outstanding including the dilutive effect of 463,133 Series "D" Warrants and 72,500 Series "E" Warrants plus the dilutive effects of the 1995 Preferred Convertible shares and both series of the 10% Convertible Notes. Net income (loss) per common share also assumes that annual preferred dividends of $160,562 (Minimum Combined Offering) and $1,200,000 (Maximum Combined Offering) will be paid.

(2)  "Funds from Operations" as defined by the NAREIT equals net income or
     (loss) excluding gains or (losses) from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations to be an appropriate measure of the performance of an equity REIT. Note, however, that the "Funds from Operations" measure presented by the Company may not be comparable to other similarly titled measures used by other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity.

(3) Represents historical improvements and additions to properties which are assumed to equal estimated improvements and acquisitions of the Properties in the amounts of $11,820,000 (Minimum Offerings) and $22,938,139 (Maximum Offerings).

(4) Includes (i) net proceeds from the Offerings of $12,975,006 (Minimum Common Offering), $14,845,006 (Minimum Combined Offering), $31,255,000 (Maximum Common Offering) and $45,055,004 (Maximum Combined Offering), (ii) repayment of mortgage notes from proceeds of the Offerings of $2,500,000 (Minimum Combined Offering), $8,000,000 (Maximum Common Offering) and $16,461,861 (Maximum Combined Offering) and (iii) dividends on preferred stock of $160,512 (Minimum Combined Offering) and $1,200,000 (Maximum Combined Offering).

                                  RISK FACTORS

     An investment in the Company involves various risk factors including risk factors related to investing in real estate, risk factors related to investing in a corporation, tax risks and other general investment risks. In addition to the factors set forth elsewhere herein, prospective investors should consider the following:

REAL ESTATE INVESTMENT RISKS

     AMOUNT AVAILABLE FOR INVESTMENT LIMITS DIVERSIFICATION(ONLY A LIMITED NUMBER OF PROPERTIES MAY BE ACQUIRED). If only $15,000,000 is raised in the Offering by the Company, four Properties would be able to be acquired. All four of such Properties are apartment buildings. A Property which did not perform well would have a disproportionately greater impact on the profits or losses of the Company than if more Properties were purchased. Thus, underperformance of a Property would adversely affect the operations of the Company.

     GEOGRAPHIC CONCENTRATION (PERFORMANCE SENSITIVE TO ECONOMIC FACTORS IN THE
AREA). In a Minimum Common Offering, three of the four initially selected Properties are located in the Phoenix, Arizona, metropolitan area and in a Maximum Common Offering, three of the six initially selected Properties are expected to be located in each of the Los Angeles, California, and Phoenix, Arizona, metropolitan areas. The performance of the Company will be influenced by economic developments in both of such market areas. Over the past few years, the economic trend for real estate in the Los Angeles area has been recessionary in nature. Over the same period, the economic trends for real estate in Phoenix, Arizona have been recovering from a severe past real estate recession. The results of economic recession include general increases in vacancies and general decreases in rents received from residential, retail and commercial lessees. The effect on the Company of such geographic concentration is to make the performance of the Company extremely sensitive to economic conditions in the market areas in which the Company will purchase its properties. Two of the Phoenix, Arizona, Properties are located within a five-mile radius and could be viewed to be competitive with each other, although management does not believe there is direct competition to a significant degree.

     HISTORICAL OPERATING LOSSES OF PRIOR OWNERSHIP GROUP (OPERATING LOSSES FOR ONE PROPERTY COULD CONTINUE). Prior owners of the Hewlett-Packard Building experienced historical operating losses based on existing levels of operating expenses and debt of approximately $536,000, approximately $709,000 and approximately $519,000, respectively, for the years ended December 31, 1995, 1994 and 1993. The accumulated deficit attributable to such operating losses is $2,736,000. See "Prior Ownership Group -- Combined Statements of Operations" in the Financial Statements section of this Prospectus. There can be no assurance that the Company's proposed methods of operation for this Property will be successful in eliminating such operating losses in the future. As a result of the small number of Properties to be acquired by the Company, continuing operating losses by this Property could have a material adverse impact on the Company's overall profitability.

     RISKS ASSOCIATED WITH BORROWING (LEVERAGE REQUIRES COMPANY TO SERVICE DEBT REGARDLESS OF REVENUE GENERATED). Some of the acquisitions of Properties will be made by assuming existing mortgage debt or borrowing a portion of the purchase price thereof and securing the loan with a mortgage on such Property. The Company's organizational documents contain no limit on the amount of debt it may incur. While the Company does not intend to incur debt in excess of 50% of the gross asset value of its Properties, there is no limit on borrowings on individual Properties. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise could, it presents an element of risk in the event that the cash flow from lease payments on its Properties is insufficient to meet its debt payment obligations. Certain loans may not be fully paid by the time the leases (not including renewal periods) on applicable Properties expire. If a tenant does not renew its lease with respect to any Property, the Company may not have sufficient cash flow to make the required debt payments with respect to such Property unless it is able to re-lease such Property. If the Company does not make its debt payments as required, a lender could foreclose on the Property or Properties securing such debt, and the Company could lose part or all of its investment in such Properties.

     Lenders to the Company may seek to impose restrictions on future borrowings, distributions and operating policies of the Company. It is not possible to ascertain in advance what restrictions may be imposed. As of the date of this Prospectus, the Company had not created or assumed any indebtedness for borrowed money. See "Investment Objectives and Policies -- Financing Strategy/Leverage."

     DEPENDENCE ON TENANTS (DEFAULTS BY LESSEES AFFECT CASH FLOW). In leases, the financial failure of a tenant could result in the termination of its lease which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments, the Company would lose the net cash flow from such tenant, but might be able to use cash generated from other Properties to meet the mortgage payments, if any, on such Property in order to prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to lease the Property (or portion thereof) for the rent previously received or sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants.

     BANKRUPTCY OF TENANTS (BANKRUPTCIES COULD AFFECT COMPANY'S RECOVERY OF RENTAL PAYMENTS). The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease (absent collateral securing the claim) would be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments).

     DELAY IN INVESTMENT IN REAL ESTATE (RATE OF RETURN ON AN INVESTMENT DEPENDS ON TYPE AND TIMING OF INVESTMENT OF PROCEEDS AND QUALITY OF INCOME STREAM). The return on an investment in the Company will depend, in part, on how quickly the Company is able to complete purchases of identified Properties and locate additional suitable properties. The Company's acquisition of a proposed Property could be delayed by an inability to obtain financing as a result of either the unattractiveness of financial or other terms of such financing or the lack of lenders providing financing on any terms. There can be no assurance that the Company's capital will be fully committed to property investments in a timely manner. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." Furthermore, a return on investment also depends on the dependability of the income stream generated by a Property which the Company purchases. Prior to acquiring properties, the Company's capital will be invested generally in U.S. government securities, certificates of deposit from financial institutions having a net worth of at least $100,000,000 or other short-term investments that are easily convertible into cash ("Permitted Temporary Investments"). See "Investment Objectives and Policies." The rate of return on Permitted Temporary Investments may be less than the returns from investments in Properties. Furthermore, prior to the acquisition of Properties, the Company may not be able to qualify as a REIT and may not be entitled to depreciation and other deductions.

     COMPETITION FOR INVESTMENTS (COMPETITION COULD AFFECT PRICE OF PROPERTIES AND AMOUNT OF RENTS RECEIVED, AND, CONSEQUENTLY, AMOUNT OF RETURN). In connection with the making of investments, the Company may experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, limited partnerships, other REITs and other entities with objectives similar to those of the

Company and which may have greater financial resources or experience. An increase in the availability of funds for real estate investment may increase competition in the making of investments and may reduce the yields available to the Company. Competition for investments could reduce the return which the Company might otherwise be able to obtain.

     POTENTIAL ENVIRONMENTAL LIABILITIES (SIGNIFICANT EXPENSES COULD BE INCURRED IF ENVIRONMENTAL PROBLEMS ARISE). Under various federal and state environmental laws, current or former owners of real estate may be required to investigate and clean up hazardous or toxic substances at such property, or may be held liable to governmental entities or to third parties for property damage and for investigation and clean up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to the liability under such laws whether the owner knew of or caused the presence of the contamination, and has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The Company will generally seek to include a provision in its leases providing that the tenant is responsible for all environmental liabilities and for compliance with environmental regulation.
Such a provision, however, does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to the lease. The Company's leases may also provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean up of site contaminated can be substantial, and the fact that the property is or has been contaminated even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and cost that it incurs in connection with the contamination, and certain state and environmental laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

     Other federal, state and local laws and regulations govern the removal or encapsulation of asbestos-containing material when such material is in poor condition in the event of building, remodeling, renovation or demolition. Still other federal, state and local statutes and regulations may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance. In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits and approvals in connection with, the discharge of waste, wastewater and other water pollutants, the emission of air pollutants, the operation of air polluting equipment, the generation and management of materials classified as hazardous waste and workplace health and safety. Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property, which could effect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the property, could be held accountable by governmental authorities for such violation and could be required to correct the violation.

     RISK OF PROVIDING FINANCING TO PURCHASERS OF COMPANY'S PROPERTIES (THIS PRACTICE COULD DELAY CASH RECEIPTS). The Company may find it necessary or desirable to provide financing to purchasers of Properties it wishes to sell. This financing may cause any proceeds from the sale of Properties to be delayed beyond the time of the disposition of Properties and until such time as any loans are repaid or sold. The Company may find it necessary to provide financing in circumstances where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the Property than it would without the financing.

     RISK OF INCURRING UNINSURED LOSSES (ABSENCE OF INSURANCE MAY RESULT IN LOSS OF INVESTMENT CAPITAL). The Company typically will require tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that are prohibitive. Three of the Properties which the Company may purchase are located in the Los Angeles, California, metropolitan area and one of them is located in an area near the site of the 1994 Northridge earthquake. Earthquake insurance is not available with respect to these Properties. In the event that an uninsured disaster should occur, or in the event a commercial tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company or the subsidiary that owns the Property affected by the loss.

     CASUALTY-RELATED OR CONDEMNATION-RELATED LEASE TERMINATIONS (AMOUNTS RECEIVED COULD BE LESS THAN FAIR MARKET VALUE OR ANTICIPATED REVENUES). The leases of Properties may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's cash flow and the diversification of its net lease investments.

     OTHER REAL ESTATE INVESTMENT RISKS (ADDITIONAL FACTORS COULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS AND RATE OF RETURN ON INVESTMENT). In addition to the foregoing specific real estate investment risks, there are numerous other risks which could affect the Company's performance. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the related properties. If the Properties do not generate sufficient income to meet operating expenses, including debt service, lease payments, capital expenditures and tenant improvements, the Company's income and ability to make Distributions to its shareholders will be adversely affected. Income from the Properties may be adversely affected by the general economic climate, local conditions, such as oversupply of space or reduction in demand for rental space in the area, the attractiveness of the Properties to tenants, competition from other available space, the ability of the Company to provide adequate maintenance, insurance and increased operating costs (including real estate taxes). Income from properties in general and real estate values are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing. In addition, real estate investments are relatively illiquid and, therefore, would tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions.

GENERAL INVESTMENT RISKS

     IMMEDIATE AND SUBSTANTIAL DILUTION (INVESTORS WILL EXPERIENCE DILUTION). Investors are subject to immediate and substantial dilution estimated to be $1.51 per share in a Minimum Common Offering and $1.23 per share in a Maximum Common Offering. See "Dilution."

     RISK OF INVESTMENT OF PROCEEDS OF THE OFFERING (INVESTORS MUST RELY SOLELY ON JUDGMENT OF MANAGEMENT IN MANAGING THE COMPANY). The Company's ability to achieve its stated investment objectives and to pay Distributions depends upon the performance of management in the acquisition of investments for the Company. In general, shareholders will have no opportunity to evaluate the transaction terms and other relevant economic or financial data concerning investments to be made by the Company. There can be no assurance that desirable income-producing properties will be available on economically attractive terms. In addition, the profitability of the Company could be affected by the amount of available funds. The Offering will be closed with Gross Offering Proceeds of not less than $15,000,000 nor more than $50,000,004 (assuming no exercise of the overallotment option). A smaller amount of Gross Offering Proceeds may result in the acquisition of fewer properties and less diversification of the Company's real estate portfolio, thereby increasing the potential impact of any investment which performs below expectations.

     RISK OF INADEQUATE FINANCING (WOULD DIRECTLY AFFECT DIVERSIFICATION GOALS). The Offering will be closed with Gross Offering Proceeds of not less than $15,000,000 nor more than $50,000,004. The potential profitability of the Company could be affected by the amount of funds from the Offering at its disposal. Furthermore, there can be no assurance that the Company will be able to achieve its leverage objective of borrowing no more than approximately 50% of the aggregate gross asset value of all Properties purchased. The Company may be unable to obtain mortgage financing on commercially attractive terms because of the decreased number of commercial banks and others making mortgage loans secured by commercial and residential real property of the type in which the Company intends to invest. There can be no assurance that lending sources will continue to make loans on commercially attractive terms. If the Company is unable to attain its leverage objective because financing is difficult or costly to obtain, the Company may be limited to investing in fewer Properties.

     LACK OF OPERATING HISTORY (THE SUCCESS OF THE COMPANY IS DEPENDENT ON MANAGEMENT'S ABILITY). The Company has no operating history. Except for the Properties the Company indicates it intends to acquire and describes in this Prospectus or in a supplement to this Prospectus, purchasers of Shares will not have an opportunity to evaluate the terms of the transaction or the relevant economic or financial data affecting the investments to be acquired by the Company. Moreover, the ability of the Company to accomplish its stated investment objectives and the timing of the receipt by shareholders of Distributions are dependent upon the success and timing of management's acquisition of investments for the Company. There can be no assurance that any Properties will increase in value, or that income-producing properties will be available or can be acquired on economically attractive terms.

     RELIANCE ON MANAGEMENT (GENERALLY INVESTORS WILL HAVE NO RIGHT TO PARTICIPATE IN COMPANY MANAGEMENT). Investors will be relying entirely on the management ability of the officers and directors of the Company. Shareholders have no right or power to take part in the management of the Company except through the exercise of their shareholder voting rights. Thus, no prospective investor should purchase any of the Shares offered hereby unless the prospective investor is willing to entrust all aspects of the management of the Company to the officers and directors of the Company. See "Management" for a discussion of the experience of the directors and officers in real estate investments.

     OWNERSHIP LIMIT (LIMIT CHANGES OF CONTROL AND TENDER OFFERS). In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities).
Value will be determined by market price. To insure that the Company will not fail to qualify as a REIT under this test, the Company's Charter and By-Laws authorizes the directors to take such action as may be required to preserve the qualification of the Company and to limit any person to direct or indirect ownership of 9.8% of the value of the outstanding equity shares. In addition, no Person may, directly or indirectly, acquire Beneficial Ownership of a number of shares of 8% Preferred that, when added to other equity shares of the Company Beneficially Owned by such Person, would exceed five percent of the value of the outstanding equity shares of the Company. However, market factors could create a disparity in the values between Common Stock and preferred stock, which, in an extreme situation, could result in an inadvertent violation of the Ownership Limit by an existing shareholder. For example, were the market price of the Common Stock to decline disproportionately to the 8% Preferred, the value of the 8% Preferred held by any one Person would increase in relationship to the total market value of the equity securities of the Company. A similar result would occur if the 8% Preferred traded at a premium in relationship to the Common Stock. If not prevented by shareholder or Company action, such could cause the Company to lose its REIT status for income tax purposes. The ownership limits may discourage a change of control of the Company and may also (a) deter tender offers for the shares, which offers may be attractive to the shareholders, or
(b) limit the opportunity for shareholders to receive a premium for their shares that might otherwise exist if an investor attempted to assemble a block of shares in excess of the applicable ownership limitations in number or value of the outstanding shares or otherwise to effect a change of control of the Company. See "Description of Securities -- Restriction on Ownership."

     POTENTIAL SECURITIES ACT LIABILITY (COMPANY MAY BE OBLIGATED TO REPAY AMOUNT INVESTED PRIOR TO DUE DATE). An aggregate of $56,281.50 principal amount of the Company's 10% Convertible Promissory Notes due October 1, 1996 , Series B, were sold without an exemption from registration under the Securities Act of
1933, as amended (the "Act").   The statute of limitations for such sales
contained in the Act has not run.  As a result, the

Company could be liable for rescission claimed by the holders of such Notes in the amount of $56,281.50 plus interest.

     MARKET PRICE OF SHARES MAY NOT REFLECT PROPERTY VALUES. There is no established market for the Company's Shares and the 8% Preferred. Subject to the Company's continued compliance with listing guides, the Shares have been approved for trading on the NASDAQ National Market. However, there can be no assurance that the price a shareholder would receive in a sale on the NASDAQ National Market will be representative of the value of the Properties owned by the Company or that it will equal or exceed the amount a shareholder paid for the Shares. Historically, shares of real estate companies have traded at a discount to their proportionate interest in the value of the issuer's underlying assets.

     DELAY IN TRADING (PRICE AND LIQUIDITY OF SHARES COULD BE ADVERSELY EFFECTED). Subject to the Company's continued compliance with listing guides, the Shares have been approved for trading on the NASDAQ National Market.
Trading is expected to commence immediately after the Final Closing which could occur as long as six months after the Initial Closing. Accordingly, an investor's ability to transfer his or her shares could be delayed until such time or transfers prior to such time could result in a discount of the sales price. Also, a possibility exists that trading on a public market may not materialize. In such case, an investor may be able to resell the securities, if at all, only at a significant discount.

     REQUIREMENT OF SUPERMAJORITY SHAREHOLDERS VOTES (34% OF VOTES CAN BLOCK WILL OF MAJORITY). Under Maryland law, since the Charter does not provide otherwise, approval by a two-thirds vote of all the votes entitled to be cast on the matter is required to accomplish major structural changes in the Company, including mergers, share exchanges, sales of substantially all assets of the Company, amendments to the Charter and dissolution. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all shareholders. Certain of these provisions may discourage or make it more difficult for a Person to acquire control of the Company or to effect a change in the operation of the Company. The Board has the power to cause the issuance of additional Shares and preferred stock without obtaining shareholder approval.

     LIMITED LIABILITY OF OFFICERS AND DIRECTORS (SHAREHOLDERS' REMEDIES AGAINST MANAGEMENT AND DIRECTORS ARE LIMITED). The Charter provides that a director's liability to the Company for monetary damages will be limited. In addition, the Company is obligated under the Bylaws to indemnify its directors and officers and may indemnity its employees and other agents against certain liabilities incurred in connection with their service in such capacities. The Company will execute indemnification agreements with each director which will indemnity the directors against any such liabilities they incur. Each of these measures could reduce the legal remedies available to the Company and the shareholders against such individuals. See "Management -- Limitation of Liability and Indemnification."

     EFFECT OF SHARES AVAILABLE FOR FUTURE SALE (FUTURE SALES COULD AFFECT VALUE OF OUTSTANDING SECURITIES). Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for Shares. Subject to the attainment of a variety of exercise or conversion criteria, assuming a sale of all of the Units, Shares and 8% Preferred offered hereby, after the Final Closing, the Company may issue an aggregate of up to approximately 5,637,368 additional shares of Common Stock (subject to the Ownership Limit). No prediction can be made as to whether such additional Shares will be issued or as to the effect, if any, that future sales of Shares, or the availability of Shares for future sale, will have on the market price prevailing from time to time. See "Shares Available for Future Sale."

     BENEFITS TO OFFICERS AND DIRECTORS. Officers and directors of the Company will be entitled to receive options to purchase an aggregate of 185,000 Shares at $7 per Share at the time of the Final Closing as described under the caption "Management -- Directors and Executive Officers Compensation and Incentives." Further, officers and directors may purchase Units or Shares in this Offering net of selling commissions, which right, if exercised, would result in an approximately eight percent saving to such officers and directors on the cost of such securities. Similarly, such persons could purchase 8% Preferred net of commissions, amounting to an approximately five percent savings. See "The Offering." (At present, no officers or directors have expressed an intent to purchase any of such securities.) In addition, subsequent to the Initial Closing, the Chairman of the Board and the President will be employed under employment agreements which provide for, among other things, salaries of $100,000 and $72,000, respectively, potential bonus compensation (which cannot be estimated at this time), "piggyback" registration rights for all Shares held by such officer (which would save them the costs of registering their Shares for resale which costs could be substantial), certain salary and benefit continuation for up to six months in the event of disability, and compensation generally equal to 2.99 times the officer's average salary and bonus over the prior five years under certain circumstances if there is a change of control of the Company. See "Management -- Employment Agreements."

TAX RISKS

     FAILURE TO QUALIFY AS A REIT OR PARTNERSHIP FOR TAX PURPOSES (FAVORABLE PASS-THROUGH FEATURES OF AN INVESTMENT WOULD BE ELIMINATED). The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be so organized and will operate in such a manner, no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification or that future economic, market, legal, tax or other considerations may cause the Board to revoke the REIT election. See "Federal Income Tax Considerations." The Company is relying on the opinion of Thelen, Marrin, Johnson & Bridges, tax counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinions are not binding on the Internal Revenue Service (the "IRS"). If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for Distributions to shareholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. This additional tax liability would reduce the amounts available for distribution by the Company to shareholders. The Company would also be disqualified from treatment as a REIT for four taxable years following the year such qualification was lost. See "Federal Income Tax Considerations."

     The Operating Partnership will receive an opinion of Thelen, Marrin, Johnson & Bridges, tax counsel to the Company, stating that the Operating Partnership will be treated as a partnership for federal income tax purposes.
If the IRS were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be treated as an association taxable as a corporation. The Operating Partnership could also be taxable as a corporation if it were determined to be a "publicly traded partnership" under the Code. In either such event, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests (imposed by the Code as discussed below) and, in turn, would prevent the Company from qualifying as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification."
In addition, the imposition of a corporate tax on the Operating Partnership would reduce the amount of funds from operations available for distribution to the Company and its shareholders. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

     FAILURE TO COMPLY WITH ANTI-ABUSE REGULATIONS (FAVORABLE PASS-THROUGH FEATURES OF INVESTMENT WOULD BE ELIMINATED). The United States Treasury Department issued regulations at the end of 1994 which authorize the IRS, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the IRS deems appropriate (the "Anti-Abuse Regulations"). The IRS could invoke the Anti-Abuse Regulations if the Operating Partnership is deemed to have been formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions of the Code. See "Federal Income Tax Considerations -- Anti-Abuse Regulations."

     ADVERSE EFFECT OF REIT MINIMUM DISTRIBUTION REQUIREMENTS (COMPANY UNABLE TO ACCUMULATE CAPITAL INTERNALLY). In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a four percent nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gains net income for that year and (iii) 100% of its undistributed taxable income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution could require the Company directly or through the Operating Partnership, to borrow funds to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute the amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require the Company to borrow or sell assets to fund the costs of such items.

     Distributions by the Operating Partnership will be determined by the Company's Board, in the Company's capacity as the general partner of the Operating Partnership, and will be dependent on a number of factors, including the amount of the Operating Partnership's distributable cash, the Operating Partnership's financial condition, any decision by the Board to reinvest funds rather than to distribute such funds, the Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board deems relevant. See "Federal Income Tax Considerations -- Federal Income Taxation of the Company."

     CHANGES IN TAX LAWS (CHANGES COULD AFFECT A RETURN ON AN INVESTMENT). The discussions of the federal income tax aspects of the Offering are based on current law, including the Code, the Treasury Regulations issued thereunder, certain administrative interpretations thereof and court decisions. Consequently, future events (including those arising from legislative and administrative proposals that are or in the future may be under consideration) that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the shareholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

OTHER INVESTMENT RISKS

     MARYLAND LAW LIMITATIONS ON ACQUISITIONS AND CHANGES IN CONTROL (LEGAL LIMITATIONS COULD AFFECT MANAGEMENT CHANGES). Certain provisions of the Maryland General Corporation Law (the "MGCL") which are adopted in the Company's Charter and By-Laws could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management and, as a result, could prevent the shareholders of the Company from being paid a premium for their shares of Common Stock over then prevailing market prices. These provisions are described briefly below. In addition, there are statutory provisions limiting the voting rights of "control shares" and restricting certain types of business combinations. See "Certain Provisions of Maryland Law and of the Company's Charter and By-Laws."

     Staggered Board. The MGCL permits and the charter provides that the Board of Directors of the Company will have three classes of directors with staggered terms of service of three-year terms. The staggered terms for directors may affect the shareholders' ability to change control of the Company even where a change in control is in the interest of the shareholders. Because of the staggered terms, a complete change of the composition of the present Board of Directors could not occur prior to 1998. A majority of the Independent Directors must approve all matters voted on by the Board of Directors.

     Preferred Stock. The MGCL permits and the charter provides that the Board of Directors may issue up to 21,515,000 shares of preferred stock and to establish the preferences and rights (including the right to vote and the right to convert into Shares) of any shares issued. See "Description of Securities." The power to issue preferred stock could have the effect of delaying or preventing a change in control of the Company even where a change in control is in the shareholders' interest. See "Description of Securities -- 8% Convertible Preferred Stock" and "-- 1995 Convertible Preferred Stock" for information about the issuance of such classes of preferred stock.

     Control Shares. The MGCL provides certain restrictions upon the voting rights of "control shares" in a Maryland corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the holder thereof, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. The MGCL provides that "control shares" have no voting rights except to the extent approved by an affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter, excluding shares held by the acquiror of the control shares and the officers and directors of the Company who are also employees of the Company, subject to certain limitations. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. See "Certain Provisions of Maryland Law and the Company's Charter and By-Laws -- Control Share Acquisitions."

     Ability to Effect Business Combinations Limited. Under the MGCL, certain Business Combinations (as defined) between a Maryland corporation and any person who is the beneficial owner of ten percent or more of the voting power of the corporation's shares or who is an affiliate or associate of the corporation and owned ten percent or more of the voting power of the corporation's shares at any time during the prior two years (an "Interested Shareholder"), or an affiliate of an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such Business Combination must be approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the Company and (ii) 66-2/3% of the votes entitled to be cast by holders of outstanding voting shares held by persons other than the Interested Shareholder with whom the Business Combination is to be effected, subject to certain exceptions. See "Certain Provisions of Maryland Law and the Company's Charter and By-Laws -- Business Combinations."

     CHANGES IN INVESTMENT AND FINANCING POLICIES (INVESTORS MUST RELY ON POLICIES ADOPTED BY DIRECTORS WHICH MAY BE CHANGED FROM TIME TO TIME). The Board of Directors determines the Company's and the Operating Partnership's investment and financing policies and policies with respect to certain other activities, including the growth, capitalization, distributions and operating policies of the Company and the Operating Partnership. Although the Board of Directors has no present intention to amend or revise these policies, the Board of Directors (including a majority of Independent Directors) may do so at any time without a vote of the Company's shareholders. See Investment Objectives and Policies -- Changes in Investment Objectives and Limitations."

     RISK OF INSUFFICIENT WORKING CAPITAL (INADEQUATE CAPITAL COULD AFFECT THE COMPANY'S ABILITY TO CONDUCT BUSINESS AS CONTEMPLATED). There can be no assurance that the Company will have sufficient working capital. A deficiency of working capital might be caused by a decrease in gross revenues, by an increase in expenses, by an uninsured casualty to a Property or by other unanticipated events. There is no assurance that the Company will be able to borrow money for working capital purposes. Loan covenants and other restrictions included in the Company's financing agreement relating to the acquisition of Properties may restrict the Company's ability to borrow for such purposes or its ability to draw funds from working capital reserves.

     INVESTMENTS IN INTEREST SENSITIVE INVESTMENTS (TIMING OF SALE OF ASSETS COULD AFFECT RETURN). The Company will invest Offering proceeds in Permitted Temporary Investments for a period of up to one year pending the investment of such proceeds in real estate and in assets other than real estate which generate qualifying REIT income. These investments are interest rate sensitive financial instruments and their value generally will decrease if market interest rates increase. Thus, if the Company sells its interest in such securities when interest rates are higher than at the time when the securities initially were acquired, the Company would likely receive less in such a sale than the amount it initially paid.

     INVESTMENT BY PENSION OR PROFIT SHARING TRUSTS, KEOGHS OR IRAS (DOES INVESTMENT COMPLY WITH ERISA OR CODE, OR PRODUCE UBTI?). In considering an investment in the Company of the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan or IRA ("Benefit Plans"), a fiduciary with respect to such a Benefit Plan should consider, among other things, (i) whether the investment is consistent with applicable provisions of ERISA or the Code and
(ii) whether the investment will produce unrelated business taxable income, as defined in Section 512 of the Code ("UBTI"), to the Benefit Plan. See "Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders" and "ERISA Considerations."

     INVESTMENT COMPANY ACT OF 1940 (CERTAIN INVESTMENT PRACTICES MAY BE UNAVAILABLE). The Board of Directors intends to conduct the operation of the Company so that it will not be subject to regulation under the Investment Company Act of 1940. As a result, the Company may have to forego certain investments which could produce a more favorable return to the Company. If the Company fails to qualify for an exemption from registration as an investment company, it will be subject to numerous restrictions under the Investment Company Act of 1940. A failure to qualify for an exemption under the Investment Company Act of 1940 could have a material adverse effect on the shareholders.

                                  THE COMPANY

GENERAL

     The Company was formed in 1994 to operate as a real estate investment trust under the Code and will be self-administered. The Company proposes to acquire a diversified portfolio of garden-style apartments and suburban commercial and retail income properties in the Western United States. The Properties will be leased to a variety of residential, retail and commercial tenants. The Company and its corporate predecessors or affiliates entered into certain transactions described sequentially below to accomplish such goal.

     Ramapo Development, Inc., a Colorado corporation ("Ramapo") was formed in January 1989 and sold shares of its common stock pursuant to a registration statement on Form S-18 in May 1989. In 1990, its name was changed to Insight Environmental Corporation ("IEC"). No material operations were ever conducted by Ramapo or IEC. Its shares were never listed on a national securities exchange, nor, to the knowledge of the Company's management, were IEC's shares ever traded in any organized broker-dealer network.

     In 1993, American Equity Trust Funding, Inc. ("Funding Co.") was formed by Arthur P. Herring and Regent IV Trust to explore opportunities for the formation of a REIT and to raise "seed capital" to organize the REIT and fund a material portion of the cost of offering the REIT's shares to the public. $400,000 was raised by Funding Co. for these purposes through September 30, 1995. In 1994, Arthur P. Herring transferred all of his interest in Funding Co. to The Danube Rousse, Inc., an affiliate of Arthur P. Herring

     In 1994, The Danube Rousse, Inc. (controlled by an affiliate of Arthur P. Herring) and Regent IV Trust paid an aggregate of $35,000 to acquire (i) approximately 37% of the outstanding voting stock of IEC, and (ii) a proxy to vote an additional 43% of IEC's outstanding vote stock, with the intent to convert IEC into a REIT. Such proxy has expired. There is no affiliation between Regent IV Trust and The Danube Rousse Inc. or directors, officers or other affiliates of the Company. None of the beneficiaries of Regent IV Trust are, or are expected to be, involved in management of the Company. Regent IV Trust presently owns approximately 12.26% of the Company's outstanding Common Stock. See "Principal Shareholders."

     The Company was formed in 1994 as a wholly-owned subsidiary of IEC for the purpose of reincorporating IEC in Maryland. IEC was a "shell corporation" with no business operations, and a de minimis amount of assets. IEC was reincorporated in Maryland by merging itself into the Company in late 1994. The Company's Charter authorizes it to operate as a REIT under the Code. In October 1995, the shareholders, other than the founders, of Funding Co. exchanged their Funding Co. shares for 114,286 shares of Common Stock, plus 57,133 Series "D"

Warrants, in the Company. At the same time, each of the founders of Funding Co. (The Danube Rousse, Inc., as successor to Arthur P. Herring, and Regent IV Trust) exchanged their shares in Funding Co. for 360,000 shares of the Company's 1995 Convertible Preferred Stock, plus 107,500 Series "D" Warrants (for an aggregate of 720,000 shares of 1995 Convertible Preferred Stock and 215,000 Series "D" Warrants). See "Principal Shareholders." In October 1995, Funding Co. was merged into the Company.

     The Company will acquire its Initial Properties from Persons who are not affiliated with the Company or any of its predecessors, or any of their respective officers, directors or affiliates. The Company will contribute all of the net proceeds from the Offering to the Operating Partnership in exchange for an initial 99% general partnership interest in the Operating Partnership and the Operating Partnership will acquire the Initial Properties. Three of the initial Properties are located in the Los Angeles, California metropolitan area. The other three are located in the Phoenix, Arizona, metropolitan area. The Company will be the sole general partner of the Operating Partnership. The Initial Properties will be leased to a variety of tenants. See "Description of Properties," for the specific terms and conditions of the purchase of the Initial Properties.

     The Company, subject to the approval of the Board of Directors, initially intends to pay regular quarterly Distributions, beginning with the first full calendar quarter after the Initial Closing.

     Management of the Company has been in the business of operating and financing income-producing real estate for many years. Mr. Herring and Dois Brock have agreed to devote substantially all of their time to the business of the Company. Upon completion of the Initial Closing, the Company expects to have eight full-time employees: four officers and four administrative and accounting employees.

GROWTH STRATEGY

     The Company's growth strategy is to enhance shareholder value by increasing cash flow through the acquisition of additional Properties located primarily in the western United States that meet the Company's investment criteria and the participation in any increased revenue from the Properties purchased at the Initial or Final Closing. Management of the Company will utilize its years of experience, knowledge and affiliations in the real estate industry to implement the growth strategy of the Company.

ACQUISITION STRATEGY

     To enable the Company to implement its acquisition strategy, the Company will rely on the real estate management and financing experience of Mr. Herring and Mr. Brock. This experience will be utilized to identify existing properties that meet the Company's investment criteria. The Company intends to focus on opportunities available in the western United States and will place particular emphasis on properties in areas with strong, or improving economic conditions. The Company believes that a number of existing properties that meet its investment criteria are available at attractive prices because of the adverse impact of high leverage and the over-building on the profitability and operations of many properties, the difficulties of many property operators to obtain funds to pay for capital improvements necessary to maintain their properties and the effects of the recent economic recession. It is possible that the Company will need to issue additional equity shares either for cash or for property to accomplish acquisitions of properties after the Closing. The Company expects to make additional property acquisitions through the Operating Partnership, although the Board, including a majority of the Independent Directors, will consider whether to make property acquisitions directly if such direct acquisition is deemed to be in the best interests of the Company and the Operating Partnership.

                             TERMS OF THE OFFERING

     The Company is offering the following shares of its capital stock pursuant to this Prospectus: (i) a minimum of 2,142,858 shares of Common Stock in the form of Units or Shares; (ii) a maximum of 5,000,000 Shares in the form of 1,750,000 Units plus 1,500,000 Shares; (iii) a minimum of 152,000 shares of 8% Preferred and (iv) a maximum of 1,136,364 shares of 8% Preferred. The 8% Preferred will be sold to institutional investors only. The price of each Unit is $14.00, each Share is $7.00 and each share of 8% Preferred is $13.20 (which prices have been determined arbitrarily), subject to certain discounts.

     The Units, Shares and 8% Preferred are being offered on a "best efforts" basis which means that no one is guaranteeing the amount of capital that will be raised. Units and Shares are being offered by the Sales Agent and soliciting Dealer and the 8% Preferred is being offered by broker-dealers, all on a "best-efforts" basis. Investors are required to purchase a minimum of 50 Units, or 100 Shares, unless otherwise agreed by the Company. There is no minimum number of shares of 8% Preferred which must be purchased by an individual investor.
See "The Offering." Payment in full is due on transmittal of an order by an investor or by such investor's authorized representative. Payments will be deposited promptly in an interest bearing escrow account maintained with Trust Company of America (the "Escrow Agent") until such funds are released as described below. Such funds will be held in trust for the benefit of investors to be used for the purposes set forth in this Prospectus. Orders must be accepted or rejected by the Company within ten days of their receipt. An investor whose order for Units, Shares or 8% Preferred has been accepted by the Company has no right to withdraw his investment. See "The Offering." The acceptance of orders by the Company imposes no obligation on the Company to issue Shares or 8% Preferred unless there is an Initial Closing and, in the case of 8% Preferred, a minimum of 152,000 shares have been subscribed for. The Sales Agent and the Soliciting Dealers and broker-dealers may not complete a sale of Units, Shares or 8% Preferred to an investor until at least five business days after the date the investor receives a copy of this Prospectus. Each investor will be sent a confirmation of his or her purchase.

     The Initial Closing will occur after the Minimum Common Offering is achieved and must occur within 180 days of the date of this Prospectus. The Final Closing shall occur no more than 180 days after the Minimum Common Offering is achieved. Assuming that the Initial Closing occurs on the 179th day after the date of this Prospectus, the last possible termination date for the Offering will be ______________, 1997. After the Final Closing, the Shares will commence trading on the _____________________. Investors will receive the proportionate share of interest earned on their funds for the period such funds are held in escrow. All such interest earned on the escrowed funds will be paid to shareholders within 15 days of each issuance of Units, Shares or 8% Preferred.

     The Offering will terminate at the time all Units, Shares and 8% Preferred being offered are sold, unless sooner terminated by the Company, but in no case later than one year from the date of this Prospectus. If, as of 180 days from the date of this Prospectus, the Minimum Common Offering is not achieved, the Company will cancel all existing orders and, promptly after such cancellation, all funds submitted on account of such orders will be released from escrow and returned to each investor together with all interest earned thereon. See "The Offering -- Escrow Arrangements."



                  [Remainder of page intentionally left blank]

                           ESTIMATED USE OF PROCEEDS

The following table presents information about how the money raised in the Offering will be used. Information is provided assuming the Minimum Common Offering, Maximum Common Offering or Maximum Combined Offering is achieved. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital raised by the Company is likely to be different than the figures presented in the table. The Company expects that between approximately 78% in the Minimum Common Offering and 86% in the Maximum Combined Offering of the money invested by new Shareholders will be used to buy real estate, while the remaining proceeds will be used for working capital and to pay expenses and fees.

                                                     MINIMUM COMMON OFFERING                MINIMUM COMBINED OFFERING
                                                     -----------------------                -------------------------
                                                                                             SALE OF 2,142,858 SHARES
                                                                                                  OF COMMON STOCK
                                                                                                PLUS 152,000 SHARES
                                                 SALE OF UP TO 2,142,858 SHARES(1)                OF 8% PREFERRED
                                                 ---------------------------------                ---------------
                                                                     PERCENT OF                                PERCENT OF
                                                                  PUBLIC OFFERING                           PUBLIC OFFERING
                                                     AMOUNT          PROCEEDS                  AMOUNT          PROCEEDS
                                                 --------------      --------              --------------      --------
                                                 (000S OMITTED)                            (000S OMITTED)
                                                 --------------                            --------------
Gross Offering Proceeds                             $15,000(3)        100.00%                 $17,000          100.00%
                                                    -------           ------                  -------          ------

Public Offering Expenses:
  Selling Discounts and
    Commissions(4)(5)                                 1,125             7.50                    1,225            7.21
  Other Organizational Expenses
    and Offering Expenses(6)(7)                         900             6.00                      930            5.47
                                                    -------           ------                  -------          ------

Amount Available to Invest                          $12,975            86.50%                 $14,845           87.32%
                                                    =======           ======                  =======          ======

Prepaid Items and Fees Related
  to Purchase of Real Estate(8)                         303             2.02                      303            1.78

Working Capital Reserve(9)                              673             4.49                      673            3.96
                                                    =======           ======                  =======          ======

Public Offering Proceeds
  Available for Investment                          $11,999            79.99%                 $13,869           81.58%
                                                    =======           ======                  =======          ======

Acquisition Fees (included
  in purchase price)(10)                                249(11)         1.66                      276(11)        1.62
                                                    -------           ------                  -------          ------

Amount Available for
  Investment in Real Estate(12)                     $11,750            78.33%                 $13,593           79.96%
                                                    =======           ======                  =======          ======


                                                    MAXIMUM COMMON OFFERING                  MAXIMUM COMBINED OFFERING
                                                    -----------------------                  -------------------------
                                                                                         SALE OF 5,000,000 SHARES(1) PLUS
                                                   SALE OF 5,000,000 SHARES(1)          1,136,364 SHARES OF 8% PREFERRED(2)
                                                   ---------------------------          -----------------------------------
                                                                     PERCENT OF                                  PERCENT OF
                                                                  PUBLIC OFFERING                             PUBLIC OFFERING
                                                      AMOUNT          PROCEEDS                  AMOUNT           PROCEEDS
                                                  --------------      --------               --------------      --------
                                                  (000S OMITTED)                             (000S OMITTED)
                                                  --------------                             --------------

Gross Offering Proceeds                              $35,000(3)       100.00%                    $50,000         100.00%
                                                     -------          ------                     -------         ------

Public Offering Expenses:
  Selling Discounts and
    Commissions(4)(5)                                  2,625            7.50                       3,375           6.75
  Other Organizational Expenses
    and Offering Expenses(6)(7)                        1,120            3.20                       1,570           3.14
                                                     -------          ------                     -------         ------

Amount Available to Invest                           $31,255           89.30%                    $45,055          90.11%
                                                     =======          ======                     =======         ======

Prepaid Items and Fees Related
  to Purchase of Real Estate(8)                          333            0.95                         333           0.67

Working Capital Reserve(9)                               274            0.78                       1,000           2.00
                                                     =======          ======                     =======         ======

Public Offering Proceeds
  Available for Investment                           $30,648           87.57%                    $43,722          87.44%
                                                     =======          ======                     =======         ======

Acquisition Fees (included
  in purchase price)(10)                                 598(11)        1.71                         872(11)       1.74
                                                     -------          ------                     -------         ------

Amount Available for
  Investment in Real Estate(12)                      $30,050           85.86%                    $42,850          85.70%
                                                     =======          ======                     =======         ======

- -------------------
(1) When an aggregate of $15,000,000 is raised from the sale of Units and Shares, the Minimum Common Offering will be completed and Units or Shares will be issued to investors.

(2) At least 152,000 shares of 8% Preferred must be sold, although no shares of 8% Preferred will be issued until there has been an Initial Closing.

(3)  Assumes none of the 8% convertible Preferred is sold.
(4) If the Minimum Common Offering is successfully completed, the Company will pay a selling commission of $.98 per Unit sold and $0.49 per Share (except that no commission will be paid with respect to any Shares sold to the officers and directors of the Company or the Soliciting Dealers or any of their employees for their own accounts). Also, a dealer manager fee is payable to the Sales Agent in the amount of one-half of one percent of the gross proceeds from this Offering.
(5) If a Minimum Preferred Offering is successfully completed, the Company will pay a selling commission of $0.66 per share of 8% Preferred (except that no commission will be paid with respect to any shares of 8% Preferred sold to the officers and directors of the Company).
(6) With respect to the offering of Units and Shares, Other Organization and Offering Expenses represent certain expenses incurred in connection with the formation, qualification and registration of the Company and in marketing and distributing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of the Units and Shares, except selling commissions.
     Such other expenses include (i) a financial advisory fee of one percent of the gross proceeds from this Offering payable to a consultant, Strategic Planning Consultants, Inc., (ii) a non-accountable expense allowance payable to the Sales Agent in an amount equal to one percent of the Gross Offering Proceeds, (iii) an expense reimbursement of up to one-half of one percent payable to the Sales Agent or Soliciting Dealers for bona fide due diligence expenses, and (iv) a wholesaling fee payable to an independent wholesaler of one-half of one percent. See "The Offering." Some of the expenses ($400,000) were previously paid by Funding Co. and are reflected on the books of the Company as a result of the merger. See "The Offering" for a complete description of the fees and expense reimbursements payable to the Sales Agent and the Soliciting Dealers. See "The Offering."
(7) With respect to shares of the 8% Preferred, Other Organization and Offering Expenses represent certain expenses incurred in connection with the marketing and distribution of such shares under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of such shares, except selling commissions. Such other expenses include (i) a financial advisory fee of one and one-half percent of the gross proceeds from the offering of the shares of 8% Preferred payable to a consultant, Strategic Planning Consultants, Inc.
     See "The Offering."
(8) Includes prepaid interest, points, loan commitment fees and legal and other costs of acquisition. All such items shall be capitalized.

(9) In the event of a Maximum Combined Offering, the net proceeds derived therefrom will be used principally for acquisition of properties not yet identified.

(10) Acquisition Fees is defined as the total of all fees and commissions paid by any person to any person, not affiliated with the Company, in connection with the selection, financing and purchase of any property by the Company or the Operating Partnership, whether designated as real estate commissions, acquisition fees, finders' fees, selection fees, non-recurring management fees, consulting fees or any other similar fees or commission howsoever designated and howsoever treated for tax or accounting purposes. None of such amounts are payable to any member of management or any
     affiliate of management.   Although it is assumed that all the foregoing
     fees will be paid by the sellers of Properties, sellers generally fix the selling price at a level sufficient to cover the cost of any Acquisition Fee so that, in effect, the Company, as purchaser, will bear such Fee as part of the purchase price.

(11) The Acquisition Fees reflected are calculated as if the Company were to utilize the maximum amount of leverage (50%) that is permitted, assuming similar types of properties to the Properties were acquired under similar terms. The amount of Acquisition Fees based on the Company's planned use of leverage as described under "Description of Properties" would be $66,000 in the case of a Minimum Common

     Offering (0.44%), $66,000 in a Minimum Combined Offering (0.39%), $499,000 in the case of a Maximum Common Offering (1.43%), and $499,000 in a Maximum Combined Offering (1.00%).
(12) In a Minimum Common Offering of $15,000,000, or in a Minimum Combined Offering of $17,006,400, approximately $11,700,000 will be used to fund the acquisition of four Properties which have a total purchase price of $14,200,000 utilizing mortgage financing of approximately $2,500,000. See table in "Prospectus Summary -- Description of Properties" above for information about the order in which such Properties will be acquired. In a Maximum Common Offering of $35,000,000, approximately $30,050,000 will be used to fund the acquisition of the first four Properties, supplemented by next closing the two commercial and retail Properties (Hewlett-Packard Building and Westwood Self-Storage/Sportmart Building) for a combined purchase price of $43,100,000 utilizing an aggregate of approximately $8,500,000 of mortgage debt and partnership units valued at approximately $3,890,000. The table below sets forth the combined proceeds of this Offering required to accomplish each of these purchases according to their proposed terms of acquisition.

                                                                  Combined Offering
                                                                 Proceeds Required to
              Property                 Purchase Price               Close Purchase
              --------                 --------------               --------------
     Sandpainter Apartments              $ 1,800,000
     Northwest Garden Apartments           6,950,000
     Orangewood Place Apartments           2,200,000
     Arrow Village Apartments              3,250,000                   $15,000,000
     Westwood/Sportmart Building          12,900,000                    18,000,000
     Hewlett-Packard Building             16,000,000                    26,000,000

                              DISTRIBUTION POLICY

     The Company intends to make regular quarterly Distributions commencing with the first full calendar quarter after the Initial Closing. While distributions are made in the discretion of the Board of Directors, to qualify for taxation as a REIT, the Company is generally required to make distributions to its shareholders in an amount at least equal to (a) the sum of (i) 95% of the Company's REIT Taxable Income and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property minus (b) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular distribution after such declaration. See "Federal Income Tax Considerations -- Annual Distribution Requirements." The Company's ability to make distributions will be substantially dependent on the receipt of distributions from the Operating Partnership. The Company intends to cause the Operating Partnership to distribute to its partners the Operating Partnership's available cash which available cash will be determined in the discretion of the Company as general partner of the Operating Partnership. Initially, the Operating Partnership's principal source of revenue will be payments of rents from the tenants of the Properties. Each OP Unit outstanding is entitled to receive the same cash Distribution as is made to each outstanding share of Common Stock. Holders of OP Units will be entitled to participate in distributions pro rata with holders of the Common Stock. Within 60 days of the end of each quarter in which shareholders have been paid Distributions, the Company will send to shareholders a statement identifying the source of such Distributions.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company reflecting the pro forma combined capitalization of the Company and reflecting the acquisitions of Properties as of March 31, 1996 after giving effect to the completion of a Minimum Common Offering.

                                                  March 31, 1996
                                           ----------------------------
                                                           Pro Forma
                                                            Minimum
                                           Historical        Common
                                           -----------   --------------

DEBT:
  Mortgage notes payable................     $      -    $   2,500,000
                                             --------    -------------
MINORITY INTEREST.......................            -                -
                                                         -------------

STOCKHOLDERS' EQUITY:
  Common Stock(1).......................        2,747           24,176
  8% Convertible Preferred Stock(2).....            -                -
  1995 Convertible Preferred Stock(2)...       10,210           10,210
  Additional paid-in capital............      420,155       13,373,732
  Accumulated earnings (deficit)........      (64,795)         (64,795)
                                             --------    -------------
         Total stockholders' equity.....      368,317       13,343,323
                                             --------    -------------
Total capitalization....................     $368,317    $15,843,323(3)
                                             ========    =============

- ---------------
(1) Reflects sale of Units and Shares offered hereby. Assumes none of the Unit price was allocated to the Series "A" Warrants.
(2) At the Final Closing of this Offering, the Company expects to have two series of preferred stock outstanding: 8% Convertible Preferred Stock and 1995 Convertible Preferred Stock. The 8% Convertible Preferred Stock is being offered to institutional and other accredited investors concurrently with this Offering. Up to 1,136,364 shares of 8% Convertible Preferred Stock are being offered at $13.20 per share ($15,000,004 in the aggregate). The shares of 1995 Convertible Preferred Stock are held primarily by members of management. See "Principal Shareholders" and "Description of Securities-- 1995 Convertible Preferred Stock."
(3) Assumes that no Series "A" Warrants, Series "D" Warrants or Series "E" Warrants are exercised, nor the 10% Convertible Notes are converted (See "Description of Securities -- 10% Convertible Notes due October 1, 1996," "--10% Convertible Notes due October 1, 1996, Series B," "-- Series "A" Warrants, "-- Series "D" Warrants" and "-- Series "E" Warrants").

                                    DILUTION

     As of March 31, 1996 on a pro forma combined basis the net tangible deficiency of the Company was $(717,065) or $(2.61) per share of Common Stock. After giving effect to the completion of a Minimum Common Offering, a Maximum Common Offering and receipt and application of the net proceeds therefrom (after deducting underwriting commissions and discounts and estimated offering expenses), the adjusted pro forma tangible assets of the Company as of March 31, 1996 would have exceeded its total pro forma liabilities by $13,273,369 ($5.49 per Share) for a Minimum Common Offering and $30,420,029 ($5.77 per Share) for a Maximum Common Offering representing an immediate increase in net tangible book value of $8.10 per Share for a Minimum Common Offering and $8.38 per Share for a Maximum Common Offering to existing shareholders and an immediate dilution of $1.51 per Share for a Minimum Common Offering and $1.23 per Share for a Maximum Common Offering to new investors purchasing shares in the Offering. Pro forma net tangible book value per share represents the amount of the Company's total pro forma tangible assets less its total pro forma liabilities, divided by the total number of shares of Common Stock outstanding. The following table illustrates this per share dilution that would have occurred if the offering had been consummated as of March 31, 1996:

                                                                                  Minimum     Maximum
                                                                                  Common      Common
                                                                                 Offering    Offering
                                                                                 ---------   ---------

Initial public offering price per Share.......................................    $7.00(1)    $7.00(1)
                                                                                  -------     -------
Pro forma net tangible book value per Share before the Offering...............      (2.61)      (2.61)
Increase in net tangible book value per Share attributable to price paid by
 new investors in the Offering................................................       8.10        8.38
                                                                                  -------     -------
Pro forma net tangible book value per Share after Offering(1).................       5.49        5.77
                                                                                  -------     -------

Dilution in net tangible book value per Share to new investors
 in the Offering(2)...........................................................    $  1.51     $  1.23
                                                                                  =======     =======

- ---------------
(1) Assumes no value assigned to the Series "A" Warrants which are part of the Units. If all Series "A" Warrants were exercised, new investors would experience dilution in net tangible book value per share of $1.05 for a Minimum Common Offering and $0.75 for a Maximum Common Offering.

     The following tables set forth as of March 31, 1996, with respect to the existing Shareholders and the new investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share. The calculations are based on the public offering price of $7.00 per Share, before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company. Further, it assumes no separate value is assigned to the Series "A" Warrants which are part of the Units.

                            Minimum Common Offering
                            -----------------------

                               Shares Purchased       Total Consideration     Average Price per Share
                             --------------------   -----------------------   -----------------------
                              Number     Percent       Number      Percent
                             ---------   --------   ------------   --------
Existing Shareholders          274,714        11%    $   464,795         3%              $1.69
  Shares outstanding(1)

New Investors                2,142,858        89%     15,000,006        97%               7.00
                             ---------       ---     -----------       ---               -----
Total                        2,417,572       100%    $15,464,801       100%              $6.40
                             =========       ===     ===========       ===               =====

                            Maximum Common Offering
                            -----------------------

                               Shares Purchased       Total Consideration     Average Price per Share
                             --------------------   -----------------------   -----------------------
                              Number     Percent       Number      Percent
                             ---------   --------   ------------   --------
Existing Shareholders          274,714         5%    $   464,795         1%              $1.69
   Shares outstanding(1)
New Investors                5,000,000        95%     35,000,000        99%               7.00
                             ---------       ---     -----------       ---               -----
Total                        5,274,714       100%    $35,464,795       100%              $6.72
                             =========       ===     ===========       ===               =====

- ---------------

(1)  Includes shares outstanding as of March 31, 1996.

     The foregoing table does not give effect to the possible exercise of warrants outstanding at March 31, 1996 to purchase an aggregate of 535,633 shares of Common Stock at a weighted average exercise price of $3.64 per share nor does the table give effect to the possible exercise of convertible notes payable as of March 31, 1996 into 57,507 shares of Common Stock at an exercise price of $4.50. If all such warrants were exercised in full and notes converted in full, the percentage of the total consideration paid by existing shareholders and new investors would be 15% and 85% in a Minimum Common Offering, and seven percent and 93% in a Maximum Common Offering, respectively, and the average price per Share paid by existing shareholders and new investors would be $2.74 and $7.00 in a Minimum Common Offering and $2.74 and $7.00 in a Maximum Common Offering, respectively.

                         SELECTED FINANCIAL INFORMATION

     The following table sets forth selected financial information on a pro forma basis for the Company for the three months ended March 31, 1996 and year ended December 31, 1995 and on an historical basis for the Prior Ownership Group ("POG") for the three months ended March 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1995. The combined historical operating data of POG for the years ended December 31, 1993, 1994 and 1995 have been derived from the historical combined financial statements audited by BDO Seidman, LLP, independent accountants, whose report with respect thereto is included elsewhere in this Prospectus.

     "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") equals net income or (loss) excluding gains or (losses) from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations to be an appropriate measure of the performance of an equity REIT. Note, however, that the "Funds from Operations" measure presented by the Company may not be comparable to other similarly titled measures used by other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity.

     The pro forma financial information is presented as if (i) the Company had owned the Properties at the beginning of the pro forma periods; (ii) the Company qualified as a REIT, distributed all of its taxable income and, therefore incurred no tax expense during the year, (iii) 5,000,000 (2,142,858 in a Minimum Common Offering) shares of Common Stock were sold in the Offerings at the initial public offering price of $7.00 per share; (iv) 1,136,364 shares of 8% Convertible Preferred were sold in the Maximum Combined Offering at the offering price of $13.20 per share; and (v) the net proceeds of the Minimum Common Offering and the Maximum Common Offering and the Maximum Combined Offering were applied as described in the "Estimated Use of Proceeds" as of the beginning of the periods presented for the operating data and as of March 31, 1996 for the balance sheet data.

     The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                                                                           Year Ended December 31,
                                              -----------------------------------------------------------------------------------
                                                                 Company                                    POG
                                                                Pro Forma                               Historical(1)
                                                                ---------                             -------------------
                                                                  1995                            1995        1994        1993
                                              ----------------------------------------------   ---------   ----------   ---------
                                                                         (In thousands except per share)
                                               Minimum     Minimum      Maximum     Maximum
                                               Common      Combined     Common     Combined
                                              Offering     Offering    Offering    Offering
                                              ---------   ----------   ---------   ---------

OPERATING DATA:
 Rental Revenues...........................   $  2,478     $  2,478    $  6,164    $  6,164    $ 3,686    $ 3,633    $ 3,547

 Income (loss) from
  continuing operations....................         79          273       1,180       1,731        (43)      (176)       (74)
 Net income (loss).........................         79          273       1,124       1,676        (43)      (176)       (74)
 Dividends on preferred shares.............          -          161           -       1,200          -          -          -
 Net income (loss attributable
  to common shares.........................         79          112       1,124         476        (43)      (176)       (74)
 Net income (loss) per
  common share(2)..........................       0.02         0.03        0.17        0.07          -          -
 Average number of shares
  outstanding..............................      3,753        3,753       6,609       6,609          -          -          -
    Ratio of earnings to fixed
  charges and preferred
  dividends(4).............................       1.41         1.70        3.04        1.40          -          -          -

BALANCE SHEET DATA:
 Real estate after
  accumulated depreciation.................     14,320       14,320      41,783      41,783     23,456     24,458     25,462
 Total assets..............................     16,341       15,711      42,967      48,305     23,985     24,912     26,081
 Total debt................................      2,500            -       8,462           -     19,514     19,906     20,242
 Stockholders'/partners equity.............     13,343       15,213      31,623      45,423      4,043      4,701      5,489

OTHER DATA:
 Pro forma Funds from Operations(3):
 Income (loss) before minority
  interest.................................         79          273       1,180       1,731        (43)      (176)       (74)
 Depreciation..............................        534          534       1,565       1,565      1,068      1,068        947
 Minority interest share...................          -            -         (55)        (55)         -          -          -
                                              --------     --------    --------    --------    -------    -------    -------
 Pro forma Funds from Operations...........        613          807       2,690       3,241      1,025        892        873

 Cash flows from operating activities......        862        1,055       3,117       3,668      1,148        900        705
 Cash flows from investing activities(5)...    (12,224)     (12,224)    (23,346)    (23,346)
 Cash flows from financing activities(6)...     12,529       12,770      23,700      27,979     (1,007)      (948)       947
 At end of period:
  Commercial Properties....................          -            -           2           2          2          2          2
  Apartment Properties.....................          4            4           4           4          -          -          -

                                                                  Three Months Ended March 31,
                                              -----------------------------------------------------------------------
                                                                Company                                 POG
                                                               Pro Forma                            Historical(1)
                                                               ----------                           -------------
                                                                  1996                            1996         1995
                                              ---------------------------------------------     ---------   ----------
                                                                 (In thousands except per share)
                                               Minimum     Minimum      Maximum     Maximum
                                               Common      Combined     Common     Combined
                                              Offering     Offering    Offering    Offering
                                              ---------   ----------   ---------   ---------
OPERATING DATA:
 Rental Revenues...........................    $   655      $   655     $ 1,588     $ 1,588       $   903      $ 908
                                               =======      =======     =======     =======       =======      =====
 Income (loss) from
  continuing operations....................         88          136         305         481           (29)       (14)
 Net income (loss).........................         88          136         302         479           (29)       (14)
 Dividends on preferred shares.............          -          161           -         300             -          -
 Net income (loss attributable
  to common shares.........................         88           96         302         179           (29)       (14)
 Net income (loss) per
  common share(2)..........................       0.02         0.03        0.05        0.03             -          -
 Average number of shares
  outstanding..............................      3,753        3,753       6,609       6,609             -          -
    Ratio of earnings to fixed
  charges and preferred
  dividends(4).............................       2.83         3.40        2.72        1.60             -          -

BALANCE SHEET DATA:
 Real estate after
  accumulated depreciation.................     14,320       14,320      41,728      41,728        23,205          -
 Total assets..............................     16,587       15,957      43,157      48,495        23,729          -
 Total debt................................      2,500            -       8,462           -        19,416          -
 Stockholders'/partners equity.............     13,343       15,213      30,490      44,290         3,920          -

OTHER DATA:
 Pro forma Funds from Operations(3):
 Income (loss) before minority
  interest.................................         88          136         305         481           (29)       (14)
 Depreciation..............................        133          133         391         391           267        267
 Minority interest share...................          -            -          (3)         (3)            -          -
                                               -------      -------     -------     -------       -------      -----
 Pro forma Funds from Operations...........        221          269         693         869           238        253

 Cash flows from operating activities......        159          207         578         755           182        341
 Cash flows from investing activities(5)...        (26)         (26)        (26)        (26)
 Cash flows from financing activities(6)...        (11)        (164)        (39)       (304)         (192)      (270)
 At end of period:
  Commercial Properties....................          -            -           2           2             2          2
  Apartment Properties.....................          4            4           4           4             -          -

- ---------------
(1) Reflects the Company's income (loss) before minority interest of the Prior Ownership Group's predecessors.

(2) Assumes 3,752,822 (Minimum Offerings) and 6,609,964 (Maximum Offerings) weighted average number of shares of Common Stock outstanding including the dilutive effect of 463,133 Series "D" Warrants and 72,500 Series "E" Warrants plus the dilutive effects of the 1995 Preferred Convertible shares and the 10% Convertible Notes. Net income (loss) per common share also assumes that annual preferred dividends of $161,000 (Minimum Combined Offering) and $1,200,000 (Maximum Combined Offering) will be paid.

(3) "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") equals net income or (loss) excluding gains or (losses) from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management considers Funds from Operations to be an appropriate measure of the performance of an equity REIT. Note, however, that the "Funds from Operations" measure presented by the Company may not be comparable to other similarly titled measures used by other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with generally accepted accounting principles) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity.
(4) For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, "earnings" consist of earnings before income taxes, extraordinary items and fixed charges. "Fixed charges and preferred dividends" consist of interest on all indebtedness and preferred dividends. Earnings on the POG properties were insufficient to cover fixed charges and preferred dividends by $43,000, $176,000 and $74,000 for the years ended December 31, 1995, 1994 and 1993.
(5) Represents historical improvements and additions to properties which are assumed to equal estimated improvements and acquisitions of the Properties in the amounts of $11,820,000 (Minimum Offerings) and $22,938,139 (Maximum Offerings).
(6) Includes (i) net proceeds from the Offerings of $12,975,006 (Minimum Common Offering), $14,845,006 (Minimum Combined Offering), $31,255,000 (Maximum Common Offering) and $45,055,004 (Maximum Combined Offering), (ii) repayment of mortgage notes from proceeds of the Offerings of $2,500,000 (Minimum Combined Offering), $8,000,000 (Maximum Common Offering) and $16,461,861 (Maximum Combined Offering) and (iii) dividends on preferred stock of $160,512 (Minimum Combined Offering) and $1,200,000 (Maximum Combined Offering).

           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. The minimum offerings include the following Properties, referred to as the Proposed Acquisitions: The Arrow Village Apartments, Azusa, California, the Northwest Garden Apartments, Peoria, Arizona, the Orangewood Place Apartments, Phoenix, Arizona, and the Sandpainter Apartments, Phoenix, Arizona. The Maximum Common Offering and the Maximum Combined Offering include the Proposed Acquisitions, as well as the following properties referred to as the Prior Ownership Group ("POG"): the Hewlett-Packard Building, Van Nuys, California, and the Westwood Self-Storage/Sportmart Building, Los Angeles, California.

RESULTS OF OPERATIONS -- PROPOSED ACQUISITIONS

     Comparison of Three Months Ended March 31, 1996 to 1995

     For the three months ended March 31, 1996, revenues in excess of excess of expenses were $383,969 compared to $197,590 for the prior period. The change results from the following factors: an increase in rental revenues of $108,487, a decrease in operating expenses of $81,910 and an increase in management fees of $4,018.

     Rental revenues increased in 1995 by $108,487 (20%) primarily attributable to an increase in rental revenues of $45,952 from the Arrow Village Apartments due to the completion of the renovation of the property in May 1995. In addition, rental revenues increased by $31,667 from Northwest Garden Apartments and by $30,868 from the other two properties. These increases are due primarily to increases in average rents.

     Property operating expenses decreased by $81,910 (33%). The decrease was primarily attributable to a decrease of $93,867 at Arrow Village Apartments after the renovation. The remaining three properties' operating expenses were relatively the same in both periods.

     Management Fees increased by $4,018 (17%), principally due to the increases in rental revenues described above. Property management fees are a function of the revenue generated by the property.

     Comparison of Year Ended December 31, 1995 to 1994

     For the year ended December 31, 1995, revenues in excess of expenses were $1,178,899 compared to $854,190 for the prior year. The change results from the following factors: an increase in rental revenues of $587,396 offset by increases in operating expenses of $233,252 and management fees of $29,435.

     Rental revenues increased in 1995 by $587,396 (33%) primarily attributable to an increase in rental revenues of $416,818 from the Arrow Village Apartments due to the completion of the renovation of the property in May 1995. In addition, rental revenues increased by $129,338 from Northwest Garden Apartments and by $41,240 from the other two properties. These increases are due primarily to increases in average rents.

     Property operating expenses increased by $233,252 (27%). The increase was primarily attributable to an increase of $244,050 incurred by Arrow Village Apartments after the renovation. The remaining three properties' operating expenses were relatively the same in both periods.

     Management fees increased by $29,435 (40%), principally due to the increases in rental revenues described above. Property management fees are a function of the revenue generated by the property.

RESULTS OF OPERATIONS -- PRIOR OWNERSHIP GROUP

     Comparison of Three Months Ended March 31, 1996 to 1995

     For the three months ended March 31, 1996, the net loss amounted to $29,492 compared to a net loss of $14,198 for the three months ended March 31, 1995.
The changes results primarily from the following factors: decrease in rental revenues of $4,762, a decrease in property operating expenses of $7,513, and an increase in interest expense of $18,044. As can be derived from these changes, the operations of the Prior Ownership Group were static between the two periods with the only significant change occurring in interest expense due to the increase in interest rates for variable rate debt.

     Comparison of Year Ended December 31, 1995 to 1994

     For the year ended December 31, 1995, the net loss amounted to $43,417 compared to a net loss of $176,503 for the year ended December 31, 1994. The change results primarily from the following factors: an increase in rental revenues of $52,694, a decrease in property operating expense of $133,700, and an increase in interest expense of $53,508.

     Rental revenues increased in 1995 by $52,694 or one percent. The increase was primarily attributable to the effect of minor increases during 1995 in the rents allowable under lease agreements currently in effect for several tenants of the Hewlett-Packard Building.

     Property operating expenses (including management fees and depreciation and amortization) decreased $133,700 or 12% in 1995 as compared to 1994. The decrease was primarily a result of a reduction of repair expenses associated with the 1994 Los Angeles earthquake of $82,040, a decrease in property taxes of $35,968 caused by a reassessment of the Westwood Self-Storage/Sportmart Building, and decreases in other operating expenses aggregating $14,784 consisting primarily of workers compensation insurance, cleaning contract, security services and payroll taxes.

     Interest expense increased by $53,508 or three percent in 1995 as a result of the increase in interest rates for the variable rate debt which was partially offset by lower average outstanding debt during the period compared to the prior year.

     Comparison of Year Ended December 31, 1994 to 1993

     For the year ended December 31, 1994 the net loss amounted to $176,303 compared to a net loss of $74,328 for the year ended December 31, 1993. The change results primarily from the following factors: an increase in rental revenues of $86,193, an increase in property operating expenses of $145,469 and an increase in interest expense of $42,699.

     Rental revenues increased in 1994 by $86,193 or two percent. The increase was primarily attributable to the effect of a 4% increase in average occupancy of the Hewlett-Packard Building during the period as compared to the same period of the prior year.

     Property operating expenses increased $145,469 or seven percent in 1994 as compared to 1993. The property operating expense increase is primarily due to a $31,250 decrease in management fees, caused by the two commercial buildings changing management companies during 1994, and a $25,991 decrease in other property operating expenses, primarily maintenance expenses which has been offset by $82,040 in repair expenses made during 1994 necessitated by the Los Angeles earthquake. Depreciation and amortization expense increased by $120,670 primarily due to the amortization of tenant improvements and leasing commissions associated with the increased occupancy in the Hewlett-Packard Building.

     Interest expense increased by $42,699 or two percent as a result of the increase in interest rates for variable rate debt which was partially offset by lower average outstanding debt during the period compared to the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     MINIMUM OFFERINGS. If the Minimum Common Offering is completed, the Company expects to acquire the Proposed Acquisition properties for an approximate purchase price of $14.3 million, which will include mortgage debt of approximately $2.5 million, and have cash and cash equivalents remaining of approximately $2,197,000. In the case of a Minimum Combined Offering, the Company expects to acquire the Proposed Acquisition Properties without any mortgage debt and have cash and cash equivalents of approximately $1,547,000. Mortgage debt, upon completion of the Minimum Common Offering and related transactions, will consist of:

     . $2.5 million mortgage bearing interest at a fixed rate of 7.875% per annum. The loan from the Federal National Mortgage Association ("FannyMae") was closed in April 1996 and has monthly installments based on a 25-year amortization of $18,706 through April 2003, at which time all outstanding principal and interest would be due. The mortgage is secured by the Arrow Village Apartments.

     Comparison of Three Months Ended March 31, 1996 to 1995

     Historical cash flows from operations on the Proposed Acquisition properties increased from $69,739 for the three months ended March 31, 1995 to $139,323 for the three months ended March 31, 1996. The increase is principally due to increases in average rents, increases in occupancy rates at Arrow Village Apartments and decreases in operating expenses at Arrow Village Apartments.

     Historical cash flows used in investing activities were $154,436 for the three months ended March 31, 1995 and $28,223 for the three months ended March 31, 1996. The decrease in outflow is principally due to the completion of the renovation of Arrow Village Apartments which occurred during the period from September 1994 through May 1995.

     Historical cash flows used in financing activities were $91,050 for the three months ended March 31, 1995 while cash flows used in financing activities were $126,100 for the three months ended March 31, 1996. The principal differences between the two years are an increase in distributions of $86,600 during 1995, and a decrease in mortgage proceeds on Arrow Village Apartments of $139,500 during 1996.

     Comparison of Year Ended December 31, 1995 to 1994

     Historical cash flows from operations on the Proposed Acquisition properties increased from $394,573 for the year ended December 31, 1994 to $543,183 for the year ended December 31, 1995. The increase is principally due to increases in average rents.

     Historical cash flows used in investing activities were $246,140 for the year ended December 31, 1994 and $301,642 for the year ended December 31, 1995. These outflows are principally due to the renovation of Arrow Village Apartments which occurred during the period from September 1994 through May 1995.

     Historical cash flows used in financing activities decreased from $355,341 for the year ended December 31, 1994 to $277,664 for the year ended December 31, 1995. The principal differences between the two years are an increase in distributions of $209,803 during 1995, mortgage proceeds on Arrow Village Apartments of $200,000 during 1995.

     MAXIMUM OFFERINGS. Upon the completion of the Maximum Common Offering and related transactions and use of proceeds, the Company expects to have acquired the Proposed Acquisition properties and the POG properties for an approximate purchase price of $43.1 million which will include mortgage debt of approximately $8.5 million, and have cash and cash equivalents remaining of approximately $1,359,000. Mortgage debt, upon the completion of the Maximum Common Offering and related transactions, will consist of:

     . $5.96 million mortgage bearing interest at 2.5% above the Federal Home Loan Bank's 11th District Cost of Funds (7.73% at March 31, 1996). Principal and interest is payable monthly in installments necessary to fully amortize the then outstanding principal balance at the current interest rate by February 28, 2022. The mortgage, currently held by Topa Savings Bank, Los Angeles, California, is secured by the Westwood Self-Storage/Sportmart Building.

     . $2.5 million mortgage bearing interest at a fixed rate of 7.875% per annum. The loan from the Federal National Mortgage Association ("FannyMae") was closed in April 1996 and has monthly installments based on a 25-year amortization of $18,706 through April 2003, at which time all outstanding principal and interest would be due. The mortgage is secured by the Arrow Village Apartments.

     If the Maximum Combined Offering is completed, the Company expects to acquire real estate properties for an approximate purchase price of $43.1 million. The mortgage debt, if any, will be adjusted by management as considered advantageous to the Company. As a result, there may be no indebtedness or as much as 50% indebtedness as shown in "Estimated Use of Proceeds."

     Comparison of Three Months Ended March 31, 1996 to 1995

     Cash flows from operations on the POG properties decreased by $158,271 between the three months ended March 31, 1995 and 1996. This decrease in cash flows from operations is primarily due to the $124,261 decrease in cash flows from changes in accounts payable and accrued liabilities.

     Cash flows used in financing activities of the POG properties were $269,734 and $191,647 for the three months ended March 31, 1995 and 1996. Net cash used in financing activities consisted of reductions of the mortgages on both of the POG properties totaling $99,621 and $98,168 during 1995 and 1996 and distributions to the owner of the Westwood Self-Storage/Sportmart Building of $170,113 and $93,479 during 1995 and 1996.

     Comparison of Year Ended December 31, 1995 to 1994 and 1993

     Cash flows from operations on the POG properties increased each year between 1993 and 1995, starting at $705,273 during 1993, and increasing to $900,264 during 1994 and $1,147,669 during 1995. This increase in cash flows from operations is due to the increase in revenues from the Hewlett-Packard Building due to it becoming fully occupied during 1993, the increase in other assets during 1993 due to the payment of lease commissions in association with the lease-up of the Hewlett-Packard Building and the continued reduction of property operating expenses, except for earthquake repair related expenses of $82,040 during 1994, secured by the owner of the POG properties.

     Cash used in investing activities was $1,559,647 for the year ended December 31, 1993, but there was essentially no activity for the years ended December 31, 1994 and 1995. The large investing outflows in 1993 were for tenant improvements incurred during the lease-up of the Hewlett-Packard Building during 1993.

     Cash flows from financing activities of the POG properties were inflows during 1993 of $946,840, while during 1994 and 1995 total outflows were $947,621 and $1,006,576. Cash flows from financing activities during 1993 were due to increases in the mortgage balance of the Hewlett-Packard Building of approximately $1,197,000 to finance tenant improvements and lease commissions paid, as described above, which was partially offset by distributions to the owner and the reduction of the mortgage of the Westwood Self-Storage/Sportmart Building. Net cash used in financing activities of $947,621 and $1,006,576 during 1994 and 1995 consisted of reductions of the mortgages on both of the POG properties totaling $336,378 and $391,934 during 1994 and 1995 and distributions to the owner of the Westwood Self-Storage/Sportmart Building of $611,243 and $614,642 during 1994 and 1995.

     The Company anticipates that distributions will be paid from net cash available for distribution, which is expected to exceed net income. The Company intends to pay distributions quarterly. The Company is required to distribute at least 95% of its REIT Taxable Income annually. A portion of the distributions will represent a return of capital. See "Federal Income Tax Considerations -- Requirements for Qualification -- Annual Distribution Requirements." Amounts accumulated for distribution will be invested by the Company primarily in short-term investments.

     Based on the current condition of the Properties proposed to be acquired by the Company, no material capital commitments, such as renovations or planned improvements, have been identified by the Company.

     The Company expects to meet its short-term liquidity requirements generally through its initial working capital and net cash provided by operations. The Company believes that the above short-term liquidity sources will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Offering.

     The Company expects to meet certain long-term liquidity requirements, such as scheduled debt maturities, primarily through net cash flow and the refinancing of certain long-term debt.

INFLATION

     In the last three years, inflation has not had a significant impact on the Properties because of the relatively low inflation rate. Generally, the residential properties have been able to pass on increases in costs and operating expenses resulting from inflation to their residents, who generally lease apartment units for initial periods of one year or less, generally with increases upon renewal.

     Substantially all of the commercial tenants' leases contain provisions designed to protect the property from the effects of inflation. Such provisions include clauses enabling the property to receive percentage rentals based on tenants' gross sales, which generally increase as prices rise, and/or escalation clauses, which generally increase rental rates during the terms of the leases. Such escalation clauses are often related to increases in the consumer price index. In addition, many of the leases are for terms less than ten years which may enable the property to replace existing leases with new leases at higher base and/or percentage rentals if rents of the existing leases are below the then existing market rate. Most of the commercial leases also require the tenants to pay either their pro rata share of operating expenses or their pro rata share of the excess operating expenses over predetermined fixed cost levels or base year costs. Such operating costs include common area maintenance, real estate taxes and insurance, thereby reducing the property's exposure to increases in costs and operating expenses resulting from inflation.

                             CONFLICTS OF INTEREST

     Arthur P. Herring, Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company, has been engaged in the acquisition, financing and management of real estate properties for the last 24 years through various corporate and private entities. The only real estate project in which Mr. Herring is currently involved is a mobile home park in Pacifica, California, of which he is a general partner. To the extent Mr. Herring is required to devote time to such project, a conflict of interest may arise as to the time necessary to manage the affairs of the Company.

     In the future, neither Mr. Herring nor any of the principal officers of the Company may acquire an interest in properties or develop or manage properties which meet the investment parameters of the Company without the consent of the Board of Directors of the Company. Any consent of the Board of Directors required in order to permit such transactions would require the approval of the Board of Directors excluding those directors proposed to be engaged in such transactions, but including a majority of the Independent Directors.

     The vote of a majority of the Independent Directors, as well as the vote of a majority of the Board of Directors, will be required for the approval of all actions taken by the Board (regardless of whether such actions involve conflict); members of the Board having conflicting interests will be required to dispose of such interests or refrain from participating in any decisions regarding such interests.

     The Company intends to closely control its costs by contracting for certain services where feasible and desirable. At the time of the acquisition of the Initial Properties, all of such Properties will continue to be managed by the professionals which were managing the Properties prior to acquisition. However, in the future, where the Company determines it is desirable to contract for other outside property management services or make changes therein, it will consider retaining T.K.L. Partnership, a property management Company, so long as their services are competitive in cost and quality with services available from wholly unrelated entities. Kelly Loegering and Thomas J. Loegering, Jr. are beneficiaries of Regent IV Trust which is one of the principal shareholders of the Company (see "Principal Shareholders"), and co-owners of T.K.L. Partnership.

                                   MANAGEMENT

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company will manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has five directors; it must have at least three and may have no more than nine directors. As a matter of policy, the Company will maintain a majority of the Board who are Independent Directors; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. A majority of such Independent Directors must approve all decisions of the Board of Directors. The Board is divided into three classes serving staggered three year terms. See "Certain Provisions of Maryland Law and the Company's Charter and By-Laws -- Classification of the Board of Directors."

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter and By-Laws.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company does not intend to pay to Independent Directors any fee; however, such fee may be instituted in the future. The Company will not pay any director compensation to the officers of the Company who also serve as directors.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors shall establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company shall follow the policies on investments and borrowings set forth in this Prospectus.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the company are as follows:

Name                      Age    Position                                        Term Expires
- ----                      ---    --------                                        ------------

Arthur P. Herring          53   Chairman of the Board, Chief Executive               1996
                                Officer and Chief Financial Officer

Dois Brock                 46   Director, President, Controller and Secretary        1997

Gerald S. Weisstein        56   Director                                             1998

Charles B. Allen           55   Director                                             1998

Mark Ross                  41   Director                                             1997

Jacob Segal                48   Vice President - Portfolio Administration

     The following is a biographical summary of the experience of the directors and executive officers of the Company.

     ARTHUR P. HERRING - 53, Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Herring joined the Company at its inception in 1994. Since 1985, Mr. Herring has been the Managing General Partner of The L&H Group of Companies, a real estate operating and investment company. From 1983 to 1984, Mr. Herring was a founding officer, executive vice president, chief lending officer and a member of the board of directors of Olympic National Bank, Los Angeles, California. From 1976 to 1983, Mr. Herring was a senior vice president and senior loan and credit officer for Republic Bank, Torrance, California. He was vice president, commercial lending, of Union Bank, Los Angeles, California, from 1969 to 1976. Mr. Herring received his bachelor's degree from Boston College and a master's degree in Business Administration from the University of Southern California.

     DOIS BROCK - 46, President, Controller and Secretary of the Company. Mr. Brock joined the Company at its inception in 1994. From March 1989 to the present, Mr. Brock has been self-employed as a financial consultant doing business as Realtech, Seattle, Washington. Prior to that, Mr. Brock was senior vice president of Bel-Air Savings and Loan Association, Los Angeles, California, from 1985 to 1989. From 1983 to 1985, Mr. Brock was president of Olympic National Mortgage Corporation, a subsidiary of Olympic National Bancorp, Los Angeles, California. From 1981 to 1983, Mr. Brock was the sole proprietor of Pacific Bank Services, a consulting firm in Costa Mesa, California. From 1978 to 1981, Mr. Brock was vice president and a principal of Western Associated Lending Services, Santa Ana, California. Mr. Brock is a licensed real estate salesperson in the States of California and Washington and a licensed general contractor. He also has been a member of the Federal Home Loan

Mortgage Corporation Advisory Board. He has lectured extensively in the area of zoning and land use. Mr. Brock received a B.S. degree in Business from California State University at Long Beach in 1974.

     GERALD S. WEISSTEIN - 56. Mr. Weisstein became a director of the Company in 1994. Since 1993, Mr. Weisstein has been a principal of Center Financial Advisors. In 1990 Mr. Weisstein founded W. S. Weisstein & Associates, a firm in Los Angeles engaged in investment banking and financial and real estate consulting activities. Prior to that, from 1985 to 1990, Mr. Weisstein was President, Chief Executive Officer and a director of the Bank of Los Angeles and its parent holding corporation, BKLA BANCORP. From 1982 to 1985, Mr. Weisstein was President, Chief Executive Officer and a director of Olympic National Bank, Los Angeles, California. Prior to that for more than ten years Mr. Weisstein served in various Vice Presidential capacities with several banks, including Imperial Bank, Union Bank and Security Pacific National Bank in Los Angeles, California. Mr. Weisstein has been a member of the board of directors of the Los Angeles Business Council since 1976 and was the chairman in 1985. Mr. Weisstein is active in numerous charitable and philanthropic activities and has received several honors, including Man of the Year for the San Fernando Valley Boys and Girls Club and the Spirit of Life Award from the City of Hope. Mr. Weisstein has been a member of the United Jewish Welfare Fund, a director of the Institute of Cancer and Blood Research, a director of St. Vincent Foundation of St. Vincent's Hospital of Los Angeles and a member of the Chancellors Associates of the University of California at Los Angeles. Mr. Weisstein received a B.S. degree from the University of California, Los Angeles in 1962, attended graduate school at Dartmouth College and received a law degree from Southwestern School of Law in 1970. Mr. Weisstein has lectured extensively in the area of banking regulation and financing.

     CHARLES B. ALLEN - 55. Mr. Allen became a director of the Company in 1995. Mr. Allen is the President of Monterey Consulting Associates, Inc., Watsonville, California, which he founded in 1993. This company is engaged in the development of the Science, Technology, Education and Policy Center at Fort Ord, California. The company works as Governmental Relations, Economic and Business Development liaison with the California State Legislature and county and local government agencies for the University of California, Santa Cruz. Since 1982, Mr. Allen has also been the President of both Heritage Development Corporation and Landmark Estate Company, Inc., Watsonville, California. As president of both companies, he has served several state and local government agencies by negotiating and coordinating major agency land acquisition projects. He also directed the land development activities for five major private land development projects within the Monterey Bay region of California and provided general real estate brokerage and property management for clients within Monterey and Santa Cruz Counties. Mr. Allen has been heavily involved in community and charitable activities in the Monterey Bay area. Mr. Allen received his bachelor's degree from California State Polytechnic University, San Luis Obispo, California, and an associate of arts from Hartnell College, Salinas, California.

     MARK ROSS - 41. Mr. Ross became a director of the Company in 1995. Since 1989, Mr. Ross has been President of Auerbach Financial Equities, Inc. and Auerbach Financial, Inc. Prior to that, starting in 1987, he was Director of Business Development and later Vice President of Marketing and Acquisition of Auerbach Leasing and Management Company. His current responsibilities include supervision of all acquisitions, financing requirements, dispositions, and asset management for the Auerbach real estate portfolio. He oversees real estate mortgage brokerage, equity placement, and third party buyer and seller representation. Prior to joining Auerbach, in 1981, Mr. Ross founded and was President of R&R Organization, Inc., a property management service concern specializing in apartments located in the Los Angeles basin. Mr. Ross is a member of the National Association of Realtors and The International Council of Shopping Centers. His community activities include service on the Boards of Directors of Jewish Family Services of Santa Monica and the University of Judaism in Los Angeles. Mr. Ross graduated in 1976 from Loyola University of Los Angeles with a Bachelor of Arts degree in Economics, as well as Communication Arts.

     JACOB SEGAL - 48, Vice President - Portfolio Administration. Mr. Segal joined the Company in 1994. From 1990 to the present Mr. Segal, who is a real estate broker, has been independently employed as a real estate and real estate finance consultant in both advisory, instructional and brokerage capacities. For the period 1988 to 1989 he was Senior Vice President, Acquisition of JDS Capital Corporation, a company formed to acquire and operate income properties. From January 1987 to October 1987, Mr. Segal was Vice President, Acquisition of

William Walters Co., advisor for REIT of California, an equity real estate investment trust. From 1985 to 1986, he was Senior Vice President, Director of Acquisitions for Oak Capital Corporation, a syndicator of apartment properties. From 1983 to 1985, Mr. Segal was Vice President of Gehr Corporation, a real estate investment affiliate of Gehr Industries, Inc., a wire and cable manufacturer and distributor. From 1979 to 1982, he was Acquisition Manager for Calmark Properties, a syndicator and developer of income properties. Mr. Segal's responsibilities in his prior positions were to identify and research real estate markets and properties, analyze, negotiate for and acquire income producing properties. Mr. Segal has an MBA from the UCLA Graduate School of Management and is a member of the American Management Association and Town Hall of California.

COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Committee. Promptly following the Initial Closing of the Offering, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreement. The Company expects that the Executive Committee will consist of the Chairman of the Board of Directors, the President and two Independent Directors.

     Audit Committee. The Board of Directors has established an audit committee consisting of two Independent Directors and one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Compensation Committee. Promptly following the Initial Closing of the Offering, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan, for the Company's executive officers. The Company expects that the Compensation Committee will consist of not less than two Independent Directors.

     Nominating Committee. Promptly following the Initial Closing of the Offering, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee shall consist of three directors, at least two of whom must be Independent Directors.

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

     The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice President, as well as the stock options for the officers and directors.



                                                                     Annual       Common Stock
                             Position                                Salary        Options(1)
                             --------                              -----------    ------------
Arthur P. Herring*       Chairman, CEO and CFO                     $100,000(2)         60,000
Dois Brock               President, Controller and Secretary       $ 72,000(2)         50,000
Gerald S. Weisstein*     Director                                        --            15,000
Charles B. Allen         Director                                        --            15,000
Mark Ross*               Director                                        --            15,000
Jacob Segal              Vice President                            $ 48,000            30,000

- -------------------

*    Member of Audit Committee
(1) To be issued upon Final Closing of the Offering. These options are nonqualified stock options. They have a ten year term; vest 25% per year commencing one year after date of grant; and are exercisable at $7.00 per share.
(2) Employment Agreements for Messrs. Herring and Brock contain provisions for bonus payments based on performance criteria customary in the REIT industry, as determined by the Compensation Committee. No such bonuses are presently planned.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter limits the liability of the Company's directors and officers to the Company and its shareholders for money damages to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action, as adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Company's Charter and By-Laws also permit the Company to indemnify its directors who have served another corporation or enterprise in various capacities at the request of the Company. The MGCL presently permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause
to believe that the act or omission was unlawful.   Indemnification may be made
against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the MGCL is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

     Prior to the Initial Closing of the Offering, the Company will obtain a directors and officers liability insurance policy. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

STOCK INCENTIVE PLAN

     The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and the Operating Partnership to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and the Operating Partnership and to provide incentives to such persons to maximize the Company's cash flow available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and the Operating Partnership (subject to the Ownership Limit) of stock-based compensation alternatives such as nonqualified stock options and incentive stock options and provides for the grant to Independent Directors (subject to the Ownership Limit) of nonqualified stock options on a formula basis.

     The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and the Operating Partnership the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

     The Stock Incentive Plan was approved by the Company's shareholders at a meeting held on August 14, 1995. The following awards may be made under the
Plan:

     Nonqualified stock options will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

     Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     Promptly after the Final Closing of the Offering, the Company expects to issue to certain officers, directors and key employees of the Company and the Operating Partnership options to purchase, subject to the Ownership Limit, an aggregate of 185,000 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such option will be ten years from the date of grant. Commencing one year from the Final Closing, each such option vests 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

     500,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than an Independent Directors who annually receive a fixed number of options automatically) so long as the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee during any calendar year cannot exceed $100,000, the grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for federal income tax purposes. See "Description of Securities -- Restrictions on Ownership."

     Federal Income Taxes. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(K) PLAN

     The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company and the Operating Partnership for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

     Employees of the Company and the Operating Partnership will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

     Effective as of the Initial Closing, the Company will enter into employment agreements with Messrs. Herring and Brock for a term of five years subject to automatic one year extensions unless terminated. The agreements will provide for annual compensation in the amounts set forth under "Executive Compensation" above and will contain provisions for bonus consideration based on performance standards consistent with those established in the REIT industry for senior executives of REITs of a size similar to the Company. Bonus payments under the employment agreements will be determined by the Compensation Committee and at their discretion may be paid in cash; deferred for future payment; paid in unregistered Common Stock of the Company; paid through additional grant of options or some combination of the above. In addition, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; granting the officers certain "piggyback" registration rights for their securities in the Company; providing for salary and benefit continuance for six months if the officer is permanently disabled; and providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company resulting in the officer's demotion or reduction in his compensation or responsibilities within two years of the change of control event. Change of control is generally defined to include a consolidation in the hands of one Person of 30% or more of the voting securities of the Company, a business combination after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.

                             PRINCIPAL SHAREHOLDERS

     The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS

                                                         1995
                                                      Convertible
                                        Common         Preferred                      Percent of All
                Name                     Stock         Stock(1)             Voting Shares Outstanding, Assuming
- ------------------------------------   ---------      -----------      ---------------------------------------------
                                                                        Minimum     Minimum     Maximum     Maximum
                                                                        Common     Combined     Common     Combined
                                                                       Offering    Offering    Offering    Offering
                                                                       ---------   ---------   ---------   ---------
Arthur P. Herring(3)                   33,678(3)            360,000       11.45%      10.52%       6.25%       4.59%
2221 Rosecrans Avenue
Suite 110
El Segundo, CA 90245

Elizabeth W. Herring(2)                33,678(3)            360,000       11.45%      10.52%       6.25%       4.59%
215 John Street
Manhattan Beach, CA 90266

The Danube Rousse Inc.(2)              33,678(3)            360,000       11.45%      10.52%       6.25%       4.59%
215 John Street
Manhattan Beach, CA 90266

Michelle Loegering, as Trustee(4)      33,678(3)            360,000       11.45%      10.52%       6.25%       4.59%
Regent IV Trust
19800 Hawthorne Boulevard
No. 258-306
Torrance, CA 90503

- --------------------
(1) See "Description of Securities -- 1995 Convertible Preferred Stock" for details on restrictions on conversion of this stock.
(2) Elizabeth W. Herring is the sole owner of The Danube Rousse Inc., and by virtue of such ownership has voting and investment control of the Company's Common Stock owned by The Danube Rousse Inc. Arthur P. Herring is the spouse of Elizabeth W. Herring. Mr. Herring has advised the Company that he disclaims any pecuniary beneficial interest of the Company's stock owned by The Danube Rousse Inc.
(3) Represents approximately 12.26% of the 274,714 shares of Company Common Stock presently outstanding.
(4) Michelle Loegering, as Trustee of Regent IV Trust, has voting and investing control of the Company's stock owned by Regent IV Trust. Ms. Loegering is otherwise not affiliated with the Company. The beneficiaries of Regent IV Trust are Michelle Loegering, Kelly Loegering and Thomas J. Loegering, Jr., none of whom are affiliated with the Company.

DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                            1995
                                           Percent       Convertible      Percent                   Percent      Common     Percent
                                 Common       of          Preferred          of       Series "D"       of        Stock         of
        Name/Position           Stock(4)    Class      Stock(1)(2)(4)      Class     Warrants(1)     Class     Options(3)    Class
- -----------------------------   --------   --------   -----------------   --------   ------------   --------   ----------   --------
Charles B. Allen, Director                                       --                                               15,000        8.1%
Dois Brock, President                                        95,000           9.3%      45,000          9.7%      50,000       27.0%
Arthur P. Herring(4)             33,678       12.3%         360,000          35.2%     107,500         23.2%      60,000       32.4%
Mark Ross, Director                                              --                                               15,000        8.1%
Jacob Segal,                                                 25,000           2.4%                                30,000       16.2%
  Vice President
Gerald S. Weisstein,                                         30,000           3.0%      10,000          2.2%      15,000        8.1%
  Director
Directors and Officers
    as a group(5)                33,678       12.3%         510,000          50.0%     162,500         35.1%     185,000      100.0%

                                =======    =======          =======          ====      =======         ====      =======      =====

- ----------------
(1) See "Description of Securities" for information about these securities. None of the warrants may be exercised presently. The warrants set forth opposite Messrs. Brock and Herring's names are not exercisable, by agreement, until six months after the end of the Company's first fiscal year wherein its audited consolidated financial statements reflect an Adjusted Equity value of $25,000,000 or more plus Funds from Operations of $2,500,000 or more. The warrants set forth opposite Mr. Weisstein's name are not exercisable, by their terms, for a 35-month period commencing at the end of the 13th month after the Final Closing of the Offering.
(2) Except as set forth in note 4 below, the named holder has exclusive voting and investment control over such securities.
(3)  None of such options is exercisable until one year from the Final Closing.
(4) Mr. Herring's spouse, Elizabeth W. Herring, controls voting and investment of all assets of The Danube Rousse Inc. which holds the shares of Common Stock, 1995 Convertible Preferred Stock and Series "D" Warrants set forth opposite Mr. Herring's name.
(5) The percentage of all voting securities of the Company (Common Stock and 1995 Convertible Preferred Stock) owned by all officers and directors of the Company as a group is 15.8%.

                       INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT OBJECTIVES

     The Company's investment objective is to pay to its shareholders predictable quarterly Distributions which grows as a result of increases in cash flow and capital gains from the sale of properties. The Company will seek to realize its objective through its acquisition of ownership interests in the Properties and selective acquisitions of other properties in the future which can be acquired on favorable terms and yields. The yields from the diversified portfolio of residential income and commercial income properties will be maximized through a balance of Distribution payments, reinvested capital, Property loan financing and active management of the Company's Properties.

     The Company intends to achieve these objectives by purchasing a diversified portfolio of garden-style apartments and suburban commercial and retail income properties in the Western United States. The Properties will be leased to a variety of residential, retail and commercial tenants. The amount of money raised by the Company in the Offering and borrowed from lenders will affect the number of Properties the Company will be able to purchase. The more Properties the Company purchases, the more diversified it will be and the less it will be affected by any single Property that does not perform as expected.

     The Company expects to acquire additional properties through the Operating Partnership, although it is not required to do so. The Board will consider causing the Company, at any time, to make investments directly without the involvement of the Operating Partnership if such direct investment is deemed to be in the best interests of the Company and the Operating Partnership. The Company will seek to utilize numerous property acquisition and financing strategies to realize its objective. Favorable acquisitions will be accomplished by using tax deferred exchanges, stock for equity swaps, partial acquisitions and joint venture arrangements.

     The Company may purchase or lease properties for long-term investment, expand and improve the Properties to be acquired or sell such Properties, in whole or in part, when circumstances warrant. Where the Company participates with other entities in property ownership, through joint ventures or other types of co-ownership, these investments may be subject to existing mortgage financing and other indebtedness which may have priority over the equity interest of the Company

     While the Company emphasizes equity real estate investments, it may, in its discretion, invest in mortgages, stock or other REITs and other real estate interests, subject to limitations on a REIT under the Code. See "Federal Income Tax Considerations -- Requirements for Qualification." Such mortgage investments may include participating or convertible mortgages. However, the Company has no plans to invest in such assets at this time.

     The Company's investment objectives and techniques may be changed by the board (including a majority of the Independent Directors) without the approval of the shareholders. While the Company intends to achieve its objective by purchasing a diversified portfolio of income producing properties (see "Description of Properties"), the Company's investment policies may vary as new investment opportunities and techniques evolve. Any such change may affect the types of non-real estate short-term investments in which the Company invests during the interim periods in which capital is not fully invested in Properties. As the general partner of the Operating Partnership, the Company will also determine the investment policies of the Operating Partnership.

     There are no limitations on the percentage of the Company's assets that may be invested in any one property or venture. The Board of Directors may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which the Company will seek to invest or in the concentration of investments in any one geographic region.

Acquisition Plan

     To insure the highest quality property purchases the Company has adopted an acquisition plan. The Company's plan is to seek high quality properties in areas with a large and diverse employment base, and then provide solutions for certain types of financial problems. These problems include:

     .    Sellers that need exchanges to defer capital gains tax
     . Owners that have over-financed their property and impaired their cash flow
     . Partnership owners that wish to sell out but find little market for their partnership interests
     . Excellent properties that require capital for clearly established demands for expansion
     . Owners that seek to improve the security and cash flow of their property by replacing debt with equity

     The Company will not buy troubled properties and seek to make them good. The plan is to attract the best real estate opportunities by providing financial solutions that benefit the Company and the owner/seller.

Target Properties

     Management believes that, in today's real estate market, many of properties are over burdened with debt as a result of the severity of the economic recession. The debt, placed on the properties in prior years, is now inconsistent with reduced cash flows being received by the properties. Owners are faced with the current lessened ability to service existing debt and lessened property value. Their attempts to rely on traditional lenders to assist in refinancing is proving to be illusory. The assets with which the Company will build its portfolio will be residential income properties as well as selected income-producing commercial properties often with debt which is "obsolete" in today's market or which possess unsatisfactory terms or features. It is intended that such loans will be recast through negotiations with both seller and lender, resulting in the retirement or restructuring of the debt. The Company, therefore, will concentrate on the solution to property financing problems, not the solution of property performance problems.

     Apartment projects consisting of 50-200 units for middle to upper income tenants located in the economic markets of the Western United States, with a major emphasis on the broad markets available in California, together with certain retail and commercial properties including commercial retail shopping centers and suburban office buildings, will be the core of the Company's asset base. Purchase prices for properties are expected to be between $1,000,000 -- $16,000,000. All properties must be performing in that they have a verifiable record of stable income that has been actually received at the levels used to qualify the property for purchase. This income should equal or be very similar to the average income received over the past 12 months. Income that will be considered is income actually received, not that which is scheduled. All expenses of the projects must be stable and verifiable. Underwriting criteria to be used by the Company will not be entirely based on the seller's actual expenses. Additional allowances for deferred maintenance, future maintenance, property taxes and replacement reserves will be included at the time of purchase and in revenue/expense models used in managing the portfolio. The decision-making focus will be on cash-on-cash returns, current yield, price per unit, and percentage of replacement cost.

     In selecting properties in which to make investments, the Company will consider the extent to which a particular property may generate depreciation. Depreciation deductions may reduce taxable income generated by the Company which may enable the Company to pay Distributions which are partially free from current taxation. The Company will depreciate its real properties for tax purposes on a straight-line basis over a 27.5 year period for residential rental properties and a 39 year period for commercial properties, except where the Code requires a different depreciation period, as it may with respect to property leased to governments and to foreign lessees. See "Federal Income Tax Considerations."

Investments in Loans

     The Company has no current plans to make Loans, although it is not prohibited from doing so. The Company would attempt to structure any Loan in a manner which would provide an economic return similar to that which the Company could expect in an acquisition transaction. The Board, including a majority of Independent Directors, must approve any transaction structured as a Loan. Some Loans may, in addition to providing a base rate of interest, be combined with provisions permitting the Company to participate in the economic benefits of any increase in gross revenues of the real property securing repayment of the Loan. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." If Loans are made, they are not currently expected to comprise a significant portion of the Company's portfolio.

Other Investments

     There can be no assurance as to when the Company's capital may be fully invested in Properties. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT." Pending such investment, the balance of the proceeds of the Offering will be invested in Permitted Temporary Investments, which are defined to mean short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain its REIT status, the Company also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT Provisions of the Code. The Company expects that such securities will consist primarily of shares issued by other REITs and mortgage-backed securities guaranteed by GNMA, FNMA or FHLMC. If all the proceeds derived from the Offering are not invested or committed to be invested by the Company prior to the expiration of the later of 24 months after the date of this Prospectus or one year after the termination of the Offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital. without any deductions for Organizational and Offering Expenses or Acquisition Fees or Expenses. For the purpose of the foregoing provision, funds will be deemed to have been committed to investment within such period and will not be returned to shareholders to the extent written agreements in principle have been executed at any time prior to the expiration of such period, regardless of whether such investments are consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, regardless of whether any such payments are made.

     If at any time the character of the Company's investments would cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, the Company shall take such action as is necessary in order to ensure that the Company is not deemed to be such an "investment company."
The Company will continually review its investment activity to attempt to ensure that it does not come within the application of the Investment Company Act of 1940. Among other things, it will attempt to monitor the proportion of its portfolio which is placed in various investments so that the Company does not come within the definition of an investment company under such Act.

     The Company's working capital and other reserves will be invested in Permitted Temporary Investments. The Company will evaluate such factors as the relative risks and rate of return, the Company's cash needs and other appropriate considerations when making short-term investments on behalf of the Company. The rate of return of Permitted Temporary Investments may be less than or greater than would be obtainable from real estate investments.

INVESTMENT LIMITATIONS

     In general, the Company will not:

     . invest in commodities or commodity futures contracts, such limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with the Company's ordinary business of investment in real estate and mortgages,

     . make investments in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property. "Unimproved Real Property" means property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year,

     . issue debt securities in the absence of adequate cash flow to cover debt service.

     .    engage in trading, as compared with investment activities,

     . invest more than five percent of the value of its assets in the securities of any one issuer,

     . invest in securities representing more than ten percent of the outstanding voting securities of any one issuer,

     . lend money to or lease Property to or from Affiliates of the Company without the approval of a majority of the Independent Directors.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The Independent Directors will review the Company's investment policies at least annually to determine that the policies being followed by the Company are in the best interest of the shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the Company. The methods of implementing the Company's investment policies also may vary as new investment techniques are developed. The methods of implementing the investment objectives and policies of the Company, except as otherwise provided in the Organizational Documents, may be altered by a majority of the directors (including a majority of the Independent Directors) without the approval of the shareholders.

LEASING AND PROPERTY MANAGEMENT

     The Company believes in an aggressive leasing and property management strategy conducted by professionals with extensive experience, knowledge of local markets and an established track record with prospective residential or commercial tenants. All of the Company's leasing and property management activities will be conducted in-house or by engaging independent in-place property managers. As necessary, the Company will engage independent property managers. The Company's overall property management and leasing strategy is designed to keep the occupancy of its Properties as high as possible at rental rates within the average range of rates for similar properties in the vicinity. The Company will attempt to minimize operating expenses in management, leasing, marketing, finance and other activities for all of the Properties through use of its experienced personnel and certain economies of scale available to it.

FINANCING STRATEGY/LEVERAGE

     While one of the Company's investment objectives will be diversification, the number of different properties the Company can acquire will be affected by the amount of funds available to it. Since the Company may have a minimum of $15,000,000 and a maximum of $50,000,004 in Gross Offering Proceeds, the full extent of the Company's actual operations cannot be determined at this time. The Company's goal, subject to the availability of mortgage financing, is to borrow not more than 50% of the gross asset value of all of its properties as determined by management, but there is no limit on borrowings on individual Properties. Gross asset value of the Properties will be calculated by totaling lenders' appraised values for Properties being financed with (i) in the case of unleveraged Property, such Property's undepreciated acquisition cost, if the acquisition occurred within six months of the applicable determination date, or the value of the Property as determined by an independent appraiser within 90 days of the applicable determination date, or (ii) in the case of leveraged Property, the lenders' appraised value if such appraisal is dated within six months of the applicable determination date, or the value of the Property as determined by an independent appraiser within 90 days of the applicable determination date. Gross asset value of Company Properties will be determined prior to each acquisition of a Property which involves mortgage financing and prior to the refinancing of any Property.

     It is expected that, by operating on a leveraged basis, the Company will have more funds available and, therefore, will make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company's liability for repayment of indebtedness is expected to be limited to the value of the Property securing such liability and the rents or profits derived therefrom, leveraging increases risks to the Company because mortgage principal and interest payments, as well as other fixed charges, must be paid in order to prevent foreclosure on such Property by mortgagees regardless of the generation of income by Properties. See "Risk Factors -- Risks Associated with Borrowing." To the extent that the Company does not obtain mortgage loans on its Properties, its ability to acquire additional Properties will be restricted.

     In addition to mortgage financing, the Company may seek financing (subject to the foregoing 50% debt-to-equity limitation) in the form of debt securities. The Company will determine its financing opportunities in light of the then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors.
If the Board determines that additional funding is desirable, the Company may raise such funds through the issuance of equity securities or debt securities or other methods as appropriate.

     It is anticipated that certain borrowings will be made through the Operating Partnership, although the Company may also incur indebtedness that may be reloaned to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. See "Operating Partnership Agreement." Indebtedness through the Operating Partnership may be in the form of purchase money obligations, public or privately placed debt instruments, financing from institutional lenders, and may be unsecured or secured as appropriate.

     The Board also has the authority to cause the Operating Partnership to issue additional OP Units in any manner as it deems appropriate, including in exchange for property. See "Operating Partnership Agreement -- Capital Contributions."

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership will be organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. Generally, pursuant to the Operating Partnership Agreement, the Company as the sole general partner of the Operating Partnership will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to (i) enter into certain major transactions including acquisitions, dispositions and refinancings, (ii) change the Operating Partnership's line of business and distribution policies, (iii) sell some or all of the Operating Partnership's assets, (iv) otherwise dispose of some or all of the Operating Partnership's assets in a merger or other reorganization, or (v) dissolve.

     Except as required by applicable law, the OP Limited Partners will have no authority to transact business for, or participate in, the management of the Operating Partnership; however, the consent of a majority of the outstanding percentage interests of the OP Limited Partners (unless the Company owns more than 50%, directly or indirectly, of the equity of such OP Limited Partner) will be required with respect to certain extraordinary actions involving the Operating Partnership including (i) the amendment, modification or termination of the Operating Partnership Agreement other than to reflect permitted transfers of interests in the Operating Partnership and certain other events, (ii) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee for any of the assets of the Operating Partnership, (iii) the institution of any proceeding for bankruptcy of the Operating Partnership, (iv) the transfer of any general partner interests in the Operating Partnership, including through any merger, consolidation or liquidation of the Company and (v) the admission of any additional or substitute general partner in the Operating Partnership.

TRANSFERABILITY OF OP UNITS

     With certain limited exceptions, the OP Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the Company, which the Company may withhold in its sole discretion. The Company may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation or a publicly traded partnership for federal income tax purposes.

CAPITAL CONTRIBUTIONS

     The Company will contribute as its initial capital contributions to the Operating Partnership any Properties acquired with the net proceeds of the Offering and any cash remaining from the net proceeds following acquisition of such properties in exchange for an approximately initial 99% general partner interest. Until other limited partners are admitted to the Operating Partnership, the remaining one percent is held by Arthur P. Herring and Dois Brock. See "Management -- Executive Officers and Directors." Upon the admission of other limited partners, Messrs. Herring and Brock will resign as limited partners. (See "Operating Partnership Agreement --

Capital Contributions." The Company will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering. The value of each OP Limited Partner's capital contribution shall equal its pro rata share of the value of the interests received by the Operating Partnership. The Operating Partnership Agreement provides that, in connection with any proper Operating Partnership purpose, the Company may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Moreover, the Company is authorized to cause the Operating Partnership to issue Operating Partnership interests to the Company, the OP Limited Partners or any other party as an additional OP Limited Partner for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Operating Partnership. Under the Operating Partnership Agreement, the Company generally is obligated to contribute the proceeds of a share offering as additional capital to the Operating Partnership; however, the Company may elect to use such proceeds to acquire assets directly rather than through the Operating Partnership if such direct acquisition is determined by a majority of the Independent Directors to be in the best interests of the Operating Partnership and the Company. The Company will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of such share offering and the Operating Partnership will be deemed simultaneously to have paid any associated fees and expenses incurred in connection with such share offering. Upon contribution of the proceeds of a share offering, the number of the Company's OP Units in the Operating Partnership shall be increased by the number of Company shares issued in the share offering (taking into account any adjustment in the "conversion factor," a multiplier intended to adjust for the occurrence of share splits, mergers, consolidations or similar pro rata share transactions which otherwise would have the effect of diluting the ownership interests of the OP Limited Partners or the shareholders of the Company), and the Company's percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the number of such additional OP Units. The percentage interests of the OP Limited Partners will be decreased on a proportionate basis, based on the number of their OP Units, in the event of additional capital contributions by the Company or any other party. In addition, if the Company or any other party contributes additional capital to the Operating Partnership, the Company may elect to revalue the assets of the Operating Partnership under appropriate circumstances to their fair market values (as determined by the Company). In such event, the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

REDEMPTION RIGHTS

     Pursuant to the Operating Partnership Agreement, the OP Limited Partners will receive the redemption rights, which will enable them to cause the Operating Partnership to redeem their interests in the Operating Partnership. The redemption price is the product (rounded down to the nearest whole number) of (i) the value of the whole number of shares of Common Stock equal to the number of OP Units offered for redemption, and (ii) the Conversion Factor which is currently 1 for 1. At the election of the Company, the Company may purchase the OP Units for either cash or the whole number of shares of Common Stock described above.

     The redemption price will be paid in cash in the event that the issuance of shares of Common Stock to the redeeming OP Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limit, (ii) result in the Common Stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, ten percent or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming OP Limited Partner to be "integrated" with any other distribution of shares of capital stock for purposes of complying with the Securities Act. Subject to limitations described in the Operating Partnership Agreement regarding compliance with applicable securities laws, antitrust laws and general transfer restrictions affecting the tax status of the Operating Partnership, the redemption rights may be exercised by an OP Limited Partner at any time after 18 months following the date on admission of such OP Limited Partner to the Operating Partnership, provided that, not more than two redemptions of any single OP Limited Partner may occur during each calendar year and each OP Limited Partner may not exercise the redemption right for less than 500 OP Units, or if such OP Limited Partner holds less than 500 OP Units, all of the OP Units held by such OP Limited Partner.

REGISTRATION RIGHTS

     The Company has agreed to file, immediately prior to 18 months following admission of the first additional OP Limited Partner to the Operating Partnership, a registration statement with the Commission for the purpose of registering the sale of shares of Common Stock issuable to future holders of OP Units upon redemption thereof. The Company will use its best efforts to have the registration statement declared effective and to keep it effective for a period of two years. Upon effectiveness of such registration statement, those persons who receive shares of Common Stock upon redemption of OP Units may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Company (on behalf of the Operating Partnership) will bear expenses incident to such registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares.

OPERATIONS

     The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses (the "Company Expenses") of the Company except those attributable to properties owned by the Company directly, and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to the public offering and registration of securities of the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership. The Company Expenses, however, will not include any administrative and operating costs and expenses incurred by the Company that are attributable to properties owned by the Company directly. The Company currently does not have any such properties, but may acquire such properties in the future.

DISTRIBUTIONS

     The Operating Partnership Agreement provides that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. No Partner in the Operating Partnership, including the Company, has an obligation to restore a negative balance in such Partner's capital account following a liquidation of the Operating Partnership.

ALLOCATIONS

     Income, gain and loss of the Operating Partnership for each taxable year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Section 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM

     The Operating Partnership will continue until December 31, 2094, or until sooner dissolved upon (i) the bankruptcy (as defined in the Operating Partnership Agreement), dissolution or withdrawal of the Company (unless the remaining Partners elect, pursuant to the voting requirements in the Operating Partnership Agreement, to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all of the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Operating Partnership (other than those held by the Company, if any), (iv) the election by the General Partner, or (v) the entry of a decree of judicial dissolution.

TAX MATTERS

     Pursuant to the Operating Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                           DESCRIPTION OF PROPERTIES

     Although the Company has not yet purchased any Properties, it has agreements to purchase interests in six Properties subject to the completion of a Minimum Common Offering or Maximum Common Offering. See "Property Descriptions" below for detailed descriptions of each of the Properties' uses, financing and operating histories. In the event of a Minimum Common Offering, four of the Properties will be acquired. Management proposes to acquire such properties in the following order: Sandpainter Apartments, Northwest Garden Apartments, Orangewood Place Apartments and Arrow Village Apartments. In a Maximum Common Offering, in addition to those properties, management proposes to acquire two additional properties in the following order: Westwood Self-Storage/Sportmart Building and Hewlett-Packard Building. While management expects to acquire the Properties in this order, circumstances may change requiring rearrangement of the acquisition order. In a Maximum Combined Offering, management would pay down debt on any Properties already owned and use the balance to acquire one or more additional properties which meet the criteria set forth above in "Investment Objectives and Policies."

     Management is presently evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for the Company. During the continuation of the Offering, and at such time during the negotiations of a potential property acquisition when management believes a reasonable probability exists that such property will be acquired by the Company, this Prospectus will be supplemented to disclose such potential property acquisition. This generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this Prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during the Offering also by means of a supplement to this Prospectus. See "Reports to Shareholders" for a description of other reports to shareholders which will describe property acquisitions.

     IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE IN THIS PROSPECTUS OR A SUPPLEMENT OF ANY POTENTIAL ACQUISITION CANNOT BE RELIED UPON AS AN

ASSURANCE THAT THE COMPANY ULTIMATELY WILL CONSUMMATE SUCH POTENTIAL ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE POTENTIAL ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     If only the Minimum Common Offering or the Minimum Combined Offering is completed, four apartment complexes (Sandpainter Apartments, Northwest Garden Apartments, Orangewood Place Apartments and Arrow Village Apartments) described below will be purchased.

     The Company expects that the Properties, or partnership interests relating to certain Properties, will generally be acquired through the Operating Partnership, but the Board may cause the Company to acquire Property or such a partnership interest directly if such direct acquisition is determined by the Board to be in the best interests of the Company and the Operating Partnership. See "Operating Partnership."

PROPERTIES

     The Properties consist of four garden style apartment complexes consisting of an aggregate of 480 units and two commercial/retail properties totaling 176,065 leasable square feet. All of the properties are being acquired from unaffiliated sellers in transactions whose prices and terms have been determined by arm's-length negotiations. In conducting such negotiations, the Company's management had access to per unit or per square foot prices (as applicable) and discounted cash flow sales prices for comparable buildings. Management believes the per unit or per square foot sales prices and capitalization rates of comparable buildings support the purchase prices. No appraisals were obtained. Of the six properties, three are located in the Los Angeles, California, metropolitan area and three are located in the Phoenix, Arizona, metropolitan area. The Properties will be managed by the Company by retaining in-place management services subject to short-term renewable contracts.

ACQUISITIONS

     Each of the Properties will be acquired by the Company according to the terms of separate purchase agreements.

     Minimum Common Offering/Minimum Combined Offering. The aggregate purchase price for the four Properties to be acquired under a Minimum Common Offering or Minimum Combined Offering (Sandpainter Apartments, Northwest Garden Apartments, Orangewood Place Apartments and Arrow Village Apartments) will be approximately $14,200,000, payable by the Company as follows: (i) approximately $11,700,000 in cash and (ii) $2.5 million mortgage bearing interest at a fixed rate of 7.875% per annum. The loan from the Federal National Mortgage Association ("FannyMae") was closed in April 1996 and has monthly installments based on a 25-year amortization of $18,706 through April 2003, at which time all outstanding principal and interest would be due. The mortgage is secured by the Arrow Village Apartments.

     Maximum Common Offering. In a Maximum Common Offering, the four Properties described above in Minimum Common Offering will be acquired together with the at least two additional Properties (Westwood Self-Storage/Sportmart Building and Hewlett-Packard Building). These additional Properties will bring the total aggregate purchase price for the six Properties to $43,100,000 payable by the Company as follows: (i) approximately $30,050,000 in cash; (ii) approximately $3,800,000 in retained partnership interests; and (iii) taking title to three Properties (Arrow Village Apartments, Hewlett-Packard Building and Westwood Self-Storage/Sportmart Building) subject to approximately $8,500,000 in new and existing mortgage debt. The debt secured by the Arrow Village Apartments is as described above for the Minimum Common Offering. The debt on the Westwood Self-Storage/Sportmart Building currently is an assumable loan with Topa Savings Bank that will be assumed with a balance of approximately $5,960,000 and is payable in monthly installments to fully amortize the balance by the year 2022. The interest rate is adjustable at 2.5% over the Federal Home Loan Bank 11th District cost of funds index.

COMPETITION

     All of the apartments, retail and commercial properties are located in developed residential and commercial areas. There are generally numerous other apartment, retail and commercial properties within a five-mile radius of the Properties. The amount of rentable space in the area could have a material affect on the Company's ability to rent space and the rents charged in the apartments, as well as the retail and commercial properties. In addition, the Company will be competing with others who may have greater resources and experience than the Company and its officers and directors for tenants.

PROPERTY DESCRIPTIONS

     The following is a description of each of the properties and the terms of purchase:

     Sandpainter Apartments, 2225 West Indian School Road, Phoenix, Arizona, is a 116-unit garden style apartment complex built in 1979 on five landscaped acres and consisting of eight frame and stucco buildings with full on-site amenities including a swimming pool and laundry facilities. Most units are subject to semi-annual leases which expire at various times throughout the year. The property is located within the Phoenix I-17 commercial corridor where the commute to downtown is under ten minutes and neighborhood community and shopping is immediately convenient. Major employers within a three-mile radius of the property include Phoenix Baptist Hospital, Grand Canyon University, Park Central Mall, Phoenix College, and Encanto Park. Competition in the area for tenants is strong between the many apartments within a five-mile radius, including Orangewood Place Apartments, although given their separation, and the number of apartment projects in the area, management believes the likelihood of direct competition with Orangewood Place Apartments is minimal. The number of rentable units in the area could have a material effect on the Company's ability to rent units and the rental rates received. The seller of this property represents occupancy for the past five years to be as follows: 95% (1991), 92% (1992), 92%
(1993), 94% (1994) and 95% (1995). Although it is not possible to reconstruct or verify the occupants of each unit for each month of the periods indicated above, the Company's investigations support the accuracy of seller's representations. The effective annual rental rate per unit for each of the past five years is approximately $3,497 (1991), $3,202 (1992), $3,226 (1993), $3,675
(1994) and $3,790 (1995).

     The purchase price is $2,200,000 where the Company will purchase the Property for cash. The seller's book value of the Property at December 31, 1995 was $1,667,144, net of depreciation. In the opinion of management, this Property will be adequately covered by insurance at acquisition. The Property is to be held as an income investment and title will be held in fee by the Operating Partnership. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocated to the land and will be depreciated by the straight-line depreciation method over 28.5 years. The annual realty tax is $13,072.42.

     Northwest Garden Apartments, 9350 North 67th Avenue, Peoria, Arizona, is a 198-unit garden style apartment complex located in a northwest suburb of Phoenix, Arizona, in an established residential and commercial area convenient to shopping, employment, and community centers. Northwest Garden Apartments is in Peoria on the border with Glendale, two cities in the Northwest Region of Maricopa County.

     Glendale and Peoria are near the I-17 industrial corridor, which has a concentration of high technology firms in the Northwest Region. Northwest Garden Apartments is within one mile of the North Grand employment center, an area containing light industry and professional office space. The City of Peoria possesses a major portion of the available commercial and industrial zoned property in metro Phoenix. Peoria markets itself aggressively to companies looking for a progressive city with an educated labor force, low priced housing, and access to the growing Phoenix Metro area.

     The property was built in 1984 and has been refurbished and maintained in good condition. Competition for tenants is strong among the many surrounding apartment complexes within a five-mile radius. The number of rentable units in the area could have a material effect on the Company's ability to rent units and the rental rate received. Most units are subject to annual leases which expire at various times throughout the year. The seller of this property represents occupancy for the past five years to be as follows: 94% (1991), 93% (1992), 94%
(1993), 95% (1994) and 96% (1995). Although it is not possible to reconstruct or verify the occupants of each unit for each month of the periods indicated above, the Company's investigations support the accuracy of seller's representation. The effective annual rental rate per unit for each of the past five years is approximately $4,157 (1991), $4,253 (1992), $4,350 (1993), $5,000
(1994) and $5,540 (1995).

     The purchase price is $6,950,000 cash. The seller's book value of the Property at December 31, 1995 was $3,118,666, net of depreciation. In the opinion of management this Property will be adequately covered by insurance at the Closing. The Property is to be held as an income investment and title will be held in fee by the Operating Partnership. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocated to the land and will be depreciated by the straight-line depreciation method over 28.5 years. The annual realty tax is $48,662.86.

     Orangewood Place Apartments, 7328 North 27th Avenue, Phoenix, Arizona, is an 84-unit garden style apartment complex located in an established residential and commercial area convenient to shopping, employment, and community centers. The property was built in 1984 and has been refurbished and well-maintained. Most units are subject to semi-annual leases which expire at various times throughout the year. Competition for tenants is strong among the many surrounding apartment complexes within a five-mile radius, including Sandpainter Apartments, although given their separation, and the number of apartments projects in the area, management believes the likelihood of direct competition with Sandpainter Apartments is minimal. The number of rentable units in the area could have an adverse affect on the Company's ability to rent units and the rental rate received. The seller of this property represents occupancy for the past five years to be as follows: 89% (1991), 92% (1992), 92% (1993), 95%
(1994) and 96% (1995). Although it is not possible to reconstruct or verify the occupants of each unit for each month of the periods indicated above, the Company's investigations support the accuracy of seller's representations. The effective annual rental rate per unit for each of the past five years is approximately $2,467 (1991), $2,984 (1992), $3,000 (1993), $3,750 (1994) and
$3,990 (1995).

     Orangewood Place Apartments is strategically located within the Interstate 17 commercial corridor; I-17 being the most heavily traveled portion of the entire Metropolitan Phoenix freeway system. The property is located just one mile west of the freeway on 27th Avenue. The commute time to midtown or downtown Phoenix from Orangewood Place Apartments is less than fifteen minutes. The residents have a similar short drive north to Phoenix's largest regional shopping center, Metro Center, and its neighboring business and research and development parks. Major employers within a three-mile radius of Orangewood Place Apartments are Phoenix Baptist Hospital, Grand Canyon University, Metro Center Mall and Chistown Shopping Center.

     The purchase price is $1,800,000 and the Company intends to purchase the property for cash. The seller's book value of the Property at December 31, 1995 was $1,182,869, net of depreciation. In the opinion of management, this Property will be adequately covered by insurance at acquisition. The Property is to be held as an income investment and title will be held in fee by the Operating Partnership. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocated to the land and will be depreciated by the straight-line depreciation method over 28.5 years. The annual realty tax is $17,475.38.

     Arrow Village Apartments, 186615 Arrow Highway, Azusa, California, is an 82-unit garden style apartment complex located in an established residential area in close proximity to employment, shopping, and community centers. Competition for tenants is strong from numerous surrounding apartments complexes in the neighborhood. The subject Property will compete with tenant amenities and property management responsiveness. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocated to the land and will be depreciated by the straight-line depreciation method over 18.5 years. Most units are subject to annual leases which expire at various times throughout the year. The property was built in 1977 and refurbished in 1995 by the Sellers after purchasing it from a bank which had acquired it in foreclosure. When acquired by the Seller, the property was in a state of disrepair and, through neglect, most of the tenant base had left. After refurbishing the property which was completed in Summer 1995, the seller re-rented all the units at an average effective rental per unit of approximately $6,700 per year, which is slightly below the surrounding market for comparable properties. No records of occupancy are available to the Company for years prior to 1993 when it was foreclosed upon by a bank. Based on financial data available from seller, the Company estimates that occupancy rates for the Property were 64% in 1993 and 66% in 1994. In 1995, occupancy went down to 59% during the construction/rehabilitation period and climbed to 99% in October after completion of rehabilitation where it remained until the end of the year. The effective rent per unit for 1995 is $6,456. In determining the purchase price for the Property, the Company assumed a vacancy allowance of six percent. The average 1995 annual market rental rate per unit for comparable properties was $7,236, $7,260 and $6,510, respectively, for three similar properties located in the area.

     The purchase price is $3,250,000 consisting of $750,000 cash and $2,500,000 of mortgage debt. The seller's book value of the Property at December 31, 1995 was $2,209,379, net of depreciation. Arrow Village Apartments closed in April 1996 a $2,500,000 mortgage bearing interest at the rate of 7.875% per annum.
The loan is from the Federal National Mortgage Association ("FannyMae") and has monthly installments based on a 25-year amortization of $18,706 through April 2003, at which time all outstanding principal and interest would be due. In the opinion of management, this Property will be adequately covered by insurance at acquisition, except that earthquake insurance is not available from any source. This Property is to be held as in income investment and title will be held in fee by the Operating Partnership. The annual realty tax rate is approximately 1.25% of the purchase price or $40,625.

     Westwood Self-Storage/Sportmart Building, 1901 Sepulveda Boulevard, Los Angeles, California, is a 104,000 square foot, three-story over parking building built in 1987. The present use for this building is to provide a large single tenant retail location on its ground floor supported with ample parking. The second and third floors of this building are configured and operated as a retail self-storage targeted toward both individuals and businesses. The Company intends to continue this use as it holds the Property as an income investment property. The ground floor is leased by Sportmart, Inc., an Illinois based national sporting goods discount retail distributor. Sportmart, Inc. leases the entire 31,600 square foot ground floor (32.7% of the total square feet) and is the only tenant to lease in excess of ten percent of the total leasable square footage. The Sportmart lease expires in January 1998 and contains two options to extend this lease for a period of ten years each. Currently, the total rent per annum from this lease is $506,872 on a full service basis where Sportmart, Inc. reimburses the owner for one-third of the building operating expenses.
This reimbursement equals approximately $44,450 per annum. The second and third floors of the building are operated as a self-storage facility containing 802 individual storage units and which is effectively 100% occupied with a waiting list. The 64,934 leasable square feet on the two floors represents 67.3% of the total square footage of the building. Each storage unit lessee executes a separate lease. These leases are for varying lengths of time, but generally for periods of time of one year or less. The total rent received from these leases equals a combined total of approximately $900,000 per annum. The occupancy reports for the last five years by seller of the Property is as follows: 84%
(1991), 88% (1992), 98% (1993), 97% (1994) and 99% (1995).  The Company's
investigations support the accuracy of seller's reports. The effective annual rental price per square foot for each of the last five years is $12.99 (1991), $13.66 (1992), $15.12 (1993), $15.05 (1994) and $15.45 (1995). There were no free rent periods or give-backs.

     The following table sets forth as of December 31, 1995 tenant lease expirations for the next ten years of the Property assuming no tenants exercise renewable options:

                                                                                                                   Percent of Total
                                                                              Annual           Average Base Rent    Lease Rentable
       Lease                 Number of                                      Minimum Rent        Per Square Foot      Square Feet
    Expiration                Leases              Lease Rentable           Under Expiring       Under Expiring      Represented by
       Year                  Expiring              Square Feet                Leases                 Lease         Expiring Leases
    ----------               ---------            --------------          --------------       ----------------    ---------------
      1995                        -                        -                        -                    -
      1996                      802                   64,934                  900,000                13.86               67.3
      1997                        -                        -                        -                    -                  -
      1998                        1                   31,600                  506,872                16.04               32.7
      1999                        -                        -                        -                    -                  -
      2000                        -                        -                        -                    -                  -
      2001                        -                        -                        -                    -                  -
      2002                        -                        -                        -                    -                  -
      2003                        -                        -                        -                    -                  -

      2004                        -                        -                        -                    -                  -

     The building location is in the suburban West Los Angeles area of the City of Los Angeles in a mixed residential and commercial area on a major north-south artery. The self-storage building draws on both commercial business users as well as individuals. The building has good visibility and freeway access.

     Competition for tenants, either retail or self-storage lessees, is strong in this highly urbanized environment. The focus of the building is on the middle to upper income market where there are relatively few other retail or self-storage locations as large and accessible. Notwithstanding, within a five-mile radius there are many competitors with comparable facilities which may have resources greater than that of the Company.

     The Property will be acquired by the Operating Partnership which will form a new limited partnership ("AMREIT No. 1901") with the Property's current owner which will manage the self-storage portion of the business. The purchase price for the property is $12,900,000. The seller's book value of the Property at December 31, 1995 was $9,688,890, net of depreciation. The Operating Partnership will contribute $4,648,100 to AMREIT No. 1901 for a 67% interest in AMREIT No. 1901, and the seller will contribute the property for a 33% interest (with an agreed value of $2,290,000). AMREIT No. 1901 will assume existing mortgage debt on the property of $7,450,000, and $1,448,139 of the cash contributed by the Operating Partnership will be used to pay down existing mortgage debt. This loan, with the reduced principal balance of approximately $5,961,861, will be assumed at an interest rate which floats at 2.5% over the 11th District Federal Home Loan Bank rate which is, when combined with the 2.5% margin, presently 7.731%. The scheduled loan maturity is February 2007 and contains no prepayment penalty. The principal balance due at maturity, assuming the presently prevailing interest rate of 7.31% over the remaining loan term, would be approximately $3,857,458. The Company intends to replace this financing with fixed rate financing in the future.

     The Operating Partnership will receive a priority 10.5% return from cash flow from operations on funds invested in AMREIT No. 1901. The seller will receive an eight percent preferred return on its equity from cash flow from operations after the Operating Partnership's priority return. Remaining cash flow from operations will be divided 50/50. Proceeds from sale or refinancing of the Property will be distributed (i) first, to pay debts of AMREIT No. 1901,
(ii) next, to provide a preferential return to the Operating Partnership on certain portions of its net capital contributions prior to distributions to all partners, (iii) next, distributions will be made to all partners on a pro rata basis until the partners' net capital accounts are returned in full, (iv) next, any unpaid preferred returns will be paid to the partners, and (v) any balance will be distributed 50% to the seller, provided that if the seller's net capital contribution falls below ten percent of its original capital contribution (i.e., below $229,000), such balance will be distributed to the partners pro rata in accordance with the balance of their respective net capital contributions.

     As a part of the transaction, the Company has granted to the seller a redemption right wherein, assuming the preferred return requirements are being met by the cash flow from operations of the Property, the seller may require the Company to redeem all or a portion of seller's partnership interest in AMREIT No. 1901 for cash, or, in an amount equal to seller's net capital contribution to AMREIT No. 1901. In the opinion of management, this Property will be adequately covered by insurance at acquisition, except that earthquake insurance is not presently available from any source. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocable to the land and depreciation will be over a 28.5 year life in a straight-line method. The realty tax rate will be approximately 1.2% of the purchase price, or $154,000.

     Hewlett-Packard Building, 5805 Sepulveda Boulevard, Van Nuys, California, is a Class A, eight-story, suburban office building containing 85,750 rental square feet which was built in 1990 and which is fully leased. The present use for this building is to provide modern office space for corporate offices for businesses and professionals. The Company intends to continue this use as it holds the Property as an income investment property. The three principal tenants of this building, each of which occupy in excess of ten percent of the rental square footage and which collectively account for 83.3% of the total rental square footage are (i) Hewlett-Packard Company whose lease is for 39,000 square feet (45.4% of the total rentable square footage). Hewlett-Packard Company is a national manufacturer and distributor of electronics and computer hardware and software for both retail consumers and industrial consumers. The lease with Hewlett-Packard Company expires on January 31, 2003 and requires a two year notice to vacate. There are two options to extend this lease for successive five-year periods. Presently, the total rent per annum from this lease is $832,372; (ii) FHP, Inc., whose lease is for 17,276 square feet (20.2% of the total rental square footage). FHP is a national health maintenance organization headquartered in California. This lease expires April 12, 1997 and requires no less than a six month notice to vacate. There is one option to renew for a period of 5 years. Presently, the total rent per annum from this lease is $373,152; and (iii) Industrial Bank whose lease is for 18,143 square feet (21.2% of the total rentable square footage). Industrial Bank is a California commercial bank specializing in providing banking and financial services to both retail customers and small-to-medium sized businesses in the San Fernando Valley and the Greater Los Angeles Area. This lease expires November 13, 1998. There are four options to extend this lease for successive five-year periods. Presently, the total rent per annum from this lease is $485,931. The Property location is in suburban Los Angeles with excellent freeway visibility and vehicle access. The building began leasing in 1990 and has had the following levels of occupancy in the last five years: 34% (1991), 53% (1992), 100% (1993), 100% (1994) and
100% (1995). Effective annual rental rates per square foot for the last five years were: $26.66 (1991), $24.77 (1992), $23.19 (1993), $22.83 (1994) and
$22.85 (1995). There were no free rent periods or give-backs. Competition for tenants in the area for Class A office space is very keen. The Property is located in a market where it is designed to attract both local and regional tenants. While the Property is presently fully leased should one of the three major tenants vacate the amount of comparable rentable space in the area could have a materially adverse effect on the Company's ability to rent the vacated space at the present rental rates in a timely manner. Competitors in the market for tenants have greater resources in some cases.

     The following table set forth as of December 31, 1995 tenant lease expirations for the next ten years of the Property assuming no tenants exercise renewable options:

                                                                                                                   Percent of Total
                                                                              Annual           Average Base Rent    Lease Rentable
       Lease                 Number of            Lease Rentable            Minimum Rent        Per Square Foot      Square Feet
    Expiration                Leases               Square Feet             Under Expiring       Under Expiring      Represented by
       Year                  Expiring                                         Leases                 Lease         Expiring Leases
    ----------               ---------            --------------          --------------       ----------------    ---------------
      1995                        -                        -                        -                    -
      1996                        1                    2,492                   65,789                27.72                2.9
      1997                        2                   24,563                  460,596                23.02               28.6
      1998                        1                   18,143                  485,931                29.28               21.2
      1999                        -                    1,546                   16,536                23.57                1.8
      2000                        -                        -                        -                    -                  -
      2001                        -                        -                        -                    -                  -
      2002                        -                        -                        -                    -                  -
      2003                        1                   39,000                  832,372                21.36              45.51
      2004                        -                        -                        -                    -                  -

     The Property will be acquired by the Operating Partnership which will form a new limited partnership ("AMREIT No. 5805") with the Property's current owner where the Operating Partnership will be the sole general partner and title will be held in the name of AMREIT No. 5805. The purchase price for the property is $16,000,000. The seller's book value of the Property at December 31, 1995 was $13,767,124, net of depreciation. The Operating Partnership will contribute $6,400,000 to AMREIT No. 5805 for an 80% interest in AMREIT No. 5805, and the seller will contribute the property for a 20% interest (with an agreed value of $1,600,000). AMREIT No. 5805 will assume existing mortgage debt on the property of approximately $10,720,000, and $2,720,000 of the cash contributed by the Operating Partnership will be used to pay down existing mortgage debt to approximately $8,000,000. (In a Maximum Common Offering, existing mortgage debt will be paid in full.) This $8,000,000 loan will be assumed at a rate of interest of nine percent payable interest only until the scheduled maturity of December 29, 1998 when the principal balance is due. There is no prepayment penalty. The Company will seek to immediately refinance this loan upon acquisition at more favorable terms and rate. The Operating Partnership will receive a priority 10.5% return from cash flow from operations on funds invested in AMREIT No.

5805. The seller will receive an eight percent preferred return on its equity from cash flow from operations after the Operating Partnership's priority return. Remaining cash flow from operations will be divided 50/50. Proceeds from sale or refinancing of the Property will be distributed (i) first, to pay debts of AMREIT No. 5805, (ii) next, to provide a preferential return to the Operating Partnership on certain portions of its net capital contributions prior to distributions to all partners, (iii) next, distributions will be made to all partners on a pro rata basis until the partners' net capital accounts are returned in full, (iv) next, any unpaid preferred returns will be paid to the partners, and (v) any balance will be distributed 50% to the Operating Partnership and 50% to the seller, provided that if the seller's net capital contribution falls below ten percent of its original capital contribution (i.e., below $160,000), such balance will be distributed to the partners pro rata in accordance with the balance of their respective net capital contributions.

     As a part of the transaction, the Company has granted to the seller a redemption right wherein, assuming the preferred return requirements are being met by the cash flow from operations of the Property, the seller may require the Company to exchange all or a portion of seller's partnership interest in AMREIT No. 5805 for cash in an amount equal to seller's net capital contribution to AMREIT No. 5805.

     The purchase agreement contains a $500,000 reserve for seismic inspection/repair of the entire building. The building is located in the San Fernando Valley section of Los Angeles which was near the site of the January 1994 Northridge earthquake. The building inspections conducted as a part of the Company's due diligence reveal no material damage to the building. As a part of the Company's purchase agreement, the seller (i) has warranted to the Company that no additional seismic repair is necessary and (ii) has subordinated his $1,600,000 equity to any repair work which is found to be required. In the opinion of management, this Property will be adequately covered by insurance at acquisition, except that earthquake insurance is not presently available from any source. The depreciation tax basis will equal the purchase price less the portion of the purchase price allocated to the land and will be depreciated over a 28.5 years life on a straight-line method. The realty tax rate will be approximately 1.2% of the purchase price or $192,000.

                           DESCRIPTION OF SECURITIES

     The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Charter and is qualified in its entirety by reference to the Company's Charter.

GENERAL

     The total number of shares of stock which the Company has authority to issue is 56,515,000 shares, of which 35,000,000 are shares of Common Stock, $0.01 par value per share ("Common Stock"), and 21,515,000 are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof. All shares are subject to the Ownership Limit. In addition, no Person may, directly or indirectly, acquire Beneficial Ownership of a number of shares of 8% Preferred that, when added to other equity shares of the Company Beneficially Owned by such Person, would exceed five percent of the value of the outstanding equity shares of the Company.

     Common Stock. All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of preferred stock and to the provisions of the Company's Charter regarding the consequences of actually or constructively owning shares of Common Stock in violation of the Ownership Limit (as discussed below), holders of Common Stock will be entitled to receive Distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly Distributions, beginning with a Distribution for the first full calendar quarter ending after the Initial Closing. See "Distribution Policy."

     Subject to the provisions of the Company's Charter regarding the consequences of actually or constructively owning shares of Common Stock in violation of the Ownership Limit and to the matters discussed below under "Certain Provisions of Maryland Law and of the Company's Charter and By-Laws -- Control Share Acquisition," each outstanding share of Common Stock entitled the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

     Subject to the provisions of the Company's Charter regarding the consequences of actually or constructively owning shares of Common Stock in violation of the Ownership Limit, all shares of Common Stock will have equal Distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     8% Convertible Preferred Stock. The Board of Directors has authorized the issuance of up to 1,500,000 shares of 8% Convertible Preferred Stock and 1,136,364 of such shares are being offered for sale in this Offering at $13.20 per share. The 8% Preferred Stock is entitled to a $13.20 liquidation preference. The 8% Preferred Stock is entitled to receive, out of funds legally available therefor, cumulative Distributions at the annual rate equal to the greater of eight percent of the preferred liquidation amount per share, or twice the per share amount paid as Distributions on the Common Stock, with a maximum of $1.30 per share. Such amount is payable in each year when and as declared by the Board of Directors. Such amounts are cumulative. Each share of 8% Preferred Stock is entitled to one vote for each share of Common Stock into which it is convertible, disregarding fractional shares, and Common Stock and 8% Preferred Stock vote together, with the 1995 Preferred Stock, as a single class on all matters coming before the shareholders for approval; provided, however, that without the approval of at least a majority of the outstanding shares of 8% Preferred Stock, the Company may not (i) amend the Articles of Incorporation or Articles Supplementary to alter or change any rights, preferences or privileges of 8% Preferred Stock so as materially and adversely to affect the 8% Preferred Stock; (ii) increase or decrease the authorized number of shares of 8% Preferred Stock or effect a stock split or reverse stock split of the 8% Preferred Stock;
(iii) authorize another class or series of shares senior to the 8% Preferred Stock with respect to distribution of assets on liquidation, it being understood that the Board of Directors of the Company may authorize another class or series of preferred shares in parity with the 8% Preferred Stock with respect to distributions, including liquidating distributions; (iv) so long as Distributions to holders of 8% Preferred Stock are not current, purchase, redeem or otherwise acquire any Common Stock, directly or indirectly, except the purchase of Common Stock from an employee or consultant of the Company; (v) merge or consolidate with or into any other corporation or sell all or substantially all of its assets to any other corporation, except any such transaction not requiring approval of the Common Stock; or (vi) voluntarily elect to wind up and dissolve. For a period of 60 months commencing 90 days after the Final Closing, at the option of the holder, each share of 8% Preferred Stock is convertible into two shares of Common Stock, such conversion ratio being subject to normal anti-dilution adjustments.

     1995 Convertible Preferred Stock. The Board of Directors has authorized the issuance of up to 1,100,000 shares of 1995 Convertible Preferred Stock and has issued 1,021,500 shares of 1995 Convertible Preferred Stock. See "Capitalization." The 1995 Convertible Preferred Stock is entitled to no Distributions and is entitled to one vote per share for each share of Common Stock into which it is convertible, disregarding fractional shares, and Common Stock and 1995 Convertible Preferred Stock will vote together, with the 8% Preferred Stock, as a single class on all matters coming before the shareholders for approval although, without the approval of at least a majority of the outstanding shares of 1995 Convertible Preferred Stock, the Company may not undertake any of the actions described in clauses (i) through (vi) in the above description of 8% Preferred Stock. On liquidation, each share of 1995 Convertible Preferred Stock is entitled to a $0.01 liquidation preference (the "Preferred Liquidation Amount"), subject to adjustment in the event of adjustments in the conversion price. For a period ending on October 31, 2005, at the option of the holders, each share of 1995 Convertible Preferred Stock is convertible into one share of Common Stock, at the Preferred Liquidation Amount, provided, however, that no such conversion may occur until six months after the end of the Company's first fiscal year wherein its audited consolidated financial statements reflect total equity of $25,000,000 or more (with cumulative depreciation recorded in such consolidated financial statements since the acquisition of applicable properties added back and as adjusted for the difference, if any, between the agreed value of acquired property and the value of such property recorded by the Company in such consolidated financial statements) ("Adjusted Equity Value") plus Funds from Operations of $2,500,000 or more. The term "Funds from Operations" means net income of the Company as determined in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures. The conversion price is subject to normal anti-dilution adjustments. In addition, by contract with the Company, holders of 385,000 shares of 1995 Convertible Preferred Stock (including 25,000 held by Dois Brock, President of the Company, 150,000 held by The Danube Rousse Inc. (a principal shareholder) and 150,000 held by Regent IV Trust (a principal shareholder), and the balance held by three other Persons who are neither part of management or principal shareholders) have agreed not to convert those shares into Common Stock of the Company until six months after the end of the Company's first fiscal year wherein the Company's Adjusted Equity Value is $40,000,000 or more, and its Funds from Operations are $4,000,000 or more. Furthermore, by contract with the Company, holders of 391,500 shares of 1995 Convertible Preferred Stock (including 50,000 held by Dois Brock, 25,000 held by Jacob Segal, Vice President of the Company, 30,000 held by Gerald Weisstein, a director of the Company, 115,000 held by The Danube Rousse Inc., 115,000 held by Regent IV Trust, and the balance held by three other Persons who are neither part of management or principal shareholders) will not be permitted to convert those shares to Common Stock until six months after the end of the Company's first fiscal year wherein the Company's Adjusted Equity Value is $70,000,000 or more, and its Funds from Operations are $7,000,000 or more.

     Preferred Stock. In addition to the 8% Convertible Preferred Stock and the 1995 Convertible Preferred Stock, the preferred stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Articles of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of preferred stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of preferred stock.

     10% Convertible Notes Due October 1, 1996. The Company has issued in October 1995 an aggregate of $202,500 of 10% Convertible Notes due October 1, 1996 ("10% Notes"). These Notes bear interest at ten percent per annum, payable on maturity of the Note. Such Notes are convertible into unregistered shares of Common Stock of the Company at a conversion price of $4.50 per share. Such conversion may take place on the earlier of 90 days after the Final Closing or September 30, 1996, at the option of the holder. They are redeemable by the Company on or before September 30, 1996.

     10% Convertible Notes Due October 1, 1996, Series B. The Company has issued in November and December 1995 an aggregate of $56,281.50 aggregate principal amount of 10% Convertible Notes due October 1, 1996, Series B ("Series B Notes"). See "Risk Factors -- General Investment Risks -- Potential Securities Act Liability." The Series B Notes bear interest at ten percent per annum, payable on maturity of the Notes. They are convertible into unregistered shares of Common Stock of the Company at a conversion price of $4.50 per share. Such conversion may take place on the earlier of 90 days from the Final Closing or September 30, 1996, at the option of the holder. They are redeemable by the Company on or before September 30, 1996. The Series B Notes were sold without an exemption from registration under the Securities Act. Accordingly, any Series B Noteholder desiring to rescind its purchase of Series B Notes may require the Company to refund its purchase price plus interest from the date of purchase to the date of rescission payment.

     10% Notes, due April 15, 1997. The Company has issued an aggregate of $245,555.55 of 10% Notes, due April 15, 1997. The Notes were sold at a ten percent discount and bear interest at ten percent per annum, payable at maturity. The Notes are not convertible into any equity securities of the Company and are redeemable by the Company at any time.

     Series "A" Warrants. The Series "A" Warrants will be issued as part of the Units. They will have a three year life, are immediately exercisable, and will allow the holder to purchase one share of Common Stock for $7.00. These warrants are detachable from the Units immediately on issuance and contain appropriate anti-dilution clauses and will be fully transferable from the date of the close of the Offering. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and will be freely tradable. The Company does not intend to list the Series "A" Warrants on any market or exchange.

     Series "D" Warrants. The Company has authorized and has issued 463,133 Series "D" Warrants. Such warrants permit the purchase of one share of Common Stock at $3.50 per share subject to normal anti-dilution provisions and are non-transferable. In general, they are exercisable for a 35-month period commencing at the end of the 13th month after the Final Closing of the Offering. 57,133 of such warrants have been issued to former shareholders of Funding Co. on the basis of one warrant for each two shares of Funding Co. exchanged into Company Common Stock. 406,000 of such warrants have been issued in combination with 1,021,500 shares of 1995 Convertible Preferred Stock to various parties as consideration for accepting a substantially subordinate position to the public shareholders of the Company, including certain former shareholders of Funding Co. who are members of management, in the form of 1995 Convertible Preferred Stock. See "Principal Shareholders -- Director and Officer Stock Ownership. Holders of 336,000 of such warrants have agreed with the Company that they will not exercise their rights to purchase Common Stock pursuant to the warrant until six months after the end of the Company's first fiscal year wherein its audited consolidated financial statements reflect an Adjusted Equity Value of $25,000,000 or more plus Funds from Operations of $2,500,000 or more. Transfers of the Series "D" Warrants will be subject to Rule 144 promulgated under the Securities Act ("Rule 144"). Such warrants may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. All Series "D" Warrants expire 48 months after the Final Closing of the Offering. In the future, Common Stock issued upon exercise of these warrants will be registered for resale under the Securities Act.

     Series "E" Warrants. As compensation to Brookstreet Securities Corporation for assisting the Company in selling $202,500 of 10% Notes, the Company has issued in October 1995 72,500 Series "E" Warrants. These Warrants may not be exercised until 90 days after the date of the Final Closing. They will have a two year life commencing on the date of the Final Closing and will allow the holder to purchase one share of Common Stock for $4.50 per share. Transfers of the Series "E" Warrants will be subject to Rule 144. Such warrants may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In the future, the Common Stock issued upon exercise of these warrants will be registered for resale under the Securities Act.

RESTRICTION ON OWNERSHIP

     In order for the Company to qualify as a REIT, not more than 50% in value of its outstanding shares may be owned by any five or fewer individuals (including certain tax-exempt entities) during the last half of each taxable year of the Company, and the outstanding shares must be owned by 100 or more Persons independent of the Company and each other during at least 335 days of a 12 month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. For purposes of the "five or fewer test," a holder of a warrant, option to acquire Equity Stock, or certain convertible securities of the Company, is deemed to own the shares for which he has an option to purchase or a conversion right and the multiple classes of Shares may raise special valuation issues. The Company, therefore, may prohibit certain acquisitions and transfers of

Shares so as to facilitate the Company's continued qualification as a REIT under the Code. However, there can be no assurance that such prohibition will be effective.

     In order to assist the Board in preserving the Company's status as a REIT, the Charter contains a basic Ownership Limit which prohibits any Person or group of Persons from acquiring, directly or indirectly, Beneficial Ownership of more than 9.8% in value of the outstanding equity shares of the Company. Value will be determined by market prices. Shares owned by a Person or a group of Persons in excess of the Ownership Limit are deemed "Excess Shares." Shares owned by a Person who individually owns of record less than 9.8% of outstanding equity shares may nevertheless be Excess Shares if such Person is deemed part of a group for purposes of this restriction. In addition, in order to protect the integrity of the Ownership Limit set forth in the Company's Charter, no Person may, directly or indirectly, acquire or hold, beneficial ownership of a number of shares of 8% Preferred that, when added to other equity shares of the Company beneficially owned by such Person, would exceed five percent of the value of the outstanding equity shares of the Company. The Board of Directors will cause the shareholdings of Persons owning 8% Preferred to be regularly monitored in order to assist in the prevention of an inadvertent violation of the five percent restriction.

     As noted by tax counsel to the Company in its opinion, these ownership restrictions do not mathematically assure compliance with the ownership requirements for qualified REIT status of the Company. See "Federal Income Tax Considerations -- Summary of Tax Opinions." For example, if five individuals each purchased Common Stock with a value representing 9.8% of the total outstanding equity shares of the Company, their aggregate 49% ownership interest by value at the time of purchase could theoretically increase over time to over 50% of the value of the Company if the value of the Common Stock were to increase relative to the value of the 8% Preferred. However, due to the liquidation preference and other features of the 8% Preferred, the Company believes it is extremely unlikely that such a relative market value fluctuation would occur. Because it is more likely that the value of the 8% Preferred could increase relative to the value of the Common Stock, the additional five percent ownership restriction has been imposed with respect to holders of the 8% Preferred (including holders of both Common Stock and 8% Preferred) to assure compliance with the REIT ownership requirements.

     In addition to the right to prevent a transfer of 8% Preferred or other equity shares of the Company, the Company has the right, by written notice, to require a beneficial owner of this Company's shares to sell to the Company that number of shares of 8% Preferred necessary to prevent such Person from exceeding the five percent restriction. The purchase price for such shares is a cash amount equal to the aggregate market value of such shares on the date that the Company sends notice that it is exercising its right to purchase 8% Preferred from such Person in order to protect the five percent restriction. Subject to applicable law, the purchase right granted to the Company may be assigned by the Company to any Person which would not be in violation of the five percent restriction.

     The Charter stipulates that any purported issuance or transfer of shares shall be invalid with respect to those shares that result in the transferee-shareholder owning equity shares in excess of the Ownership Limit. If the transferee-shareholder acquires Excess Shares, such Person is considered to have acted as an agent for the Company and holds such Excess Shares on behalf of the ultimate shareholder.

     The Ownership Limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The Ownership Limit also does not apply to the underwriter in a public offering of the Shares. The Ownership Limit does not apply to a Person or Persons which the directors so exempt from the Ownership Limit upon appropriate assurances that the Company's qualification as a REIT is not jeopardized.

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

     All Persons who own five percent or more of the outstanding shares (or one percent or more if the Company has more than 200 but fewer than 2,000 shareholders) during any taxable year will be asked by the Company to deliver a statement or affidavit setting forth the number of shares of all classes beneficially owned, directly or indirectly, by such Persons.

DISTRIBUTIONS

     The Company intends after the Initial Closing to declare Distributions on a quarterly basis. It is anticipated that the declaration of Distributions will commence at the end of the first full calendar quarter after the Initial Closing. Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such Distributions are declared. The Company is required to distribute annually its Distributable REIT Taxable Income to comply with the REIT Provisions. Generally, income distributed as Distributions will not be taxable to the Company under federal income tax laws unless the Company fails to comply with the REIT Provisions.

     Distributions will be paid at the discretion of the directors, in accordance with the earnings, cash flow and general financial condition of the Company. The directors' discretion will be directed, in substantial part, by their obligation to cause the Company to comply with the REIT Provisions. Because the Company may receive income from interest or rents at various times during its fiscal year, Distributions may not reflect income earned by the Company in that particular period but may be made in anticipation of cash flow which the Company expects to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. The Company can borrow to make distributions if the borrowing is necessary to maintain the Company's REIT status or if the borrowing is part of a liquidation strategy to partially or completely liquidate investments in Properties by borrowing against those Properties.

     The Company is not prohibited from distributing its own securities in lieu of making cash distributions to shareholders, provided that such securities distributed to shareholders are registered under the Securities Act and approved for listing by the securities exchange on which the Company's other shares are traded. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating such securities.

REPURCHASE OF SHARES

     The Company has the authority to redeem Excess Shares immediately upon becoming aware of existence of such Excess Shares or after giving the Person in whose hands such shares are Excess Shares 30 days to the transfer such Excess Shares to a Person whose ownership of such shares would not exceed the Ownership Limit and, therefore, would no longer be considered Excess Shares. The price paid upon redemption by the Company shall be the lesser of the price paid for such Excess Shares by the shareholder in whose possession the redeemed shares were formerly Excess Shares or the fair market value of the Excess Shares. The Company may purchase Excess Shares or otherwise repurchase shares if such repurchase does not impair the capital or operations of the Company.

TRANSFER AGENT

     The transfer agent and registrar for the Shares will be Gemisys Corporation. The transfer agent's address is 7103 South Revere Parkway, Englewood, Colorado 80112, and its phone number is (303) 705-6000.

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

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                       THE COMPANY'S CHARTER AND BY-LAWS

     The following paragraphs summarize certain provisions of Maryland law and the Company's Charter and By-Laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and By-Laws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Company's Charter provides that the number of directors of the Company shall be established by the By-Laws but shall not be less than three nor more than nine. The present Board has five members. Any vacancy on the Board of Directors will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority of the entire board of directors. The Charter provides for a staggered Board of Directors consisting of three classes as nearly equal in size as practicable. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1996, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors.

     The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of shares of voting stock will have no right to cumulative voting for the elections of directors. Consequently, at each annual meeting of shareholders, the holders of a majority of outstanding shares of voting stock will be able to elect all of the successors of the class of directors whose term expires at that meeting.

REMOVAL OF DIRECTORS

     The Company's Charter provides that a director may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in the By-Laws authorizing the Board of Directors to fill vacant directorships, could preclude shareholders from removing incumbent directors except upon the existence of a substantial affirmative vote and by filling the vacancies created by such removal with their own nominees upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors.

BUSINESS COMBINATIONS

     Under the MGCL, certain "Business Combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Shareholder") or an affiliate of an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such Business Combination must be recommended by the Board of Directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding

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

voting shares of the corporation and (ii) 66-2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Shareholder with whom the Business Combination is to be effected, unless, among other things, the corporation's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to Business Combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Shareholder becomes an Interested Shareholder. A Maryland corporation may adopt an amendment to its Charter or by-laws electing not to be subject to the special voting requirements of the foregoing legislation (i.e., the Business Combination Statute). The Company has not adopted such an amendment to its Charter.

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares.
If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority or more of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares are determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Articles of Incorporation or By-Laws of the corporation.

AMENDMENT TO THE COMPANY'S CHARTER

     The Company's Charter, including its provisions on classification of the Board of Directors and removal of directors, may be amended only by the affirmative vote of the holders of at least 66-2/3% of the capital stock entitled to vote.

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

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

     In order for shareholders to call special meetings, the By-Laws require the written request of holders of shares entitled to cast not less than 25% of all votes entitled to be cast at such meeting. Such provisions do not, however, affect the ability of shareholders to submit a proposal to the vote of all shareholders of the Company in accordance with the By-Laws, which provide for the additional notice requirements for shareholder nominations and proposals at the annual meetings of shareholders.

     The By-Laws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter and By-Laws limit the liability of the Company's directors and officers to the Company and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action, as adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Company's Charter and By-Laws also permit the Company to indemnify its directors who have served another corporation or enterprise in various capacities at the request of the Company. The MGCL presently permits a corporation to indemnity its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that: (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit ; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the MGCL is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S ARTICLES OF INCORPORATION AND BY-LAWS

     The provisions in the Charter regarding the Ownership Limit and the classification of the Board of Directors, the business combination provisions of the MGCL, the control shares acquisition provisions of the MGCL, and the advance notice provisions of the By-Laws could have the effect of delaying, deferring, discouraging or preventing a transaction or a change of control of the Company in which holders of some, or a majority of the capital stock of the Company, might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the completion of a Minimum Common Offering and a Maximum Common Offering, the Company will have outstanding 2,417,572 shares and 5,274,714 shares, respectively, of its Common Stock. Upon the completion of a Minimum Preferred Offering, there will be 152,000 shares of 8% Preferred outstanding, and the maximum number of shares of 8% Preferred which may be sold is 1,136,364 shares. The shares of Common Stock issued in the Offering will be freely tradable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Charter. See "Description of Securities -- Restriction on Ownership." In addition to the shares of Common Stock and 8% Preferred issued in the Offering, assuming a Maximum Combined Offering, and subject to reaching a variety of exercise or conversion criteria, the Company may issue an aggregate of up to 5,637,368 additional shares of Common Stock (subject to the Ownership Limit), when the 8% Preferred, the 1995 Preferred Stock, Series "A," "D" and "E" Warrants and the 10% Notes and Series "B" Notes are converted into Common Stock or exercised. See "Description of Securities."

     The shares of Common Stock owned by "affiliates" of the Company will be subject to Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. Shares issued upon conversion of 8% Convertible Preferred Stock and the 10% Convertible Notes will be registered under the Securities Act by the Company, as will Shares issued upon redemption of the above-mentioned limited partnership interests.

     Pursuant to the Operating Partnership Agreement, the OP Limited Partners will receive the Redemption Rights, which will enable them to cause the Operating Partnership to redeem their OP Units in exchange for either shares of Common Stock on a one-for-one basis (subject to certain anti-dilution adjustments) or for cash under certain circumstances or at the election of the Company. The Redemption Rights may be exercised, in whole or in part, by an OP Limited Partner at any time after 18 months following admission of such OP Limited Partner to the Operating Partnership, in whole or in part. Shares of Common Stock issued to holders of OP Units upon exercise of the Redemption Rights will be registered under the Securities Act.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Subject to the Company's continued compliance with listing guides, the Shares have been approved for trading on the NASDAQ National Market and trading is expected to commence promptly following the Final Closing of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock.

     For a description of certain restrictions on transfers of shares held by certain shareholders of the Company, see "Underwriting" and "Description of Securities -- Restriction on Ownership."

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of all material federal income tax considerations associated with an investment in the Units, Common Stock or the 8% Preferred that are material to a prospective holder thereof. Thelen, Marrin, Johnson & Bridges, which has acted as tax counsel to the Company in connection with the formation of the Company, the Operating Partnership and the Company's election to be taxed as a REIT, has reviewed the following discussion and is of the opinion that it fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock or 8% Preferred. The following discussion is not exhaustive of all possible tax considerations. Moreover, this summary does not deal with all tax aspects that might be relevant to a particular prospective shareholder in light of his personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Common Stock and 8% Preferred are sometimes collectively referred to in this Section as "Equity Stock." The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and the administrative and judicial interpretations thereof. The following discussion and the opinions of Thelen, Marrin, Johnson & Bridges are based on current law.

     EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO SUCH PURCHASER'S SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, HOLDING AND SALE OF STOCK IN THE COMPANY.

SUMMARY OF TAX OPINIONS

     Thelen, Marrin, Johnson & Bridges will provide the Company with an opinion letter addressing all material federal tax consequences material to the purchase, ownership and disposition of the Common Stock, or 8% Preferred. The specific opinions that Thelen, Marrin, Johnson & Bridges will provide are:

     (1) The description of law and legal conclusions herein under the heading "Federal Income Tax Considerations," are correct in all material respects, and the discussion fairly summarizes the federal income tax considerations that are material to a holder of Units, Common Stock or 8% Preferred.

     (2) The Operating Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

     (3) The Company will be organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. However, counsel notes that, due to possible fluctuation between the relative market values of different classes of the Company's equity shares, the Charter restrictions relating to the Ownership Limits of any Person do not mathematically assure that there will be compliance with the statutory ownership requirements governing REIT status. See "Description of Securities -- Restriction on Ownership."

     The opinions to be rendered by counsel are based on the Code and Treasury Regulations thereunder currently in effect, current administrative interpretations and positions of the IRS, and existing court decisions. No assurance can be provided that such opinions (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged. In addition, no assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the law or the conclusions reached by counsel. Any such change could apply retroactively to transactions preceding the date of change. In rendering its opinions, counsel will be relying on certain representations of the Company and the Operating Partnership. To the extent any representations upon which counsel is relying in rendering its opinion are incorrect, counsel's opinion as to the tax consequences could be altered. Qualification as a REIT depends upon the Company's ability to meet the various requirements imposed under the Code through actual operating results and ownership requirements, as discussed below. Thelen, Marrin, Johnson & Bridges will not review these operating results or compliance with ownership requirements, and no assurance can be given that actual operating results, or ownership of Equity Stock, will meet these requirements. Counsel has not rendered any opinions as to the tax consequences of an investment in or the taxation of the Company or the Operating Partnership except as specifically stated herein.

FEDERAL INCOME TAXATION OF THE COMPANY

     The Company intends to make an election to be taxed as a REIT and operate so as to meet the requirements under the Code for qualification as a REIT, commencing with its taxable year ending December 31, 1996. No assurance can be given, however, that such requirements will be met. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its net income that is currently distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct such distributions paid to its shareholders. This deduction for distributions paid to shareholders substantially eliminates the federal "double taxation" on earnings (i.e., taxation, once at the corporate level and once again at the shareholder level) that usually results from investments in a corporation.

     Even if the Company qualifies for taxation as a REIT, however, the Company will be subject to federal income tax, as set forth below. First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" as a consequence of its items of tax preference. Third, if the Company has net income from the sale or other disposition of "Foreclosure Property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from Foreclosure Property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than Foreclosure Property held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during such year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company will be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company should acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover basis transaction (a basis determined by reference to the C corporation's basis) and the Company subsequently recognizes gain on the disposition of such asset during the ten year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Company, then, to the extent of the excess of (a) the fair market value of the asset as of the beginning of the applicable Recognition Period over (b) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the "Built-In Gain"), such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (the "Built-in Gain Rules") in IRS Notice 88-19, assuming the Company would make the election pursuant to such Notice if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

     To qualify as a REIT, the Company must elect to be so treated and must meet the requirements, discussed below, relating to the Company's organization, sources of income, nature of assets and distributions of income to shareholders under Section 856 through 860 of the Code ("REIT Requirements").

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

     Organizational Requirements. The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors,
(ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for the REIT Requirements, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, and (vi) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities). In addition, certain other tests, below, regarding the nature of its income and assets also must be satisfied. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) (the "100 stockholder" and "five or fewer" requirements) does not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

     Prior to consummation of the Offering, the Company did not satisfy conditions (v) and (vi) above. The Company's issuance of Equity Stock in connection with the Offering will satisfy the 100 stockholder and five or fewer requirements. The Company's Charter currently includes certain restrictions regarding transfer of its Equity Stock, and provisions to monitor the holdings of shareholders, which are intended (among other things) to assist the Company in continuing to satisfy conditions (v) and (vi) above. However, due to possible market value appreciation of the 8% Preferred relative to the Common Stock, the Charter restrictions do not mathematically assure that there will be compliance with the statutory ownership requirements governing REIT status.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar year taxable year.

     If a REIT owns a "Qualified REIT Subsidiary," the Code provides that the Qualified REIT Subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction and credit of the Qualified REIT Subsidiary are treated as assets, liabilities and such items of the REIT itself. A Qualified REIT Subsidiary is a corporation, all of the shares of capital stock of which have been owned by the REIT from the commencement of such corporation's existence. The Company currently does not have any Qualified REIT Subsidiaries.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

     Income Tests. To maintain qualification as a REIT, three gross income requirements must be satisfied annually.

     . First, at least 75% of the Company's gross income, excluding gross income from certain dispositions of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"), for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

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

     . Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

     . Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received or deemed to be received by the Company will qualify as "rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met.

     . First, the amount of rent generally must not be based in whole or in part on the income or profits of any person (except that any amount received or accrued shall not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage of percentages of receipts or sales).

     . Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of ten percent or more of the REIT, directly or constructively owns ten percent or more of such tenant (a "Related Party Tenant").

     . Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

     . Finally, for rents to qualify as "rents from real property" the REIT must not operate or manage the property or furnish or render services to tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of room or other space for occupancy only and are not otherwise considered "rendered to the occupant."

     The Company does not anticipate charging rent that is based in whole or in part on the income or profits of any person. With the exception of certain so-called "furnished" apartments, the Company will not derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents. The Company does not anticipate receiving rent from Related Party Tenants.

     The Company will provide certain services with respect to the properties it owns directly or through the Operating Partnership or other partnerships. The Company believes that the services that will be provided by it directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants and therefore that the provision of such services will not cause rents received with respect to such properties to fail to qualify as rents from real property. Services with respect to such properties that may not be provided by the Company directly will be performed by independent contractors.

     The Operating Partnership may, however, receive fees in consideration of the performance of property management services with respect to certain properties not owned entirely by the Operating Partnership. A portion of such fees (corresponding to that portion of a property owned by a third party) will not qualify under the 75% or 95% gross income test. The Operating Partnership also may receive certain other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income test. The Company believes, however,

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

that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Company's failure to meet these tests was due to reasonable cause and not due to willful neglect, (ii) the Company attaches a schedule of the sources of its income to its federal income tax return and (iii) any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. As discussed above, even if these relief provisions apply, a tax would be imposed with respect to the excess net income. See "-- Federal Income Taxation of the Company." No similar mitigation provision provides relief if the Company fails the 30% income test, and in such case, the Company will cease to qualify as a REIT. See "Risk Factors -- Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities."

     Asset Tests. At the close of each quarter of its taxable year, the Company also must satisfy three tests relating to the nature and diversification of its assets.

     . First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including certain receivables) and government securities.

     . Second, no more than 25% of the value of the Company's total assets may be represented by securities other than those in the 75% asset class.

     .   Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed five percent of the value of the Company's total assets, and the Company may not own more than ten percent of any one issuer's outstanding voting securities.

     The 5% test must generally be met for any quarter in which the Company acquires securities of an issuer. Although the Company plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful.

     If the Company should fail to satisfy the asset requirements at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset requirements either did not exist immediately after the acquisition of any particular assets or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence is not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which such discrepancy arose. The Company intends to maintain adequate records of the value of its assets to facilitate compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Annual Distribution Requirements.  To qualify as a REIT, the Company is
required to   make distributions (other than capital gain distributions) to its shareholders in an amount at least equal to (a) the sum of (i) 95% of the Company's REIT Taxable Income (computed without regard to the dividends-paid deduction and the Company's net capital gain) and (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of noncash income.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular distribution after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes less than 100% (but at least 95%) of its REIT Taxable Income as adjusted, it will be subject to tax thereon at regular ordinary or capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for that year, (b) 95% of its REIT Capital gain net income for that year and (c) any undistributed taxable income from prior periods, the Company would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during its Recognition Period, if the Company disposes of any asset subject to the Built-In Gain Rules, the Company will be required, pursuant to guidance issued by the IRS, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the 95% distribution requirement. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between
(1) the actual receipt of income and actual payment of deductible expenses and
(ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of noncash deductions. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings if possible, pay taxable stock dividends in order to meet the distribution requirements.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. The Company will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Recordkeeping Requirement. Pursuant to applicable Treasury Regulations, in order to qualify as a REIT, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements, and counsel's opinion as to the Company's status as a REIT assumes that the Company will at all times comply with such requirements. Counsel will not, however, monitor such compliance by the Company.

     Earnings and Profits. Prior to this offering, Insight Environmental Corporation ("IEC") was merged into the Company. Under recent final Treasury Regulations, earnings and profits of a non-REIT predecessor corporation may adversely affect the ability of a corporation to be eligible to be taxed as a REIT. Accordingly, the Company would fail to be eligible to be taxed as a REIT if IEC had current or accumulated earnings and profits. The Company has represented that IEC had no earnings and profits for federal income tax purposes. In rendering its opinion regarding the eligibility of the Company to qualify as a REIT, Thelen, Marrin, Johnson & Bridges is relying on such representations.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company falls to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-

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

received deduction. Unless the Company is entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limit on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. See "Risk Factors-- Adverse Consequences of Failure to Qualify as a REIT; Other Tax Liabilities."

TAXATION OF U.S. SHAREHOLDERS

     As used herein, the term "U.S. Shareholder" means a holder of Equity Stock that (for United States federal income tax purposes) is (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (c) an estate or trust, the income of which is subject to United States federal income taxation regardless of its source. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as set forth below.

     Distributions Generally. Distributions to U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of the Company's current and accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that the Company makes a distribution in excess of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares, and the distribution in excess of a U.S. Shareholder's tax basis in its Equity Stock will be taxable as gain realized from the sale of its Equity Stock. Distributions declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of that year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their own federal income tax returns any tax losses of the Company.

     Any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of the Company's earnings and profits. As a result, shareholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

     Capital Gain Distributions. Distributions to U.S. Shareholders that are properly designated by the Company as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his stock. However, corporate shareholders may be required to treat a portion of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

     Passive Activity Loss and Investment Interest Limitations. Distributions from the Company and gain from the disposition of Equity Stock will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against such income. Distributions from the Company (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation; under recently enacted legislation, net capital gain from the disposition of Equity Stock generally will be excluded from investment income.

     Certain Dispositions of Stock. In general, any gain or loss realized upon a taxable disposition of the Equity Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of Equity Stock have been held for more than one year and otherwise as short-term capital gain or loss. Losses incurred on the sale or exchange of Equity Stock held for less than six months (after applying certain holding period rules) will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling shareholder from those shares.

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

     Capital Gains and Losses. A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be
treated as long-term capital gain or loss.   The Omnibus Budget Reconciliation
Act of 1993 increased the highest marginal individual income tax rate to 39.6%, but generally did not change the tax rate on net capital gains applicable to individuals. Thus the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against and individual's ordinary income only up to a maximum annual deduction of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. The issue price of the Units will be allocated between the Series "A" Warrants and the Common Stock. No gain or loss will be recognized upon the exercise of a Series "A" Warrant (except to the extent of cash received in lieu of fractional shares, if any). Capital gain or loss will be recognized upon the later sale or exchange or the Warrants or the shares acquired by the exercise of the Warrants.

     Purchase of 8% Preferred by the Company. While the 8% Preferred is generally not redeemable, the Company does have the right to purchase 8% Preferred from a holder if ownership by the holder could violate ownership limitations imposed by the Company's Charter designed to protect the REIT status of the Company. The treatment to be accorded to any purchase by the Company (as distinguished from a sale, exchange or other disposition) of 8% Preferred can only be determined on the basis of particular facts as to each holder at the time of the purchase. In general, a holder of 8% Preferred will recognize capital gain or loss measured by the difference between the amount received by the holder of 8% Preferred upon the sale and such holder's adjusted tax basis in the 8% Preferred purchased (provided the 8% Preferred is held as a capital asset), if such purchase (i) results in a "complete termination" of the holder's stock interest in all classes of stock of the Company under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the holder's interest in the Company under Section 302(b)(2) of the Code, or
(iii) is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any 8% Preferred owned by the holder, but also such holder's ownership of Common Stock, other series of preferred shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder must also take into account any such securities (including options) which are considered to be owned by such holder by reason of constructive ownership rules set forth in Section 318 and 302(c) of the Code.

     A "substantially disproportionate" reduction in the interest of a holder will have occurred if, as a result of the purchase, (1) the holder's ownership of all of the outstanding voting stock of the Company is reduced immediately after the purchase to less than 80% of the holder's percentage interest in such stock immediately before the redemption; (2) the holder's percentage ownership of the Common Stock after and before the purchase meets the same 80% requirement, and (3) the holder owns, immediately after the purchase, less than 50% of the total combined voting power of all classes of stock entitled to vote. Based upon current law, it is possible that purchase of 8% Preferred from a holder would be considered "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances. The application of these tests to a purchase of 8% Preferred is unclear, and a holder intending to rely on any of these tests at the time such a purchase occurs should consult his own tax advisor to determine their application to its particular situation.

     If the purchase does not meet any of the tests under Section 302 of the Code, then the purchase proceeds received from the 8% Preferred will be treated as a distribution on 8% Preferred. If the purchase is taxed as a dividend, the holder's adjusted tax basis in the 8% Preferred will be transferred to any other stock holdings of the holder in the Company.

     Treatment of Tax-Exempt Shareholders. Tax-exempt entities ("Exempt Organizations"), including individual retirement accounts and pension and profit sharing trusts described in Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code ("Qualified Trusts") generally are exempt from federal income taxation; however, they are taxable on their "unrelated business taxable income" ("UBTI"). Distributions from the Company to an Exempt Organization generally will not constitute UBTI, but there are three exceptions to that general rule. First, if an Exempt Organization has borrowed to acquire or carry its Equity Stock, a portion of its

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

income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Second, social clubs, voluntary employees' beneficiary associations, supplemental unemployment benefit trust and qualified group legal services plans that are exempt from taxation under Code sections 501(c)(7), (9),
(17) and (20), respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. Third, Qualified Trusts that hold more than ten percent (by value) of the interests in the Company will be required to treat a certain percentage of the Company's distributions as UBTI if (i) the Company would not qualify as a REIT for federal income tax purposes but for the application of a "look-through" exception to the five or fewer requirement applicable to shares held by Qualified Trusts and (ii) the Company is "predominantly held" by Qualified Trusts. The Company will be considered predominantly held by Qualified Trusts if either (i) a single Qualified Trust holds more than 25% by value of the interests in the Company or (ii) one or more Qualified Trusts, each owning more than ten percent by value of the interests in the Company, hold in the aggregate more than 50% of the interests in the Company. The percentage of any Company distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the Company (treating the Company as if it were a Qualified Trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the Company. A de minimis exception applies where the ratio set forth in the preceding sentence is less than five percent for any year.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Shareholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE EQUITY STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Equity Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the Non-U.S. Shareholder's Equity Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Equity Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his, her or its Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if

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

such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required by currently applicable Treasury Regulations to withhold 34% of any distribution that is designated by the Company as a capital gains dividend. However, because the Omnibus Budget Reconciliation Act of 1993 provides for an increase in the rate of withholding for distributions made by certain domestic partnerships, trust and estates to 35%, it is likely that the Treasury Regulations will be amended to impose a similar withholding rate on REIT capital gain dividends. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his, her or its Equity Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Equity Stock will not be subject to taxation under FIRPTA. However, because the Equity Stock will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Equity Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a U.S. tax on the individual's capital gains including by way of withholding by the Company. If the gain on the sale of the shares of Equity Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations).

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     Under certain circumstances, U.S. Shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Equity Stock. Backup withholding will apply only if the holder (i) fails to furnish his or her taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security Number),
(ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed properly to report payments of interest and dividends or is otherwise subject to backup withholding or (iv) under certain circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct TIN and (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments or (b) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     U.S. Shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Shareholder will be allowed as a credit against the U.S. Shareholder's United States federal income tax liability and may entitle the U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

     Additional issues may arise pertaining to information reporting and backup withholding for Non-U.S. Shareholders. Non-U.S. Shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

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

ANTI-ABUSE REGULATIONS

     The United States Treasury Department issued Treasury Regulations at the end of 1994 which authorize the IRS, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the IRS deems appropriate (the "Anti-Abuse Regulations"). The Anti-Abuse Regulations would apply where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions of the Code. Prior to the issuance of the Anti-Abuse Regulations, officials at the IRS and the Treasury Department stated publicly that the Anti-Abuse Regulations are not intended to affect a corporation, such as the Company, that owns an interest in a partnership and is seeking to qualify as a REIT.

     The Anti-Abuse Regulations contain a number of examples demonstrating the application of the Anti-Abuse Regulations to certain fact patterns. However, the Anti-Abuse Regulations caution that each outcome in the examples is unique to the facts and circumstances of a particular example, and that the addition or deletion of any fact or circumstance could alter its outcome. In one of the examples, a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions of the Code and, thus, cannot be recast by the IRS. In support of this conclusion, the example notes that the REIT may make other real estate investments and other business decisions, including the decision to raise additional capital for these purposes. Thelen, Marrin, Johnson & Bridges believes that the facts of this example do not materially differ from the facts regarding the relationship between the Company and the Operating Partnership as described herein. Based on the foregoing, Thelen, Marrin, Johnson & Bridges is of the view that the Anti-Abuse Regulations should not have any adverse impact on the Company's ability to qualify as a REIT or the treatment of the Operating Partnership as a partnership. However, because the Anti-Abuse Regulations are extremely broad in scope and would be applied based on an analysis of all of the facts and circumstances, counsel can give no assurance that the IRS will not attempt to distinguish the facts of the example and the facts regarding the relationship between the Company and the Operating Partnership, and apply the Anti-Abuse Regulations to the Company.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

     The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes only if it has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes. Those four characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests.

     The Operating Partnership has not requested a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Instead, at the Initial Closing, Thelen, Marrin, Johnson & Bridges will deliver its opinion that, based on the provisions of the Operating Partnership Agreement, certain factual assumptions, and certain representations described in the opinion, the Operating Partnership will not possess more than two corporate characteristics and thus will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Thelen, Marrin, Johnson & Bridges is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

     With regard to the opinion that the Operating Partnership will be treated as a partnership for federal income tax purposes, Section 7704 of the Code generally provides that a "publicly traded partnership" will be taxed as a corporation. Section 7704(b) defines a "publicly traded partnership" as any partnership whose interests are traded on an established securities market or are readily tradable on a "secondary market" (or the substantial equivalent thereof). Treasury Regulations providing further clarification of the meaning of the term "publicly traded partnership" were issued on December 4, 1995.
These regulations provide limited safe harbors from the definition of a "publicly traded partnership." Pursuant to one of those safe harbors ("Private Placement Safe Harbor"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if
(i) all of the partnership interests are issued in a transaction (or transactions) that is not required to be registered under the Securities Act and
(ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. For purposes of the 100-partner limitation, a person owning an interest in a partnership, limited liability company, grantor trust, or S corporation ("flow-through entity") that owns an interest in the partnership, directly or indirectly through other flow-through entities, will be treated as a partner in the partnership only if, among other things, a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation in the Private Placement Safe Harbor.

     Since the General Partner has represented that (i) the offering of OP Units will not be registered under the Securities Act, (ii) the Operating Partnership at no time will have more than 100 partners (taking into account as a partner, unless otherwise advised by tax counsel, any person which indirectly owns an interest in the Operating Partnership through a flow-through entity only if such flow-through entity was formed either (A) less than two years prior to its direct or indirect acquisition of an interest in the Operating Partnership, or
(B) prior to such period and has not conducted an active business for the two-year period ending on such acquisition date), and (iii) the OP Units will not be traded on an established securities market, we are of the opinion that the Operating Partnership will not be treated as a publicly traded partnership.

     If for any reason the Operating Partnership was taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. Thus the Company would be subject to tax as a regular corporation and would not receive a deduction for dividends paid to its shareholders. See "Federal Income Tax Considerations Requirements for Qualification -- Income tests" and "Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

Income Taxation of the Operating Partnership and Its Partners

     Partners, Not the Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from the Operating Partnership.

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

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Thelen, Marrin, Johnson & Bridges is of the opinion that the Operating Partnership's allocations of taxable income and loss comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties and Revalued Operating Partnership Assets. Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution ("Book-Tax Differences"). Treasury Regulations require partnerships to use a "reasonable method" for allocating items affected by
Section 704(c) of the Code and outlining certain reasonable allocation methods of accounting for Book-Tax Differences. When the values of a partnership's assets are adjusted, Book-Tax Differences also arise, and similar rules in accounting for such Book-Tax Differences apply.

     In general, depreciation of amortization deductions of the Operating Partnership will be allocated among the partners in accordance with their percentage interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) and Treasury Regulations thereunder to use a method for allocating tax depreciation deductions attributable to contributed properties and revalued Operating Partnership assets that generally results in the Company receiving a disproportionately large share of such deductions in the case of contributed properties. In addition, gain on sale of any contributed property will generally be specially allocated to the OP Limited Partners to the extent of any "built-in" gain with respect to such property for federal income tax purposes. Under the Operating Partnership Agreement, the Company has the discretion to choose allocation methods under
Section 704(c) of the Code and Treasury Regulations thereunder for eliminating Book-Tax Differences.

     Basis in Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company (including deemed distributions as a result of reductions in the Company's allocable share of indebtedness of the Operating Partnership).

     If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the Company), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions normally would be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions would constitute long-term capital gain.

     Depreciation Deductions Available to the Operating Partnership. Immediately after the Closing, the Company will make a cash contribution and contributions of properties to the Operating Partnership in exchange for a partnership interest in the Operating Partnership. The Operating Partnership then will purchase for cash (or cash plus assumption of debts) certain properties. To that extent, the Operating Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. To the extent that the Operating Partnership acquires properties in exchange for limited partnership interests in the Operating Partnership, the Operating Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition. Although the law is not entirely clear, the Operating Partnership intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Operating Partnership's tax depreciation deductions will be allocated among the partners in accordance with their percentage interests in the Operating Partnership (except to the extent that the Operating Partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to the contributed properties that results in the Company receiving a disproportionately large share of such deductions).

     Sale of Operating Partnership's Property. Generally, any taxable gain realized by the Operating Partnership on the sale of property by the Operating Partnership held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any taxable gain recognized by the Operating Partnership on the disposition of the contributed properties will be allocated first to the OP Limited Partners under Section 704(c) of the Code to the extent of their "built-in gain" on those properties for federal income tax purposes. The OP limited partners' "built-in gain" on the contributed properties sold will equal the excess of the OP Limited Partners' proportionate share of the book value of those properties over the OP Limited Partners' tax basis allocable to those contributed properties at the time of the sale. Any remaining taxable gain recognized by the Operating Partnership on the disposition of the contributed properties and any taxable gain recognized by the Operating Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their percentage interests in the Operating Partnership. The Board of Directors has adopted a policy that any decision to sell contributed properties will be made by a majority of the Independent Directors.

     The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Federal Income Tax Consideration -- Requirements for Qualification -- Income Tests." Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Operating Partnership's trade or business.

STATE AND LOCAL TAX

     The Company and its shareholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property, or reside. The tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE EQUITY STOCK OF THE COMPANY.

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

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974 ("ERISA") and the prohibited transactions provisions of Section 4975 of the Code that may be relevant to a prospective purchaser of Common Stock. This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code that may be relevant to particular shareholders in light of their particular circumstances. The statements in this discussion are based on current provisions of ERISA and the Code, existing and currently proposed regulations thereunder, and administrative rulings and reported judicial decisions with respect thereto. No opinion of counsel has been sought regarding the ERISA Considerations. No assurance can be given that future (and perhaps adverse or retroactive) legislative, judicial, or administrative changes will not affect the accuracy of any statements in this Prospectus.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN COMMON STOCK OR 8% PREFERRED ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT WITH HIS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF COMMON OR 8% PREFERRED STOCK BY SUCH PLAN OR IRA.

SPECIAL INVESTMENT CONSIDERATIONS FOR EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in the Common Stock or 8% Preferred (collectively, "Equity Stock") is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Subtitle B of Title I of ERISA require an ERISA Plan's investments to be (i) for the exclusive purpose of providing benefits to the participants and beneficiaries of the ERISA Plan, (ii) prudent,
(iii) diversified in order to reduce the risk of large losses, unless it is clearly prudent for investments not to be diversified, and (iv) in accordance with the documents and instruments governing the ERISA Plan. In determining whether an investment in the Equity Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including (among other things) whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history and the possibility of unrelated business income.

     The fiduciary of an individual retirement account which is not contributed to or sponsored by an employer or employee association (an "IRA") or of a retirement plan not subject to Title I of ERISA because it does not cover common law employees (a "Keogh Plan") or because it is a governmental or church plan (together with IRAs and Keogh Plans, collectively, referred to as "Non-ERISA Plans") should consider that a Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents or applicable state law.

     A fiduciary of ERISA Plans or the person making the investment decision for an IRA or a Keogh Plan should also consider the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code, which generally prohibit direct or indirect transactions between such plans and certain parties (called "parties in interest" or "disqualified persons") that have certain relations to the plan. A "disqualified person" (other than a fiduciary acting only as such) with respect to a plan which is subject to Section 4975 of the Code who participates in a prohibited transaction with such plan could be subject to (i) an initial five percent excise tax on the amount involved in the prohibited transaction and (ii) an excise tax equal to 100% of the amount involved if the prohibited transaction is not corrected within a specified time. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is established (or his beneficiary), the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to such individual in a taxable distribution on account of the prohibited transaction (in which case the excise tax under Section 4975 is not applicable). In addition, a fiduciary who causes an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction and may be subject to other relief (including a 20% penalty). There are a number of statutory and administrative exemptions to the prohibited transaction rules which, if certain conditions are satisfied, permit certain transactions (which might otherwise be prohibited) between ERISA Plans, Keogh Plans or IRAs and parties in interest or disqualified persons.

STATUS OF THE COMPANY UNDER ERISA

     This section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or a Non-ERISA Plan subject to
Section 4975 of the Code. This section also identifies considerations that would be relevant in the unlikely event that the ERISA fiduciary requirements were applicable to the Company's operation.

     In certain circumstances, where equity interests in an entity are owned by one or more ERISA Plans or Non-ERISA Plans, the investing plans will, for purposes of ERISA and Section 4975, be considered to own not only the equity interest in the entity, but a proportionate interest in the underlying assets of the entity. In that case, as described below, ERISA's fiduciary requirements and the excise tax under Section 4975 of the Code would be relevant to the operations of the entity. As described below, the Company does not believe that its assets will be considered assets of investing plans for these purposes, and intends to conduct its operations without regard to such requirements.

     The U.S. Department of Labor ("DOL"), which has certain administrative responsibility with respect to ERISA Plans and Non-ERISA Plans, has issued a regulation defining the term "plan assets" (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or Non-ERISA Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's or Non-ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by benefit plan investors is not significant. The Company believes that its shares of common stock are publicly-offered securities within the meaning of the DOL Regulation.

     The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, or sold to the plan as part of an offering to the public pursuant to an effective registration statement under the Securities Act (provided the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred).

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Equity Stock to be "widely held" upon completion of the Offering.

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting that finding include: (i) any restriction on, or prohibition against, any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the final DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or an event (such as completion of the Offering) prior to which a transfer or assignment will not be effective, and
(v) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of Equity Stock are limited to restrictions on transfer which, under the DOL Regulation ordinarily do not affect a finding of free transferability, and are unlikely to result in the failure of the Equity Stock to be considered "freely transferable" for purposes of the DOL Regulation. In addition, the Company is not aware of any other facts or circumstances limiting the transferability of the Equity Stock that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect or intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The DOL Regulation only establishes a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL, the Treasury Department or a court will not reach a contrary conclusion.

     Assuming that the Equity Stock will be "widely held" and that no other facts and circumstances exist that restrict transferability of the Equity Stock, the Company believes that the Equity Stock should be treated as "publicly-offered securities" within the meaning of the DOL Regulation and, accordingly, that the underlying assets of the Company should not be considered to be assets of any ERISA Plan or Non-ERISA Plan investing in Common Stock.

     If the assets of the Company were deemed to be "plan assets" under ERISA and Section 4975 of the Code, (i) the prudence standards and other provisions of
Part 4 of Subtitle B of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any discretionary authority or control over the Company's assets, or who provide investment advice for a fee to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code) be fiduciaries of each ERISA Plan or Non-ERISA Plan that acquires Equity Stock, (iii) transactions involving the Company's assets undertaken at the direction or pursuant to the advice of such fiduciaries might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iv) a fiduciary exercising his investment discretion over the assets of the ERISA Plan to cause it to acquire or hold the Equity Stock could be liable under Part 4 of Subtitle B of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary duty, (v) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code, and (vi) fiduciaries of ERISA Plans may violate ERISA's prohibition against the improper delegation of control or responsibility for "plan assets" and may be liable for breaches of ERISA's fiduciary duties committed by co-fiduciaries.

                                  THE OFFERING

OFFERING OF COMMON STOCK

     Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, the Company is concurrently offering to the public through the Sales Agent and Soliciting Dealers, on a best efforts basis, up to 1,750,000 Units, each Unit consisting of two immediately separable shares of Common Stock and one detachable Series "A" Warrant, at $14.00 per Unit, plus 1,500,000 additional shares of Common Stock at $7.00 per Share. Each Series "A" Warrant permits the holder to purchase one additional Share for $7.00 per Share. Shares purchasable upon exercise of the Series "A" Warrants will be registered under the Securities Act. See "Terms of the Offering."

     The Sales Agent will receive a selling commission in an amount equal to $0.98 per Unit or $0.49 per Share, whether sold directly by it or by one of, the Soliciting Dealers, all of whom must be members in good standing of the NASD. The Sales Agent may, in turn, reallow up to the full amount of such selling commissions to

Soliciting Dealers for Shares they sell. The Sales Agent will also receive a managing dealer's fee of one-half of one percent of the gross proceeds from the sale of Units and Shares by the Company whether effected through the Sales Agent or Soliciting Dealers. The Sales Agent will also be entitled to reimbursement for actual and bona fide due diligence expenses incurred by it up to one-half of one percent of the gross proceeds from the sale of Units and Shares. The Company has agreed to indemnify the Sales Agent and Soliciting Dealers against certain liabilities, including liabilities under the Securities Act.

     The Sales Agent will receive a non-accountable expense allowance of one percent of the gross proceeds from the sale of Units and Shares and may, in turn, reallow the full amount of such allowance to Soliciting Dealers for their marketing efforts with respect to Units and Shares sold by them.

     All entities performing wholesaling activities will be required to be properly licensed to engage in the securities business. These services will include developing and preparing sales material, conducting broker/dealer seminars, holding informational meetings and providing information and answering any questions concerning the offering of Units and Shares. The Company will pay the wholesaling entity a commission equal to one-half of one percent of the gross proceeds from the sale of Units and Shares. The wholesaling entity will pay its own expenses.

     In addition to the foregoing selling commissions and expenses, a consultant, Strategic Planning Consultants, Inc., will receive a financial advisory fee equal to one percent of the gross proceeds from the sale of Units and Shares. Strategic Planning Consultants, Inc. is not affiliated with any director, officer or principal shareholder of the Company. The consultant is providing on-going advice to the Company on financial matters. Such advice pertains to capital structure, the amount, type and terms of securities to be issued by the Company and the financial analysis of those structures and the consequent impact on the future funding requirements of the Company. The consultant also provides comparative information about other equity real estate investment trusts.

     In no event shall the total underwriting compensation to be paid to the Sales Agent and Soliciting Dealers from any source in connection with the offering of Units and Shares, including selling commissions, certain expense reimbursements and payments to the Sales Agent and Soliciting Dealers for the wholesaling services referred to above, exceed ten percent of the Gross Offering Proceeds of the offering of Units and Shares (plus 0.5% for actual and bona fide due diligence expenses). The Company and the Sales Agent will monitor the payment of all fees and expense reimbursements to assure that this limit is not exceeded.

     Every prospective investor desiring to purchase Shares will be required to comply with the procedures for ordering units or Shares imposed by the Company, the Sales Agent and the Soliciting Dealer from whom such investor intends to purchase units or Shares. The Sales Agent and certain Soliciting Dealers will require an Order Form, a specimen of which is attached to this Prospectus, to be completed and delivered together with a cheek payable to the Escrow Agent for the aggregate purchase price of the Units or Shares ordered.

8% PREFERRED OFFERING

     The Company is also offering up to 1,136,364 shares of 8% Convertible Preferred Stock to institutional investors only through various broker-dealers, on a best-efforts basis, at $13.20 per share.

     Broker-dealers will receive a selling commission in an amount equal to $0.66 per share of 8% Preferred (five percent of the proceeds) if they arrange for the sale and $0.13 per share (approximately one percent) on sales made to Persons who have been introduced to the broker-dealer by finders. In such cases, the finders will receive $0.53 per share (approximately four percent of the sales price of $13.20). The Company has agreed to indemnify the broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition to the foregoing selling commissions and expense allowance, Strategic Planning Consultants, Inc. will also receive a financial advisory fee equal to one and one-half percent of the gross proceeds from the sale of shares of the 8% Preferred. The total offering compensation to be paid to broker-dealers and others in connection with the sale of the 8% Preferred is 6.5% of the gross offering proceeds from the sale of such shares.

     Every prospective investor desiring to purchase shares of 8% Preferred will be required to comply with the procedures for ordering such shares imposed by the Company or the broker-dealers from whom such investor intends to purchase such shares. Such broker-dealers will require a Order Form, a specimen of which is attached to this Prospectus, to be completed and delivered, together with a check payable to the Escrow Agent for the aggregate purchase price of such shares ordered.

     A minimum of 152,000 shares of 8% Preferred must be sold. No shares of 8% Preferred will be sold unless the Minimum Common Offering is consummated.

     Purchases by Officers, Directors and Others. Officers and directors of the Company, the Soliciting Dealers and broker-dealers engaged in the sale of 8% Preferred and their respective employees may purchase the securities offered herein net of selling commissions and the Company will pay no selling commissions on such securities. Subject to the Ownership Limit, there is no limit on the number of securities such persons may purchase. Securities purchased by officers and directors of the Company and the Soliciting Dealers and their employees will be included in determining whether the Minimum Common Offering is achieved. Any resale of the Company's securities currently owned by the officers and directors of the Company, or securities such person may purchase pursuant to this Offering, are subject to Rule 144 promulgated under the Securities Act, which limits the number of securities which may be resold at any one time and the manner of such resale.

ESCROW ARRANGEMENTS

     Commencing on the date of this Prospectus, all funds received by the Sales Agent and Soliciting Dealers from orders for Units, Shares or 8% Preferred will be placed promptly in an interest bearing escrow account with the Escrow Agent at the Company's expense until such funds are released as described below. Separate escrow accounts will be established for Benefit Plan funds as required by law or such Benefit Plans. Payment for Units, Shares or 8% Preferred is to be sent to the Escrow Agent at Trust Company of America, 7103 South Revere Parkway, Englewood, Colorado 80112. Such funds will be held in trust for the benefit of investors to be used for the purposes set forth in this Prospectus. The Escrow Agent will be given the right to invest non-Benefit Plan funds in Permitted Temporary Investments. Benefit Plan funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following each issuance of units or Shares, the Company will cause the Escrow Agent to make distributions to investors of all interest earned on their escrowed funds used to purchase the units or Shares.


     As soon as practicable after the Minimum Common Offering is achieved, the Company will issue Units and Shares to all investors whose orders have been accepted, as well as shares of 8% Preferred to investors whose orders have been accepted if the minimum number of 152,000 shares of 8% Preferred are sold. Following such first issuance, additional funds received by the Company from prospective investors will continue to be placed in escrow during the Offering and the Company will issue additional Units, Shares or 8% Preferred periodically as agreed between the Company and the applicable selling agents. The Offering will terminate at the time all Units, Shares and 8% Preferred being offered are sold or withdrawn from registration by order of the Board, but in no case later than the earlier of (i) one year after the date of this Prospectus, or (ii) 180 days after the Initial Closing.

     On or after the date accepted by the Company, investors will have no right to withdraw any funds submitted to the Escrow Agent during the Offering period. The Company has the unconditional right in its sole discretion to accept or reject any order or any part thereof within ten days of receipt of such order. If the Company rejects any order or any part thereof, it will notify the investor in writing thereof and arrange for the Escrow Agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. No sales of Units, Shares or 8% Preferred will be consummated unless the Minimum Common Offering is achieved. Shares, 8% Preferred and warrants will be evidenced by appropriate certificates.

     If the Minimum Common Offering is not achieved within six months after the date of this Prospectus, then the Company will cancel all existing orders for Units, Shares and 8% Preferred and all funds submitted on account of such orders will be released from escrow and promptly returned to each investor together with all interest earned thereon.

     Pending use of funds received by the Company from the Escrow Agent to purchase one or more of the Properties described herein, the Company may invest such funds in Permitted Temporary Investments.

                            REPORTS TO SHAREHOLDERS


     The Company intends to provide periodic reports to shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders within 90 days following the close of each fiscal year. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to shareholders on a quarterly basis. A statement identifying the source of Distributions will be furnished to shareholders within 60 days following the close of each quarter that such shareholders have been paid Distributions from any source by the Company.

     Investors have the right under applicable federal and Maryland laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the shareholders. In the event that the Commission promulgates rules and/or in the event that the applicable American Stock Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the Shares and 8% Preferred, the liquidation preference of the 8% Preferred and the description of federal income tax consequences contained under "Federal Income Tax Considerations," will be passed upon for the Company by Thelen, Marrin, Johnson & Bridges, 333 South Grand Avenue, 34th Floor, Los Angeles, California 90071. Thelen, Marrin, Johnson & Bridges will rely as to certain matters of Maryland law on an opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The Financial Statements and Schedule of American Equity Trust Inc., the Financial Statements of American Equity Trust Funding, Inc., the Financial Statements of the Prior Ownership Group and the Financial Statements of the Proposed Acquisitions, included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing

                                SALES LITERATURE

     In addition to and apart from this Prospectus, the Company will use certain sales material in connection with the Offering. This material includes a broker-dealer fact sheet, investor information summary and visual presentation and NAREIT collateral information, all of which will be reviewed by the Commission and the NASD prior to its use. In some jurisdictions such sales material will not be available. Other than as described herein, the Company has not authorized the use of other sales material. The Offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such sales material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering.

                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-11 and the Exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates.

     All summaries contained herein of documents which are filed as Exhibits to the Registration Statement are qualified in their entirety by this reference to those Exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

                                    GLOSSARY

     As used in this Prospectus, the following terms have the definitions hereinafter indicated:

     Acquisition Expenses. Those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

     Affiliate. An Affiliate of another Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (Iv) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     Bankruptcy Code.  Title 11 of the United States Code, as amended.

     Beneficial Ownership, Beneficially Own or Beneficial Owner of Shares. Ownership of such Shares for purposes of part 11, subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule 13d-3 of the Exchange Act, such Person would be deemed to have beneficial ownership of such Shares.

     Benefit Plan. An IRA, Keogh Plan or employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

     Board or Board of Directors.  The Board of Directors of the Company.

     By-Laws.  The By-Laws of the Company.

     Cash from Financings. Net cash proceeds realized by the Company from the financing of the Company's properties or the refinancing of any Company indebtedness.

     Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

     Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

     Charter. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

     Code.  Internal Revenue Code of 1986, as amended.

     Commission.  The Securities and Exchange Commission.

     Company. American Equity Trust Inc., a corporation organized under the laws of the State of Maryland.

     Conversion Factor. A multiplier intended to adjust for the occurrence of share splits, mergers, consolidations or similar pro rata share transactions which otherwise would have the effect of diluting the ownership interests of the OP Limited Partners or the shareholders of the Company.

     Distributable REIT Taxable Income. An amount equal to or greater than (i) the sum of 95% of (a) the REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) the excess of the net income from Foreclosure Property over the tax imposed on such income less (ii) any Excess Noncash Income.

     Distributions.  Distributions from income or capital declared by the Board.

     8% Preferred Offering. The sale by the Company of up to 1,136,364 shares of the Company's 8% Convertible Preferred Stock at $13.20 per share.

     ERISA.  Employee Retirement Income Security Act of 1974, as amended.

     Escrow Agent. Trust Company of America, or any other institution permitted to serve as escrow agent under Rule 15c2-4 of the Exchange Act.

     Excess Shares.  Any Shares in excess of the Ownership Limit.

     Exchange Act.  The Securities Exchange Act of 1934, as amended.

     Final Closing. The last date on which purchasers of Units, Shares and 8% Preferred offered pursuant to this Prospectus are issued such Units, Shares or 8% Preferred.

     Foreclosure Property. Real property (or any interest in real property) and any personal property incident thereto, which is acquired or reduced to possession by the Company as a result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default was imminent) on a lease of the property or on an indebtedness secured by such property (other than indebtedness arising upon the sale of dealer property which was not itself Foreclosure Property) which the Company elects to treat as foreclosure property under the Code for a period of two years, unless such period is extended with the permission of the IRS.

     Gross Offering Proceeds. The aggregate purchase price of Units, Shares and 8% Preferred sold pursuant to the Offering.

     Independent Director. A director of the Company who is not an employee, officer or director of the Company, or otherwise an Affiliate of the Company, prior to becoming a director, and who, upon becoming a director, is not otherwise affiliated with the Company.

     Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

     Initial Closing. The time after the Minimum Common Offering is completed when Units, Shares or 8% Preferred sold are issued to investors and funds in the escrow are released to the Company.

     Initial Properties. The Properties to be acquired in the Formation Transactions. In a Minimum Common Offering, the Initial Properties will be Sandpainter Apartments, Northwest Garden Apartments, Orangewood Place Apartments and Arrow Village Apartments. In a Maximum Common Offering, the Initial Properties will be all Properties described in "Description of Properties."

     IRA. An individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

     IRS.  The Internal Revenue Service.

     Keogh Plan. A retirement benefit plan covering a person with net earnings from self-employment, also known as an H.R.10 plan.

     Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized principally by fee or leasehold interests in real estate.

     Maximum Common Offering. The receipt by the Company of orders for all of the Units and Shares offered by this Prospectus from at least 400 investors and the receipt by the Escrow Agent of full payment for such securities with funds that have cleared the banking system.

     Maximum Combined Offering. A Maximum Common Offering plus the sale of all shares of 8% Preferred offered in this Prospectus to at least 100 investors.

     Minimum Combined Offering. A Minimum Common Offering plus a Minimum Preferred Offering.

     Minimum Common Offering. The receipt by the Company of orders for not less than 2,142,858 shares of Common Stock (whether in the form of Units or individual Shares) from the sales to at least 400 investors and the receipt by the Escrow Agent of full payment for such Units or Shares with funds that have cleared the banking system. Any securities of the Company owned by officers or directors of the Company as of the date of this Prospectus will not be included for purposes of determining whether the Minimum Common Offering has been achieved.

     Minimum Preferred Offering. Concurrently with or after the completion of a Minimum Common Offering, the receipt by the Company of orders for not less than 152,000 shares of 8% Preferred and receipt by the Escrow Agent of full payment for such shares with funds that have cleared the banking system.

     NASD.  The National Association of Securities Dealers, Inc.

     Net Assets. The total assets of the Company (other than intangibles) at cost before deducting depreciation or other noncash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar noncash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

     Offering. The offering of Units, Shares and 8% Preferred pursuant to this Prospectus.

     Operating Partnership Agreement. The partnership agreement of the Operating Partnership as amended.

     OP Units.  Interests in the Operating Partnership.

     Operating Partnership. American Equity Trust Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner.

     Ownership Limit. The percent limitation placed on the ownership of by any one Person on equity stock of the Company. At the date of this Prospectus, such limit is 9.8% of the value of the outstanding equity stock of the Company. In addition, the percent limitation placed on the ownership by any one Person of 8% Preferred is that number of shares of 8% Preferred the value of which, when added to the value of the Company's other equity securities owned by such Person, does not exceed five percent of the value of the outstanding equity securities of the Company.

     Permitted Temporary Investments. United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptances, public money market funds or other similar short-term highly liquid investments.

     Person. An Individual, corporation, partnership, joint venture, association, company, trust, bank or other entity or any government or any agency and political subdivision of a government.

     Prohibited Transaction. A sale of assets held by the Company primarily for sale to customers in the ordinary course of business other than (i) Foreclosure Property and (ii) certain dispositions of real estate assets which satisfy
Section 857(b)(6)(C) of the Code.

     Prior Ownership Group ("POG"). The properties to be acquired by the Company, known as the Hewlett Packard Building, Van Nuys, California; and Westwood Self-Storage/Sportmart Building, Westwood, California.

     Property or Properties. The Company's partial or entire interest in real property described in this Prospectus (including leasehold interests) and personal or mixed property connected therewith.

     Proposed Acquisitions. The properties to be acquired by the Company, known as the Arrow Village Apartments, the Northwest Gardens Apartments, the Orangewood Place Apartments and the Sandpainter Apartments

     Prospectus. This prospectus pursuant to which the Company is offering up to 1,750,000 Units, 1,500,000 additional Shares, and 1,136,364 shares of 8% Preferred, as the same may at any time and from time to time be amended or supplemented.

     Registration Statement. The Registration Statement on Form S-11 of which this Prospectus is a part.

     REIT A real estate investment trust, as defined in Sections 856-860 of the Code.

     REIT Provisions of the Code or REIT Provisions. Parts II and III of Subchapter M of Chapter I of the Code or successor statutes, and regulations and rulings promulgated thereunder.

     REIT Taxable Income.  The taxable income of a REIT, adjusted as follows:
(i) the deduction for dividends received allowable to corporations under Sections 241 through 247, 249 and 250 of the Code is not allowed; (ii) the deduction for dividends paid under Section 561 of the Code is allowed, but is computed without regard to that portion of such deduction attributable to net income from Foreclosure Property; (iii) taxable income is computed without regard to Section 443(b) of the Code relating to the computation of tax upon the change of an annual accounting period; (iv) net income from Foreclosure Property that is not qualified REIT income without regard to the foreclosure property provisions of the Code is excluded; (v) the tax imposed for failing the 75% Income Test and/or the 95% Income Test is deducted; and (vi) income derived from Prohibited Transactions is excluded.

     Sales Agent.  Brookstreet Securities Corporation.

     Securities Act.  The Securities Act of 1933, as amended.

     Soliciting Dealers. Broker-dealers who are members of the NASD and who have executed a Soliciting Dealer Agreement with the Sales Agent in whom the Soliciting Dealers agree to participate with the Sales Agent in the Offering.

     Shares. All of the shares of common stock of the Company, $.01 par value, and all other shares of common stock of the Company issued in this or any subsequent Offering.

     UBTI. Unrelated business taxable income as defined in Section 512 of the Code.

     Unimproved Real Property. Property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year.

     Unit. A Unit consists of two shares of Common Stock of the Company and one detachable Series "A" Warrant.

                         INDEX TO FINANCIAL STATEMENTS


PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION:
 Pro Forma Condensed Combined Balance Sheets as of March 31, 1996.............................    F-3
 Notes to Pro Forma Condensed Combined Balance Sheets.........................................    F-5
 Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1995
  and for the three months ended March 31, 1996...............................................    F-7
 Notes to Pro Forma Condensed Combined Statements of Operations...............................   F-10
 Pro Forma Condensed Combined Statements of Cash Flows for the year ended December 31, 1995...   F-11
 Pro Forma Condensed Combined Statements of Cash Flows for the three months ended
  March 31, 1996..............................................................................   F-13
 Notes to Pro Forma Condensed Combined Statements of Cash Flows...............................   F-15

AMERICAN EQUITY TRUST INC.
 Report of Independent Certified Public Accountants...........................................   F-16
 Balance Sheet as of March 31, 1996...........................................................   F-17
 Notes to Balance Sheet.......................................................................   F-18

PRIOR OWNERSHIP GROUP
 Report of Independent Certified Public Accountants...........................................   F-21
 Combined Balance Sheets as of December 31, 1995 and 1994 and March 31, 1996 (unaudited)......   F-22
 Combined Statements of Operations for three years ended December 31, 1995 and the
  three months ended March 31, 1996 and 1995 (unaudited)......................................   F-23
 Combined Statements of Owners' Equity for three years ended December 31, 1995 and the
  three months ended March 31, 1996 (unaudited)...............................................   F-24
 Combined Statements of Cash Flows for three years ended December 31, 1995 and the
  three months ended March 31, 1996 and 1995 (unaudited)......................................   F-25
 Notes to Combined Financial Statements.......................................................   F-26

PROPOSED ACQUISITIONS
 Report of Independent Certified Public Accountants...........................................   F-29
 Combined Statements of Revenues and Certain Expenses for the year ended
  December 31, 1995 and the three months ended March 31, 1996 and 1995 (unaudited)............   F-30
 Notes to Combined Statements of Revenues and Certain Expenses................................   F-31

FINANCIAL STATEMENT SCHEDULE OF PRIOR OWNERSHIP GROUP
 Report of Independent Certified Public Accountants...........................................    S-1
 Schedule III - Real Estate and Accumulated Depreciation......................................    S-2

                           AMERICAN EQUITY TRUST INC.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS


  The following unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 1996 and the Pro Forma Condensed Combined Statements of Operations and the Pro Forma Condensed Combined Statements of Cash Flows for the year ended December 31, 1995 and for the three months ended March 31, 1996 have been prepared to reflect the Minimum Common Offering, the Minimum Combined Offering, the Maximum Common Offering, and the Maximum Combined Offering (together the Offerings), the acquisitions of properties from the Prior Ownership Group (POG) and the Proposed Acquisitions described in the accompanying notes. The unaudited Pro Forma Balance Sheets have been prepared as if the Offerings, the POG Acquisitions and the Proposed Acquisitions had been consummated as of March 31, 1996. The unaudited Pro Forma Statements of Operations and Cash Flows for the year ended December 31, 1995 and the three months ended have been prepared as if the Offerings, the POG Acquisitions and the Proposed Acquisitions occurred on January 1, 1995. The unaudited Pro Forma Condensed Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                           AMERICAN EQUITY TRUST INC.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                                As of March 31 1996
                                            -----------------------------------------------------------
                                                The         Proposed        Pro Forma       Pro Forma
                                              Company     Acquisitions     Adjustments       Combined
                                            -----------   ------------   ---------------   ------------
MINIMUM COMMON OFFERING
- -----------------------
ASSETS:
Rental properties, net...................   $        -      $8,112,269   $ 6,207,731 (1)   $14,320,000
Cash and cash equivalents................       26,716          47,715     2,122,719 (2)     2,197,150
Deferred offering costs..................      912,808               -      (912,808)(2)             -
Other assets.............................      172,574         218,737      (321,357)(3)        69 954
                                            ----------      ----------                     -----------
                                            $1,112,098      $8,378,721                     $16,587,104
                                            ==========      ==========                     ===========

LIABILITIES:
Mortgage notes payable...................   $        -      $6,985,107    (4,485,107)(4)   $ 2,500,000
Convertible notes........................      493,781               -                         493,781
Accounts payable and other liabilities...      250,000         215,750      (215,750)(3)       250,000
                                            ----------      ----------                     -----------
  Total liabilities......................      743,781       7,200,857                       3,243,781
                                            ----------      ----------                     -----------

STOCKHOLDERS' EQUITY:
Common Stock.............................        2,747               -        21,429 (5)        24,176
8% Convertible Preferred.................            -               -                               -
1995 Convertible Preferred...............       10,210                                          10,210
Additional paid-in-capital...............      420,155               -    12,953,577 (5)    13,373,732
Owners' equity (deficit).................            -       1,177,864    (1,177,864)(7)             -
Retained earnings (deficit)..............      (64,795)              -                         (64,795)
                                            ----------      ----------                     -----------
  Total stockholders' equity.............      368,317       1,177,864                      13,343,323
                                            ----------      ----------                     -----------
  Total liabilities and
    stockholders' equity.................   $1,112,098      $8,378,721                     $16,587,104
                                            ==========      ==========                     ===========


MINIMUM COMBINED OFFERING
- -------------------------
ASSETS:
Rental properties, net...................   $        -      $8,112,269   $ 6,207,731 (1)   $14,320,000
Cash and cash equivalents................       26,716          47,715     1,492,719 (2)     1,567,150
Deferred offering costs..................      912,808               -      (912,808)(2)             -
Other assets.............................      172,574         218,737      (321,357)(3)        69 954
                                            ----------      ----------                     -----------
                                            $1,112,098      $8,378,721                     $15,957,104
                                            ==========      ==========                     ===========

LIABILITIES:
Mortgage notes payable...................   $        -      $6,985,107    (6,985,107)(4)   $         -
Convertible notes........................      493,781               -                         493,781
Accounts payable and other liabilities...      250,000         215,750      (215,750)(3)       250,000
                                            ----------      ----------                     -----------
  Total labilities.......................      743,781       7,200,857                         743,781
                                            ----------      ----------                     -----------

STOCKHOLDERS' EQUITY:
Common Stock.............................        2,747               -        21,429 (5)        24,176
8% Convertible Preferred.................            -               -     2,006,400 (5)     2,006,400
1995 Convertible Preferred...............       10,210                                          10,210
Additional paid-in-capital...............      420,155               -    12,817,177 (5)    13,237,732
Owners' equity (deficit).................            -       1,177,864    (1,177,864)(7)             -
Retained earnings (deficit)..............      (64,795)              -                         (64,795)
                                            ----------      ----------                     -----------
  Total stockholders' equity.............      368,317       1,177,864                      15,213,323
                                            ----------      ----------                     -----------
  Total liabilities and
    stockholders' equity.................   $1,112,098      $8,378,721                     $15,957,104
                                            ==========      ==========                     ===========

                           AMERICAN EQUITY TRUST INC.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                                                As of March 31 1996
                                     --------------------------------------------------------------------------
                                         The                       Proposed        Pro Forma        Pro Forma
                                       Company         POG       Acquisitions     Adjustments        Combined
                                     -----------   -----------   ------------   ----------------   ------------

MAXIMUM COMMON OFFERING
- -----------------------
ASSETS:
Rental properties, net............   $        -    $23,204,845     $8,112,269   $ 10,410,838 (1)   $41,727,952
Cash and cash equivalents.........       26,716        221,353         47,715      1,063,221 (2)     1,359,005
Deferred offering costs...........      912,808              -              -       (912,808)(2)             -
Other assets......................      172,574        302,466        218,737       (623,823)(3)        69,954
                                     ----------    -----------     ----------                      -----------
                                     $1,112,098    $23,728,664     $8,378,721                      $43,156,911
                                     ==========    ===========     ==========                      ===========
LIABILITIES:
Mortgage notes payable............   $        -    $17,698,599     $6,985,107    (16,221,845)(4)   $ 8,461,861
Convertible notes.................      493,781              -              -              -           493,781
Accounts payable and other........      250,000      2,109,704        215,750     (2,325,454)(3)       250,000
                                     ----------    -----------     ----------                      -----------
  Total liabilities...............      743,781     19,808,303      7,200,857                        9,205,642
                                     ----------    -----------     ----------                      -----------
Minority interest.................                                                 3,461,287 (6)     3,461,287
                                                                                                   -----------
STOCKHOLDERS' EQUITY:
Common Stock......................        2,747              -              -         50,000 (5)        52,747
8% Convertible Preferred..........            -              -              -                                -
1995 Convertible Preferred........       10,210                                                         10,210
Additional paid-in-capital........      420,155              -              -     31,205,000 (5)
                                                                                  (1,133,335)(7)    30,491,820
Owners' equity (deficit)..........            -      3,920,361      1,177,864     (5,098,225)(7)             -
Retained earnings (deficit).......      (64,795)             -              -                          (64,795)
                                     ----------    -----------     ----------                      -----------
  Total stockholders' equity......      368,317      3,920,361      1,177,864                       30,489,982
                                     ----------    -----------     ----------                      -----------
                                     $1,112,098    $23,728,664     $8,378,721                      $43,156,911
                                     ==========    ===========     ==========                      ===========

MAXIMUM COMBINED OFFERING
- -------------------------
ASSETS:
Rental properties, net............   $        -    $23,204,845     $8,112,269   $ 10,410,838 (1)   $41,727,952
Cash and cash equivalents.........       26,716        221,353         47,715      6,401,364 (2)     6,697,148
Deferred offering costs...........      912,808              -              -       (912,808)(2)             -
Other assets......................      172,574        302,466        218,737       (623,823)(3)        69,954
                                     ----------    -----------     ----------                      -----------
                                     $1,112,098    $23,728,664     $8,378,721                      $48,495,054
                                     ==========    ===========     ==========                      ===========
LIABILITIES:
Mortgage notes payable............   $        -    $17,698,599     $6,985,107    (24,683,706)(4)   $         -
Convertible notes.................      493,781              -              -              -           493,781
Accounts payable and other........      250,000      2,109,704        215,750     (2,325,454)(3)       250,000
                                     ----------    -----------     ----------                      -----------
  Total liabilities...............      743,781     19,808,303      7,200,857                          743,781
                                     ----------    -----------     ----------                      -----------
Minority interest.................                                                 3,461,287 (6)     3,461,287
                                                                                                   -----------
STOCKHOLDERS' EQUITY:
Common Stock......................        2,747              -              -         50,000 (5)        52,747
8% Convertible Preferred..........            -              -              -     15,000,004 (5)    15,000,004
1995 Convertible Preferred........       10,210                                                         10,210
Additional paid-in-capital........      420,155              -              -     30,005,000 (5)
                                                                                  (1,133,335)(7)    29,291,820
Owners' equity (deficit)..........            -      3,920,361      1,177,864     (5,098,225)(7)             -
Retained earnings (deficit).......      (64,795)             -              -                          (64,795)
                                     ----------    -----------     ----------                      -----------
  Total stockholders' equity......      368,317      3,920,361      1,177,864                       44,289,986
                                     ----------    -----------     ----------                      -----------
                                     $1,112,098    $23,728,664     $8,378,721                      $48,495,054
                                     ==========    ===========     ==========                      ===========

                           AMERICAN EQUITY TRUST INC.

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEETS

PRO FORMA ADJUSTMENTS

   These pro forma adjustments reflect i) the issuance of 2,142,858 shares of Common Stock (Minimum Common Offering); ii) 2,142,858 shares of Common Stock plus 152,000 shares of 8% Convertible Preferred Stock at an offering price of $13.20 per share (Minimum Combined Offering); iii) 5,000,000 shares of Common Stock, par value $.01 per share at an initial offering price of $7.00 per share (Maximum Common Offering); and iv) 5,000,000 shares of Common Stock, at an initial offering price of $7.00 per share plus 1,136,364 shares of 8% Convertible Preferred Stock at an offering price of $13.20 per share (Maximum Combined Offering) and the application of the net proceeds from such offerings. The following sets forth the adjustments:

                                                          Minimum        Minimum        Maximum        Maximum
                                                           Common        Combined        Common        Combined
                                                        ------------   ------------   ------------   ------------
(1) Increase in rental property:
        Proposed Acquisitions:
         Purchase price..............................   $14,200,000    $14,200,000    $14,200,000    $14,200,000
         Net book value of properties acquired.......    (8,112,269)    (8,112,269)    (8,112,269)    (8,112,269)
                                                        -----------    -----------    -----------    -----------
           Excess of purchase price over net book
             value of Proposed Acquisitions..........     6,087,731      6,087,731      6,087,731      6,087,731
        Prior Ownership Group - excess of purchase
          price of $28,900,000 over net book value
          of $23,204,845 of properties acquired......             -              -      5,695,155      5,695,155
        Adjustment to reduce to predecessor basis....             -              -     (1,562,048)    (1,562,048)
        Estimated closing and other costs............       120,000        120,000        190,000        190,000
                                                        -----------    -----------    -----------    -----------
                                                        $ 6,207,731    $ 6,207,731    $10,410,838    $10,410,838
                                                        ===========    ===========    ===========    ===========

     The properties described as the Proposed Acquisitions consist of four rental properties and will be acquired 100% in the Offerings. The properties described as the Prior Ownership Group consist of two commercial buildings which will be acquired by newly-formed partnerships in the Maximum Common Offering as well as the Maximum Combined Offering. The Company will acquire a 67% and a 80% general partnership interest in the new partnerships and the former owner will receive a 33% and a 20% limited partnership interest in the newly-formed partnerships.

                                                            Minimum         Minimum         Maximum         Maximum
                                                             Common         Combined         Common         Combined
                                                          -------------   -------------   -------------   -------------
(2) Increase in cash:
   Proceeds from the Offerings....................        $ 15,000,006    $ 17,006,406    $ 35,000,000    $ 50,000,004
   Offering expenses..............................          (2,025,000)     (2,161,400)     (3,745,000)     (4,945,000)
                                                          ------------    ------------    ------------    ------------
    Net proceeds from Offerings...................          12,975,006      14,845,006      31,255,000      45,055,004

   Purchase of Proposed Acquisition Properties....         (11,700,000)    (11,700,000)    (11,700,000)    (11,700,000)
   Purchase of Prior Ownership Group properties...                   -               -     (11,048,139)    (11,048,139)
   Acquisition debt assumed and retired with
    proceeds from the Offerings...................                   -      (2,500,000)     (8,000,000)    (16,461,861)
   Offering expenses incurred to date.............             912,808         912,808         912,808         912,808
   Acquisitions costs incurred to date............             102,620         102,620         102,620         102,620
   Estimated closing and other costs..............            (120,000)       (120,000)       (190,000)       (190,000)
   Cash and cash equivalents not being acquired...             (47,715)        (47,715)       (269,068)       (269,068)
                                                          ------------    ------------    ------------    ------------
                                                          $  2,122,719    $  1,492,719    $  1,063,221    $  6,401,364
                                                          ============    ============    ============    ============

(3) Reflects the elimination of rents and other receivables, accounts payable and other liabilities which are not being acquired by the Company.

                           AMERICAN EQUITY TRUST INC.

(4) Reduction of certain mortgage notes payable as follows:

                                               Minimum      Minimum       Maximum       Maximum
                                                Common      Combined      Common       Combined
                                              ----------   ----------   -----------   -----------
  Acquisition debt not assumed:
   Proposed Acquisitions...................   $4,485,107   $4,485,107   $ 4,485,107   $ 4,485,107
   Prior Ownership Group...................            -            -     3,736,738     3,736,738
  Debt assumed and retired with proceeds
   from the Offerings......................            -    2,500,000     8,000,000    16,461,861
                                              ----------   ----------   -----------   -----------
  Reduction of mortgage notes payable......   $4,485,107   $6,985,107   $16,221,845   $24,683,706
                                              ==========   ==========   ===========   ===========

(5)  Net increases in equity accounts:

  Proceeds from the Offerings..............  $15,000,006  $17,006,406   $35,000,000   $50,000,004
  Offering expenses........................   (2,025,000)  (2,161,400)   (3,745,000)   (4,945,000)
                                             -----------  -----------   -----------   -----------
    Net proceeds from Offerings............   12,975,006   14,845,006    31,255,000    45,055,004
  Par value of common stock................      (21,429)     (21,429)      (50,000)      (50,000)
  Value of 8% convertible preferred stock..            -   (2,006,400)            -   (15,000,004)
                                             -----------  -----------   -----------   -----------
    Net increase in additional
     paid-in-capital.......................  $12,953,577  $12,817,177   $31,205,000   $30,005,000
                                             ===========  ===========   ===========   ===========

(6) Reflects minority interest retained by the former owners of the POG Properties in the Maximum Common and Maximum Combined Offerings as follows:


                                                        Hewlett-
                                                        Packard             Westwood
                                                        Building            Building              Total
                                                        --------            --------              -----
Historical equity of POG properties..........          $1,574,800          $2,305,561          $ 3,880,361
Adjustments:
 Mortgage notes not assumed by Company.......           2,354,076           1,382,662            3,736,738
 Other assets/liabilities not acquired
  by Company.................................           1,626,762                (877)           1,625,885
                                                       ----------          ----------          -----------
POG's net equity in property.................           5,555,638           3,687,346            9,242,984
                                                       ----------          ----------          -----------
Portion exchanged (20% & 33%) for OP Units...           1,111,128           1,229,103            2,340,231
Portion acquired (80% & 67%) for cash........           6,400,000           4,648,139           11,048,139
                                                       ----------          ----------          -----------
New equity of POG properties.................          $7,511,128          $5,877,242          $13,388,370
                                                       ==========          ==========          ===========
Minority interest (20% & 33%)................          $1,502,226          $1,959,061          $ 3,461,287
                                                       ==========          ==========          ===========

(7) Elimination of predecessor equity of the properties acquired accounted for under the purchase method of accounting except for the portion of the equity interest retained by sellers which is reflected at predecessor cost basis.

(8) Maturities of pro forma mortgage notes payable is as follows:

                                           Minimum      Maximum
Year                                        Common       Common
- ----                                       -------      -------
1996 (nine months)......................  $   23,327   $  105,410
1997....................................      36,539      154,750
1998....................................      39,473      167,154
1999....................................      42,644      180,554
2000....................................      46,069      195,026
Thereafter..............................   2,311,948    7,658,967
                                          ----------   ----------
                                          $2,500,000   $8,461,861
                                          ==========   ==========

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

   The pro forma combined statements of operations presented below reflect the acquisitions as previously described as if they occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the period presented.

                                      Year Ended December 31, 1995               Three Months Ended March 31, 1996
                               -------------------------------------------   ------------------------------------------
                                 Proposed       Pro Forma       Pro Forma      Proposed       Pro Forma      Pro Forma
                               Acquisitions    Adjustments      Combined     Acquisitions    Adjustments      Combined
                               ------------   --------------   -----------   ------------   --------------   ----------
MINIMUM COMMON OFFERING
- -----------------------
Rental revenues.............     $2,394,578      $ 83,500(1)   $2,478,078        $655,119                    $ 655,119
                                 ----------                    ----------        --------                    ---------
Property management fees....        102,317                       102,317          27,834                       27,834
Property taxes..............        114,942                       114,942          35,231                       35,231
Other expenses..............        998,420       456,250(4)    1,454,670         208,085       114,063(4)     322,148
                                 ----------                    ----------        --------                    ---------
Total expenses..............      1,215,679                     1,671,929         271,150                      385,213
                                 ----------                    ----------        --------                    ---------
Excess of revenues
  over expenses.............      1,178,899                       806,149         383,969                      269,906
                                 ----------                                      --------
Depreciation expense........                      533,644(2)     (533,644)                      133,411(2)    (133,411)
Interest expense............                      193,750(3)     (193,750)                       48,437(3)     (48,437)
                                                               ----------                                    ---------
Net income..................                                   $   78,755                                    $  88,058
                                                               ==========                                    =========
Net income per
  common share(5)...........                                        $0.02                                        $0.02
                                                               ==========                                    =========



MINIMUM COMBINED OFFERING
- -------------------------
Rental revenues.............     $2,394,578      $ 83,500(1)   $2,478,078        $655,119                    $ 655,119
                                 ----------                    ----------        --------                    ---------
Property management fees....        102,317                       102,317          27,834                       27,834
Property taxes..............        114,942                       114,942          35,231                       35,231
Other expenses..............        998,420       456,250(4)    1,454,670         208,085       114,063(4)     322,148
                                 ----------                    ----------        --------                    ---------
Total expenses..............      1,215,679                     1,671,929         271,150                      385,213
                                 ----------                    ----------        --------                    ---------
Excess of revenues
  over expenses.............      1,178,899                       806,149         383,969                      269,906
                                 ----------                                      --------
Depreciation expense........                      533,644(2)     (533,644)                      133,411(2)    (133,411)
                                                               ----------                                    ---------
Net income..................                                      272,505                                      136,495
Dividends on preferred......
  shares....................                                     (160,512)                                     (40,128)
                                                               ----------                                    ---------
Net income attributable
  to common shares..........                                   $  111,993                                    $  96,367
                                                               ==========                                    =========
Net income per
  common share(5)...........                                        $0.03                                        $0.03
                                                               ==========                                    =========

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


                                                                       Year Ended December 31, 1995
                                               ----------------------------------------------------------------------------
                                                                       Proposed                 Pro Forma       Pro Forma
                                                   POG               Acquisitions              Adjustments       Combined
                                                   ---               ------------              -----------       --------

MAXIMUM COMMON OFFERING
- -----------------------
 Rental revenues............................   $3,685,622             $2,394,578             $    83,500 (1)    $6,163,700
                                               ----------             ----------                               -----------
 Depreciation / amortization................    1,067,896                                        496,641 (2)     1,564,537
 Property management fees...................       52,000                102,317                                   154,317
 Property taxes.............................      225,507                114,942                                   340,449
 Interest expense...........................    1,608,750                                     (1,057,288)(3)       551,462
 Other expenses.............................      774,886                998,420                 600,000 (4)     2,373,306
                                               ----------             ----------                               -----------
 Total expenses.............................    3,729,039              1,215,679                                 4,984,071
                                               ----------             ----------                               -----------
 Excess revenues over expenses..............      (43,417)             1,178,899                                 1,179,629
                                               ----------             ----------
 Minority interest..........................                                                                       (55,357)
                                                                                                               -----------
 Net income.................................                                                                    $1,124,272
                                                                                                               ===========
 Net income per common share(5).............                                                                         $0.17
                                                                                                               ===========

MAXIMUM COMBINED OFFERING
- -------------------------
 Rental revenues............................   $3,685,622             $2,394,578             $    83,500 (1)    $6,163,700
                                               ----------             ----------                               -----------
 Depreciation / amortization................    1,067,896                                        496,641 (2)     1,564,537
 Property management fees...................       52,000                102,317                                   154,317
 Property taxes.............................      225,507                114,942                                   340,449
 Interest expense...........................    1,608,750                                     (1,608,750)(3)             -
 Other expenses.............................      774,886                998,420                 600,000 (4)     2,373,306
                                               ----------             ----------                               -----------
 Total expenses.............................    3,729,039              1,215,679                                 4,432,609
                                               ----------             ----------                               -----------
 Excess revenues over expenses..............      (43,417)             1,178,899                                 1,731,091
                                               ----------             ----------
 Minority interest..........................                                                                       (55,357)
                                                                                                               -----------
 Net income.................................                                                                     1,675,734
 Dividends on preferred shares..............                                                                    (1,200,000)
                                                                                                               -----------
 Net income attributable to common shares...                                                                    $  475,734
                                                                                                               ===========
 Net income per common share(5).............                                                                         $0.07
                                                                                                               ===========

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


                                                          Three Months Ended March 31, 1996
                                               --------------------------------------------------------
                                                             Proposed        Pro Forma       Pro Forma
                                                  POG      Acquisitions     Adjustments      Combined
                                                  ---      ------------     -----------      ---------
MAXIMUM COMMON OFFERING
- -----------------------
 Rental revenues............................   $903,037        $655,119                     $1,558,156
                                               --------        --------                     ----------
 Depreciation / amortization................    266,952                       124,160 (2)      391,112
 Property management fees...................     13,000          27,834                         40,834
 Property taxes.............................     56,377          35,231                         91,608
 Interest expense...........................    400,930                      (224,322)(3)      176,608
 Other expenses.............................    195,270         208,085       150,000 (4)      553,355
                                               --------        --------                     ----------
 Total expenses.............................    932,529         271,150                      1,253,517
                                               --------        --------                     ----------
 Excess revenues over expenses..............    (29,492)        383,969                        304,639
                                               --------        --------
 Minority interest..........................                                                    (2,603)
                                                                                            ----------
 Net income.................................                                                $  302,036
                                                                                            ==========
 Net income per common share(5).............                                                     $0.05
                                                                                            ==========

MAXIMUM COMBINED OFFERING
- -------------------------
 Rental revenues............................   $903,037        $655,119                     $1,558,156
                                               --------        --------                     ----------
 Depreciation / amortization................    266,952                       124,160 (2)      391,112
 Property management fees...................     13,000          27,834                         40,834
 Property taxes.............................     56,377          35,231                         91,608
 Interest expense...........................    400,930                      (400,930)(3)            -
 Other expenses.............................    195,270         208,085       150,000 (4)      553,355
                                               --------        --------                     ----------
 Total expenses.............................    932,529         271,150                      1,076,909
                                               --------        --------                     ----------
 Excess revenues over expenses..............    (29,492)        383,969                        481,247
                                               --------        --------
 Minority interest..........................                                                    (2,603)
                                                                                            ----------
 Net income.................................                                                   478,644
 Dividends on preferred shares..............                                                  (300,000)
                                                                                            ----------
 Net income attributable to common shares...                                                $  178,644
                                                                                            ==========
 Net income per common share(5).............                                                     $0.03
                                                                                            ==========

                           AMERICAN EQUITY TRUST INC.

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS

(1) Increase revenues relate to higher occupancy and higher rental rates on one of the Proposed Acquisition properties, to be acquired in each of the offering scenarios, after the renovation of the property was completed in May 1995.

(2) Represents the increase in depreciation and amortization resulting from the step-up in basis of the POG properties (Maximum Offerings) and the depreciation of the Proposed Acquisitions properties (all offerings) based on their acquisitions prices. Depreciation is computed based upon estimated useful lives of 28.5 years for buildings and improvements, 7 years for furniture, fixtures and equipment and the term of leases for tenant improvements which range from 5 to 10 years. The increase in depreciation relates primarily to buildings.

(3) Reflects the reduction of interest expense associated with mortgages and notes payable on the POG properties (Maximum Offerings) assumed to be retired using the net proceeds from the Offering, while reflecting an increase in interest expense on the Minimum Common Offering and the Maximum Common Offering from new mortgage debt on the Proposed Acquisition properties.

(4) Includes the estimated increases in general and administrative as well as payroll expenses associated with the operation of the Company as a REIT.

(5) Assumes 3,752,822 (Minimum Offerings) and 6,609,964 (Maximum Offerings) weighted average number of shares of common stock outstanding including the dilutive effect of 463,133 Series "D" Warrants, 72,500 Series "E" Warrants, 1,021,500 shares of 1995 Preferred Stock and the 10% Convertible and Series "B" 10% Convertible notes. Net income (loss) per share also assumes that annual preferred dividends will be paid in the Minimum Combined and Maximum Combined Offerings.

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                               Year Ended December 31, 1995
                                               -------------------------------------------------------------
                                                  The         Proposed         Pro Forma         Pro Forma
                                                Company     Acquisitions      Adjustments        Combined
                                                -------     ------------      -----------        ---------
MINIMUM COMMON OFFERING
- -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................   $       -      $1,178,899    $ (1,100,144)(1)   $     78,755
Adjustments - operating activities:
 Depreciation and amortization..............           -               -         533,644 (1)        533,644
Increase (decrease) from changes in:
 Receivables................................           -          13,149                             13,149
 Other assets...............................     (38,532)         20,153                            (18,379)
 Payables and other liabilities.............     239,510          14,876                            254 386
                                               ---------      ----------                       ------------
Net cash provided by operating activities...     200,978       1,227,077                            861,555
                                               ---------      ----------                       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures........................           -        (301,642)                          (301,642)
Acquisition of Properties...................    (102,620)              -     (11,820,000)(2)    (11,922,620)
                                               ---------      ----------                       ------------
  Net cash used in investing activities.....    (102,620)       (301,642)                       (12,224,262)
                                               ---------      ----------                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt issuances................     258,781         159,238        (190,340)(3)        227,679
Net proceeds from sale of stock.............     358,107               -      12,975,006 (4)     13,333,113
Deferred loan costs.........................     (31,422)                                           (31,422)
Deferred offering costs.....................    (674,000)              -         674,000 (5)              -
                                               ---------      ----------                       ------------
Net cash provided by financing activities...     (88,534)        159,238                         13,529,370
                                               ---------      ----------                       ------------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS.......................   $   9,824      $1,084,673                       $  2,166,663
                                               =========      ==========                       ============

MINIMUM COMBINED OFFERING
- -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................   $       -      $1,178,899    $   (906,394)(1)   $    272,505
Adjustments - operating activities:
 Depreciation and amortization..............           -               -         533,644 (1)        533,644
Increase (decrease) from changes in:
 Receivables................................           -          13,149                             13,149
 Other assets...............................     (38,532)         20,153                            (18,379)
 Payables and other liabilities.............     239,510          14,876                            254 386
                                               ---------      ----------                       ------------
Net cash provided by operating activities...     200,978       1,227,077                          1,055,305
                                               ---------      ----------                       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures........................           -        (301,642)                          (301,642)
Acquisition of Properties...................    (102,620)              -     (11,820,000)(2)    (11,922,620)
                                               ---------      ----------                       ------------
  Net cash used in investing activities.....    (102,620)       (301,642)                       (12,224,262)
                                               ---------      ----------                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt issuances................     258,781         159,238        (159,238)(3)        258,781
Repayment of mortgage notes acquired........           -               -      (2,500,000)(5)     (2,500,000)
Net proceeds from sale of stock.............     358,107               -      14,845,006 (4)     15,203,113
Dividends on preferred stock................           -               -        (160,512)(6)       (160,512)
Deferred loan costs.........................     (31,422)                                           (31,422)
Deferred offering costs.....................    (674,000)              -         674,000 (4)              -
                                                              ----------                       ------------
Net cash provided by financing activities...     (88,534)        159,238                         12,769,960
                                               ---------      ----------                       ------------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS.......................   $   9,824      $1,084,673                       $  1,601,003
                                               =========      ==========                       ============

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                                                  Year Ended December 31, 1995
                                           ---------------------------------------------------------------------------
                                              The         Proposed                       Pro Forma         Pro Forma
                                            Company     Acquisitions        POG         Adjustments        Combined
                                            -------     ------------        ---         -----------        ---------
MAXIMUM COMMON OFFERING
- -----------------------
CASH FLOWS - OPERATING ACTIVITIES:
Net income (loss).......................   $       -      $1,178,899    $  (43,417)   $    (11,210)(1)   $  1,124,272
Adjustments - operating activities:
 Depreciation and amortization..........           -               -     1,067,896         496,641 (1)      1,564,537
 Minority interest......................           -               -             -          55,357 (7)         55,357
Increase (decrease) from changes in:
 Receivables and other assets...........     (38,532)         33,302             -                             (5,230)
 Payables and other liabilities.........     239,510          14,876       123,190                            377,576
                                           ---------      ----------    ----------                       ------------
Net cash provided by operating
 activities                                  200,978       1,227,077     1,147,669                          3,116,512
                                           ---------      ----------    ----------                       ------------

CASH FLOWS - INVESTING ACTIVITIES:
Capital expenditures....................           -        (301,642)       (3,163)                          (304,805)
Acquisition of Properties...............    (102,620)              -             -     (22,938,139)(2)    (23,040,759)
                                           ---------      ----------    ----------                       ------------
Net cash used in investing activities...    (102,620)       (301,642)      ( 3,163)                       (23,345,564)
                                           ---------      ----------    ----------                       ------------
CASH FLOWS - FINANCING ACTIVITIES
Proceeds (repayment) of debt............     258,781         159,238      (391,934)         92,150 (3)        118,235
Repayment of mortgage notes acquired....           -               -             -      (8,000,000)(5)     (8,000,000)
Net proceeds from sale of stock.........     358,107               -             -      31,255,000 (4)     31,613,107
Distributions to former owners..........           -               -      (614,642)        614,642 (8)              -
Deferred loan costs.....................     (31,422)              -             -                            (31,422)
Deferred offering costs.................    (674,000)              -             -         674,000 (4)              -
                                           ---------      ----------    ----------                       ------------
Net cash provided by financing
 activities                                  (88,534)        159,238    (1,006,576)                        23,699,920
                                           ---------      ----------    ----------                       ------------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS...................   $   9,824      $1,084,673    $  137,930                       $  3,470,868
                                           =========      ==========    ==========                       ============

MAXIMUM COMBINED OFFERING
- -------------------------
CASH FLOWS - OPERATING ACTIVITIES:
Net income (loss).......................   $       -      $1,178,899    $  (43,417)   $    540,252 (1)   $  1,675,734
Adjustments - operating activities:
 Depreciation and amortization..........           -               -     1,067,896         496,641 (1)      1,564,537
 Minority interest......................           -               -             -          55,357 (7)         55,357
Increase (decrease) from changes in:
 Receivables and other assets...........     (38,532)         33,302             -                             (5,230)
 Payables and other liabilities.........     239,510          14,876       123,190                            377,576
                                           ---------      ----------    ----------                       ------------
Net cash provided by operating
 activities                                  200,978       1,227,077     1,147,669                          3,667,974
                                           ---------      ----------    ----------                       ------------

CASH FLOWS - INVESTING ACTIVITIES:
Capital expenditures....................           -        (301,642)       (3,163)                          (304,805)
Acquisition of Properties...............    (102,620)              -             -     (22,938,139)(3)    (23,040,759)
                                           ---------      ----------    ----------                       ------------
Net cash used in investing activities...    (102,620)       (301,642)       (3,163)                       (23,345,564)
                                           ---------      ----------    ----------                       ------------
CASH FLOWS - FINANCING ACTIVITIES
Proceeds (repayment) of debt............     258,781         159,238      (391,934)        232,696 (3)        258,781
Repayment of mortgage notes acquired....           -               -             -     (16,461,861)(5)    (16,461,861)
Net proceeds from sale of stock.........     358,107               -             -      45,055,004 (4)     45,413,111
Distributions to former owners..........           -               -      (614,642)        614,642 (8)              -
Dividends on preferred stock............           -               -             -      (1,200,000)(6)     (1,200,000)
Deferred loan costs.....................     (31,422)              -             -                            (31,422)
Deferred offering costs.................    (674,000)              -             -         674,000 (4)              -
                                           ---------      ----------    ----------                       ------------
Net cash provided by financing
 activities                                  (88,534)        159,238    (1,006,576)                        27,978,609
                                           ---------      ----------    ----------                       ------------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS...................   $   9,824      $1,084,673    $  137,930                       $  8,301,019
                                           =========      ==========    ==========                       ============

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                                           Three Months Ended March 31, 1996
                                               ---------------------------------------------------------
                                                  The         Proposed         Pro Forma      Pro Forma
                                                Company     Acquisitions      Adjustments      Combined
                                                -------     ------------      -----------     ---------
MINIMUM COMMON OFFERING
- -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................   $       -        $383,969      $(295,911)(1)   $  88,058
Adjustments - operating activities:
 Depreciation and amortization..............           -               -        133,411 (1)     133,411
Increase (decrease) from changes in:
 Receivables................................           -           4,706                          4,706
 Other assets...............................           -         (39,759)                       (39,759)
 Payables and other liabilities.............      10,700         (38,223)                       (27,523)
                                               ---------        --------                      ---------
Net cash provided by operating activities...      10,700         310,693                        158,893
                                               ---------        --------                      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures........................           -         (26,223)                       (26,223)
                                               ---------        --------                      ---------
  Net cash used in investing activities.....           -         (26,223)                       (26,223)
                                               ---------        --------                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt issuances................     235,000          60,500        (68,275)(3)     227,679
Deferred offering costs.....................    (238,808)              -                       (238,808)
                                               ---------        --------                      ---------
Net cash provided by financing activities...      (3,808)         60,500                        (11,129)
                                               ---------        --------                      ---------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS.......................   $   6,892        $344,970                      $ 121,541
                                               =========        ========                      =========

MINIMUM COMBINED OFFERING
- -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................   $       -        $383,969      $(247,474)(1)   $ 136,495
Adjustments - operating activities:
 Depreciation and amortization..............           -               -        133,411 (1)     133,411
Increase (decrease) from changes in:
 Receivables................................           -           4,706                          4,706
 Other assets...............................           -         (39,759)                       (39,759)
 Payables and other liabilities.............      10,700         (38,223)                       (27 523)
                                               ---------        --------                      ---------
Net cash provided by operating activities...      10,700         310,693                        207,330
                                               ---------        --------                      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures........................           -         (26,223)                       (26,223)
                                               ---------        --------                      ---------
  Net cash used in investing activities.....           -         (26,223)                       (26,223)
                                               ---------        --------                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt issuances................     235,000          60,500        (60,500)(3)     235,000
Dividends on preferred stock................           -               -       (160,512)(6)    (160,512)
Deferred offering costs.....................    (238,808)              -                       (238 808)
                                               ---------        --------                      ---------
Net cash provided by financing activities...      (3,808)         60,500                       (164,320)
                                               ---------        --------                      ---------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS.......................   $   6,892        $344,970                      $  16,787
                                               =========        ========                      =========

                           AMERICAN EQUITY TRUST INC.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                                 Three Months Ended March 31, 1996
                                               ----------------------------------------------------------------------
                                                  The         Proposed                      Pro Forma      Pro Forma
                                                Company     Acquisitions       POG         Adjustments      Combined
                                                -------     -------------      ---         -----------      --------
MAXIMUM COMMON OFFERING
- -----------------------
CASH FLOWS - OPERATING ACTIVITIES:
Net income (loss)...........................   $       -        $383,969    $ (29,492)     $ (52,441)(1)   $ 302,036
Adjustments - operating activities:
 Depreciation and amortization..............           -               -      266,952        124,160 (1)     391,112
 Minority interest..........................           -               -            -          2,603 (7)       2,603
Increase (decrease) from changes in:
 Receivables and other assets...............           -         (35,053)     (20,000)                       (55,053)
 Payables and other liabilities.............      10,700         (38,223)     (35,143)                       (62,666)
                                               ---------        --------    ---------                      ---------
Net cash provided by operating activities...      10,700         310,693      182,317                        578,032
                                               ---------        --------    ---------                      ---------

CASH FLOWS - INVESTING ACTIVITIES:
Capital expenditures........................           -         (26,223)           -                        (26,223)
                                               ---------        --------    ---------                      ---------
Net cash used in investing activities.......           -         (26,223)           -                        (26,223)
                                               ---------        --------    ---------                      ---------

CASH FLOWS - FINANCING ACTIVITIES
Proceeds (repayment) of debt................     235,000          60,500      (98,168)         2,532 (3)     199,864
Distributions to former owners..............           -               -      (93,479)        93,479 (8)           -
Deferred offering costs.....................    (238,808)              -            -                       (238,808)
                                               ---------        --------    ---------                      ---------
Net cash provided by financing activities...      (3,808)         60,500     (191,647)                       (38,944)
                                               ---------        --------    ---------                      ---------
PRO FORMA INCREASE IN CASH
 AND CASH EQUIVALENTS.......................   $   6,892        $344,970    $  (9,330)                     $ 512,866
                                               =========        ========    =========                      =========

MAXIMUM COMBINED OFFERING
- -------------------------
CASH FLOWS - OPERATING ACTIVITIES:
Net income (loss)...........................   $       -        $383,969    $ (29,492)     $ 124,167 (1)   $ 478,644
Adjustments - operating activities:
 Depreciation and amortization..............           -               -      266,952        124,160 (1)     391,112
 Minority interest..........................           -               -            -          2,603 (7)       2,603
Increase (decrease) from changes in:
 Receivables and other assets...............           -         (35,053)     (20,000)                       (55,053)
 Payables and other liabilities.............      10,700         (38,223)     (35,143)                       (62,666)
                                               ---------        --------    ---------                      ---------
Net cash provided by operating activities...      10,700         310,693      182,317                        754,640
                                               ---------        --------    ---------                      ---------

CASH FLOWS - INVESTING ACTIVITIES:
Capital expenditures........................           -         (26,223)           -                        (26,223)
                                               ---------        --------    ---------                      ---------
Net cash used in investing activities.......           -         (26,223)           -                        (26,223)
                                               ---------        --------    ---------                      ---------

CASH FLOWS - FINANCING ACTIVITIES
Proceeds (repayment) of debt................     235,000          60,500      (98,168)        37,668 (3)     235,000
Distributions to former owners..............           -               -      (93,479)        93,479 (8)           -
Dividends on preferred stock................           -               -            -       (300,000)(6)    (300,000)
Deferred offering costs.....................    (238,808)              -            -                       (238,808)
                                               ---------        --------    ---------                      ---------
Net cash provided by financing activities...      (3,808)         60,500     (191,647)                      (303,808)
                                               ---------        --------    ---------                      ---------
PRO FORMA INCREASE (DECREASE)
  IN CASH AND CASH EQUIVALENTS..............   $   6,892        $344,970    $  (9,330)                     $ 424,609
                                               =========        ========    =========                      =========

                           AMERICAN EQUITY TRUST INC.

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF CASH FLOWS


PRO FORMA ADJUSTMENTS

(1) To record adjustments reflected in the pro forma statement of operations on pages as follows:


                                                   Year Ended December 31, 1995
                                       -----------------------------------------------------
                                         Minimum       Minimum       Maximum       Maximum
                                          Common       Combined      Common       Combined
                                          ------       --------      -------       --------
Rental revenues.....................   $    83,500    $  83,500    $   83,500    $   83,500
Depreciation expense................      (533,644)    (533,644)     (496,641)     (496,641)
Interest expense....................      (193,750)           -     1,057,288     1,608,750
Minority share of income............             -            -       (55,357)      (55,357)
REIT expenses.......................      (456,250)    (456,250)     (600,000)     (600,000)
                                       -----------    ---------    ----------    ----------
                                       $(1,100,144)   $(906,394)   $  (11,210)   $  540,252
                                       ===========    =========    ==========    ==========
                                               Three Months Ended March 31, 1996
                                       -----------------------------------------------------
                                          Minimum       Minimum        Maximum      Maximum
                                          Common        Combined       Common       Combined
                                          -------       --------       -------      --------
Depreciation expense................     $(133,411)   $(133,411)   $ (124,160)   $ (124,160)
Interest expense....................       (48,457)           -       224,322       400,930
Minority share of income............             -            -        (2,603)       (2,603)
REIT expenses.......................      (114,043)    (114,043)     (150,000)     (150,000)
                                         ---------    ---------    ----------    ----------
                                         $(295,911)   $(247,454)   $  (52,441)   $  124,167
                                         =========    =========    ==========    ==========

(2) To record acquisition of the Properties including related acquisition expenses of $120,000 (Minimum Offerings) and $190,000 (Maximum Offerings).

(3) To record adjustments to historical debt to reflect debt maturities of pro forma debt after the acquisition of the Properties has been consummated as follows:

                                                    Year Ended December 31, 1995
                                           ----------------------------------------------
                                            Minimum    Minimum     Maximum      Maximum
                                             Common    Combined     Common      Combined
                                            -------    --------    -------      --------
Historical debt proceeds (repayments):
 Proposed Acquisitions...................   $159,238   $159,238   $ 159,238    $ 159,238
 Prior Ownership Group...................          -          -    (391,934)    (391,934)
                                            --------   --------   ---------    ---------
                                             159,238    159,238    (232,696)    (232,696)
Pro forma debt maturities................     31,102          -     140,546            -
                                            --------   --------   ---------    ---------
Pro forma adjustment.....................   $190,340   $159,238   $ (92,150)   $(232,696)
                                            ========   ========   =========    =========
                                                 Three months Ended March 31, 1996
                                            --------------------------------------------
                                             Minimum   Minimum      Maximum    Maximum
                                             Common    Combined     Common     Combined
                                             -------   --------     -------    --------
Historical debt proceeds (repayments):
 Proposed Acquisitions...................   $ 60,500   $ 60,500   $  60,500    $  60,500
 Prior Ownership Group...................          -          -     (98,168)     (98,168)
                                            --------   --------   ---------    ---------
                                              60,500     60,500     (37,668)     (37,668)
Pro forma debt maturities................      7,775          -      35,136            -
                                            --------   --------   ---------    ---------
Pro forma adjustment.....................   $ 68,275   $ 60,500   $  (2,532)   $ (37,668)
                                            ========   ========   =========    =========

(4)  To record the net proceeds of the Offerings.
(5)  To record reduction of mortgage notes with proceeds of the Offerings.
(6)  To record dividends on preferred stock.
(7)  To record the minority share of income.
(8) To eliminate historical distributions to the former owners of the POG properties.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Equity Trust Inc.
Los Angeles, California

We have audited the accompanying balance sheet of American Equity Trust Inc. as of March 31, 1996. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statement referred to above presents fairly, in all material respects, the financial position of American Equity Trust Inc. of as of March 31, 1996 in conformity with generally accepted accounting principles.



                                    BDO SEIDMAN, LLP

Los Angeles, California
May 8, 1996

                           AMERICAN EQUITY TRUST INC.

                                 BALANCE SHEET

                                 MARCH 31, 1996



ASSETS:
 Cash....................................................................   $   26,716
 Deferred offering costs.................................................      912,808
 Deferred loan costs.....................................................       31,422
 Property acquisition costs..............................................      102,620
 Other assets............................................................       38,532
                                                                            ----------

  Total assets...........................................................   $1,112,098
                                                                            ==========

LIABILITIES:
 Accounts payable and accrued expenses...................................   $  250,000
 Notes payable...........................................................      493,781
                                                                            ----------
  Total liabilities......................................................      743,781
                                                                            ----------

STOCKHOLDERS' EQUITY (Note 2):
 Common Stock, $0.01 par value; shares authorized -
  35,000,000; shares issued and outstanding - 274,714....................        2,747
 1995 Convertible Preferred Stock, shares authorized - 1,100,000;
  issued and outstanding 1,021,500; (liquidation value $.01 per share)...       10,210
 8% Convertible Preferred Stock, shares authorized - 1,500,000
  issued and outstanding - none; (liquidation value $13.20 per share)....            -
 Additional paid-in capital..............................................      420,155
 Deficit.................................................................      (64,795)
                                                                            ----------
  Total stockholders' equity.............................................      368,317
                                                                            ----------

  Total liabilities and
    stockholders' equity.................................................   $1,112,098
                                                                            ==========

                           AMERICAN EQUITY TRUST INC.

                             NOTES TO BALANCE SHEET


NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

   American Equity Trust Inc. (the Company) was originally organized and incorporated as Insight Environmental Corporation (Insight), an inactive publicly-held shell. On November 22, 1994, Insight merged into its wholly-owned subsidiary American Equity Trust Inc., a Maryland corporation, and changed its name to that of the Company. The purpose of the Company was to be a vehicle to form a Real Estate Investment Trust (REIT) to raise funds from the public market for the purpose of acquiring and managing a diversified portfolio of income producing real estate assets for the purpose of dividend distribution and capital appreciation. The Company proposes to sell a maximum of 1,750,000 Units consisting of two shares of common stock and one detachable Series "A" Warrant at $14.00 per Unit plus 1,500,000 shares of Common Stock at a price of $7.00 per share which would result in $35,000,000 of gross proceeds and net proceeds of approximately $31,300,000. In addition the Company is offering 1,136,364 shares of its 8% Convertible Preferred Stock at $13.20 and expects to raise additional funds amounting to $13,800,000 (net of offering expenses of $1,200,000).

   Commencing with the year beginning January 1, 1996, the Company intends to make an election to be taxed as a REIT under section 856(c) of the Internal Revenue Code of 1986, as amended (the Code). If the Company qualifies as a REIT, the Company generally will not be subject to federal income taxes to the extent REIT taxable income (exclusive of capital gains, if any, distribution of which is optional) is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its ordinary taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. If the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income. The Company intends to obtain an opinion from its counsel concerning its REIT status.

   Formation of Operating Partnership
   ----------------------------------
   On October 24, 1995, the Company formed American Equity Trust Operating Partnership, L.P., a Delaware limited partnership (Operating Partnership), in which the Company is the sole general partner and will own an initial 99% interest in the Operating Partnership. The Operating Partnership was capitalized with $10,000.

   Merger with Funding
   -------------------
   In October 1995, the Company merged with American Equity Funding (Funding), a related entity formed for the purpose of exploring opportunities for the formation of a publicly-held REIT and to raise capital to organize the REIT and fund a portion of the cost of offering the REIT's shares to the public. Funding raised $400,000 which was used for the purposes described above.

   The merger was accomplished by an exchange of 114,286 common shares of the Company plus warrants to purchase additional 57,133 common shares of the Company at $3.50 per share. At the same time the founders of Funding exchanged their common shares in Funding for 1,021,500 shares of the Company's 1995 Convertible Preferred Stock and Series D Warrants to purchase 406,000 shares at $3.50 per share. The merger was accounted for as a combination of entities under common control in a manner similar to a pooling of interest.

   Accounting Estimates
   --------------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Disclosure About Fair Value of Financial Instruments
   ----------------------------------------------------

   The fair value of the notes payable is estimated based upon current market borrowing rates for loans with similar terms and maturities.

                           AMERICAN EQUITY TRUST INC.

                             NOTES TO BALANCE SHEET
                                  (CONTINUED)


NOTE 2. STOCKHOLDERS' EQUITY

   Deficit
   -------
   The Company and its predecessor had no operations for at least the past five years.

   Preferred Stock
   ---------------
   The Company is authorized to issue up to 21,515,000 preferred shares from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors shall designate that series from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

   8% Convertible Preferred Stock
   ------------------------------
   The Board of Directors has authorized the issuance of up to 1,500,000 shares of 8% Convertible Preferred Stock (8% Preferred). The 8% Preferred shall be entitled to a $13.20 liquidation preference, subject to adjustment in the event of adjustments in the conversion price. The 8% Preferred shall be entitled to receive cumulative dividends equal to the greater of 8% of the liquidation preference or the amount of dividends paid on Common Stock, up to an annual maximum of $1.30 per share. Each preferred share is entitled to one vote. The 8% Preferred are convertible into Common Stock for a period of 60 months from the date of issue.

   1995 Convertible Preferred Stock
   --------------------------------
   The Board of Directors has authorized the issuance of up to 1,100,000 shares of 1995 Convertible Preferred Stock (95 Preferred). Each share of 95 Preferred shall receive liquidating dividends at the rate of $0.01 per share ($110,000 in the aggregate). Each share of 95 Preferred shall be automatically converted into one share of Common Stock based on asset levels as defined in the articles of incorporation.

   Stock Incentive Plan
   --------------------
   The Company has approved a stock incentive plan (Plan), for the issuance of up to 500,000 shares, to enable officers, key employees and directors of the Company to participate in the ownership of the Company. The Plan provides for the issuance of non-qualified stock options and incentive stock options. Non-qualified stock options will provide the right to purchase common stock at a specified price which may be less than fair market value. Incentive stock options will be issued at fair market value and carry a ten year restriction.

   Series "A" Warrants
   -------------------
   Series "A" Warrants will be issued as part of the Units. The A Warrants will have a three year life and are exercisable into common shares of the Company at $7.00 per share.

   Series "D" Warrants
   -------------------
   The Company has authorized and issued 463,133 Series "D" Warrants which permit the holders to purchase one common share of the Company at $3.50 per share. The "D" Warrants are exercisable for a 35-month period commencing at the end of the 13th month after the final closing of the Offering described in Note 1 above, after which they expire. Holders of 336,000 of such warrants have agreed with the Company that they will not exercise their rights to purchase common stock pursuant to the warrants until six months after the end of the Company's first fiscal year wherein its audited consolidated financial statements reflect an adjusted equity value of $25,000,000 or more plus funds from operations of $2,500,000 or more. The common stock issuable upon exercise of the D Warrants will not be registered under the Securities Act of 1933 at the time the stock is issued.

                           AMERICAN EQUITY TRUST INC.

                             NOTES TO BALANCE SHEET
                                  (CONTINUED)


NOTE 2. STOCKHOLDERS' EQUITY (CONTINUED)

   Series "E" Warrants
   -------------------
   The Company issued 72,500 Series "E" Warrants during October 1995 which were issued as part of the private placement of $202,500 of 10% Convertible Notes of the Company. The "E" Warrants have a two-year life commencing with the Offering described in Note 1 above and will be exercisable into common shares of the Company at $4.50 per share. See Note 4.

NOTE 3.  PROPOSED ACQUISITIONS

   The Company will contribute the net proceeds of the Offering to, and become the sole general partner in, the Operating Partnership. It is anticipated that the Operating Partnership will use the net proceeds to acquire the following real estate properties:

                                                                              New Debt
                                                                Interest         or
                                                   Purchase     Retained        Debt        Payable
      Property                                      Price      by Sellers      Assumed      in Cash
      --------                                    -----------   ----------   ----------   -----------
Arrow Village Apartments                          $ 3,250,000   $        -   $2,500,000   $   750,000
Northwest Gardens Apartments                        6,950,000            -            -     6,950,000
Orangewood Place Apartments                         1,800,000            -            -     1,800,000
Sandpainter Apartments                              2,200,000            -            -     2,200,000
Hewlett-Packard Building                           16,000,000    1,600,000                 14,400,000
Westwood Self-Storage and Sportmart Building       12,900,000    2,290,000    5,961,861     4,648,139
                                                  -----------   ----------   ----------   -----------
                                                  $43,100,000   $3,890,000   $8,461,861   $30,748,139
                                                  ===========   ==========   ==========   ===========

NOTE 4.  NOTES PAYABLE

   10% Convertible Notes
   ---------------------
   In October 1995 the Company issued 10% Convertible Notes (Notes) in the amount of $202,500 due October 1996. The Notes are convertible into 45,000 shares of the Company's common stock at $4.50 per share. The Notes are callable by the Company, at any time, at 115% of the face amount of the Notes.

   Series B 10% Convertible Notes
   ------------------------------
   In November and December 1995, the Company issued Series B 10% Convertible Notes ("B" Notes) in the amount of $56,281 due October 1, 1996. The B Notes are convertible into 12,507 shares of the Company's common stock at $4.50 per share. The B Notes are callable by the Company, at any time, at 115% of the face amount of the "B" Notes.

   10% Notes
   ---------
   During February and March 1996 the Company issued 10% Notes (New Notes) in the amount of $245,555 due the earlier of 90 days after the Offering or April 15, 1997. The New Notes were issued at a 10% discount and the Company received net proceeds of $221,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
American Equity Trust Inc.
Los Angeles, California

We have audited the accompanying combined balance sheets of the Prior Ownership Group (as defined in Note 1) as of December 31, 1995 and 1994, and the related combined statements of operations, changes in owners' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Prior Ownership Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prior Ownership Group as of December 31, 1995 and 1994, and the combined results of operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                                    BDO SEIDMAN, LLP

Los Angeles, California
March 25, 1996

                             PRIOR OWNERSHIP GROUP

                            COMBINED BALANCE SHEETS

                                                     December 31,            March 31,
                                              --------------------------    ----------
                                                  1995           1994           1996
                                                  ----           ----           ----
                                                                            (Unaudited)
ASSETS:
  Real Estate..............................   $28,278,219    $28,275,056    $28,278,219
  Accumulated depreciation.................    (4,822,205)    (3,817,441)    (5,073,374)
                                              -----------    -----------    -----------
  Net investment in Real Estate............    23,456,014     24,457,615     23,204,845

  Cash and cash equivalents................       230,683         92,753        221,353
  Other assets.............................       298,249        361,382        302,466
                                              -----------    -----------    -----------

    Total assets...........................   $23,984,946    $24,911,750    $23,728,664
                                              ===========    ===========    ===========

LIABILITIES:...............................
  Mortgage notes payable (Note 3)..........   $17,796,767    $18,188,701    $17,698,599
  Notes payable to affiliates (Note 5).....     1,717,189      1,717,189      1,717,189
  Accounts payable and other liabilities...       427,658        304,469        392,515
                                              -----------    -----------    -----------
    Total liabilities......................    19,941,614     20,210,359     19,808,303

OWNERS' EQUITY:
  Owners' Equity...........................     4,043,332      4,701,391      3,920,361
                                              -----------    -----------    -----------
    Total liabilities and
      owners' equity.......................   $23,984,946    $24,911,750    $23,728,664
                                              ===========    ===========    ===========

                             PRIOR OWNERSHIP GROUP

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                           Three Months Ended
                                                      Year Ended December 31,                   March 31,
                                                -----------------------------------        -------------------
                                                   1995          1994          1993          1996         1995
                                                   ----          ----          -----         ----         ----
                                                                                               (Unaudited)
REVENUES........................                $3,685,622    $3,632,928    $3,546,735     $903,037     $907,799
                                                ----------    ----------    ----------     --------     --------

EXPENSES:
Operating expenses..............                 1,000,393     1,137,291     1,081,242      251,647      259,160
Management fees.................                    52,000        48,894        80,144       13,000       13,000
Depreciation and amortization...                 1,067,896     1,067,804       947,134      266,952      266,951
Interest expense................                 1,608,750     1,555,242     1,512,543      400,930      382,886
                                                ----------    ----------    ----------     --------     --------
 Total expenses.................                 3,729,039     3,809,231     3,621,063      932,529      921,997
                                                ----------    ----------    ----------     --------     --------

Net income (loss)...............                $  (43,417)   $ (176,303)   $  (74,328)    $(29,492)    $(14,198)
                                                ==========    ==========    ==========     ========     ========

                             PRIOR OWNERSHIP GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

          Balance January 1, 1993..............   $5,716,878

          Capital distributions................     (153,613)
          Net loss for the period..............      (74,328)
                                                  ----------

          Balance December 31, 1993............    5,488,937

          Capital distributions................     (611,243)
          Net loss for the period..............     (176,303)
                                                  ----------

          Balance December 31, 1994............    4,701,391

          Capital distributions................     (614,642)
          Net loss for the period..............      (43,417)
                                                  ----------

          Balance December 31, 1995............    4,043,332

          Capital distributions................      (93,479)
          Net loss for the period..............      (29,492)
                                                  ----------

          Balance March 31, 1996 (unaudited)...   $3,920,361
                                                  ==========

                             PRIOR OWNERSHIP GROUP

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                                                       Three Months Ended
                                                                 Year Ended December 31,                     March 31,
                                                          ----------------------------------------    ----------------------
                                                              1995          1994           1993         1996         1995
                                                              ----          ----           ----         ----         ----
                                                                                                           (Unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES:
  Net loss.............................................   $   (43,417)   $ (176,303)   $   (74,328)   $ (29,492)   $ (14,198)
  Adjustments net loss to cash
    provided by operating activities:
      Depreciation and amortization....................     1,067,896     1,067,803        947,134      266,952      266,951
    Increase (decrease) from changes in:
      Other assets.....................................             -        54,287       (330,747)     (20,000)           -
      Accounts payable and
        other liabilities..............................       123,190       (45,523)       163,214      (35,143)      87,835
                                                          -----------    ----------    -----------    ---------    ---------
  Net cash provided by
    operating activities...............................     1,147,669       900,264        705,273      182,317      340,588
                                                          -----------    ----------    -----------    ---------    ---------

CASH FLOWS USED IN
  INVESTING ACTIVITIES:
  Capital improvements.................................        (3,163)            -     (1,559,647)           -            -
                                                          -----------    ----------    -----------    ---------    ---------

CASH FLOWS FROM
  FINANCING ACTIVITIES:
  Debt proceeds (repayments)...........................      (391,934)     (336,378)     1,100,453      (98,168)     (99,621)
  Distributions........................................      (614,642)     (611,243)      (153,613)     (93,479)    (170,113)
                                                          -----------    ----------    -----------    ---------    ---------
  Net cash provided by (used in)
    financing activities...............................    (1,006,576)     (947,621)       946,840     (191,647)    (269,734)
                                                          -----------    ----------    -----------    ---------    ---------

Net increase (decrease) in
  cash and cash equivalents............................       137,930       (47,357)        92,466       (9,330)      70,854

Cash and cash equivalents
  at beginning of period...............................        92,753       140,110         47,644      230,683       92,753
                                                          -----------    ----------    -----------    ---------    ---------

Cash and cash equivalents
  at end of period.....................................   $   230,683    $   92,753    $   140,110    $ 221,353    $ 163,607
                                                          ===========    ==========    ===========    =========    =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest...............   $ 1,464,029    $1,550,131    $ 1,444,047     $495,987    $ 346,499


                             PRIOR OWNERSHIP GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 (Information with respect to the three months
                       ended March 31, 1996 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   The accompanying combined financial statements include the accounts of two
(2) real estate properties which American Equity Trust Inc. intends to acquire equity interests of between 67% to 80% in limited partnerships to be formed which will own the properties. The real estate properties included in these financial statements are as follows:

                                                                    Ownership    Partnership
                                                      Expected       Interest       Type
               Property/Location                   Purchase Price   Purchased     Acquired
- ------------------------------------------------   --------------   ----------   -----------
Hewlett-Packard Building, Van Nuys, CA               $16,000,000        80%        General
Westwood Self-Storage and Sportmart Building,
  Los Angeles, CA                                     12,900,000        67%        General

   American Equity Trust Inc.
   American Equity Trust Inc. a Maryland corporation, was formed to be a vehicle to form a Real Estate Investment Trust (REIT) to raise funds from the public market for the purpose of acquiring and managing a diversified portfolio of income producing real estate assets. American Equity Trust Inc. expects to sell a maximum of 5,000,000 shares of common stock at a price of $7.00 per share which would result in $35,000,000 of gross proceeds and net proceeds of approximately $31,125,000. In addition the Company is offering 1,136,364 shares of its 8% Convertible Preferred Stock at $13.20 and expects to raise additional funds amounting to $13,800,000 (net of offering expenses of $1,200,000). A portion of the net proceeds are intended to be used to acquire the properties described above and the remaining portion is intended to be used to acquire other real estate properties.

   Basis of Presentation
   The accompanying combined financial statements of the Prior Ownership Group have been presented on a historical cost basis since the Prior Ownership Group is to be the subject of a business combination upon the contribution of real estate properties in exchange for interest in a limited partnerships to be formed by the Operating Partnership. The combined financial statements include only the accounts and activity of the real estate properties and do not include other accounts or operations of the sellers that are not related to the properties.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash Equivalents
   The Prior Ownership Group considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   Real Estate Properties
   Real estate properties are carried at the sellers' cost. Depreciation is computed using the straight-line method over their estimated useful lives of
28.5 years for buildings and improvements, 7 years for furniture, fixtures and equipment and the term of leases for tenant improvements which range from 5 to 10 years.

   Income Taxes
   The combined financial statements include the activity of the two real estate properties which were held in limited partnerships and not subject to income taxes.

   Unaudited Interim Financial Statements

          The interim financial statements for the three months ended March 31, 1996 are unaudited; however in the opinion of the Prior Ownership Group's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                             PRIOR OWNERSHIP GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                 (Information with respect to the three months
                       ended March 31, 1996 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Disclosure About Fair Value of Financial Instruments

   The fair value of the mortgage notes payable is estimated based upon current market borrowing rates for loans with similar terms and maturities.

NOTE 3.  MORTGAGE NOTES PAYABLE

   Mortgage notes payable consist of the following:

                                                                                                    December 31,
                                                                            Interest         ------------------------      March 31,
                                                                              Rate             1995            1994          1996
                                                                            --------           ----            ----          ----
HEWLETT-PACKARD BUILDING
- ------------------------
First Mortgage note payable in equal
 monthly installments of $105,229
 including interest; collateralized
 by a first trust deed on the property
 with all remaining outstanding principal
 and interest due December 1998                                                9.0%          $10,429,576   $10,726,839   $10,354,076


WESTWOOD BUILDING
- -----------------
First Mortgage note payable in monthly
 installments necessary to fully
 amortize the then outstanding principal
 balance at the current interest rate
 by February 28, 2022; collateralized by
 a first trust deed on the property                                        Bank's Index
 with all remaining outstanding principal                                 Rate plus 2 1/2%
 and interest due February 2007                                              (7.73% at
                                                                          March 31, 1996)      7,367,191     7,461,862     7,344,523
                                                                                             -----------   -----------   -----------
                                                                                             $17,796,767   $18,188,701   $17,698,599
                                                                                             ===========   ===========   ===========

  Aggregate annual principal payments for the above mortgage notes payable at March 31, 1996 are as follows:

December 31,                                                                   Amount
- ------------                                                                -----------
1996 (nine months)...................................................       $   339,398
1997.................................................................           476,276
1998.................................................................         9,809,493
1999.................................................................           114,212
2000.................................................................           123,364
Thereafter...........................................................         6,835,856
                                                                            -----------
                                                                            $17,698,599
                                                                            ===========

                             PRIOR OWNERSHIP GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 4   MINIMUM LEASE RENTAL INCOME

   The POG rental properties are entitled to receive future minimum rental income under non cancelable leases with remaining terms in excess of one year as follows:


December 31,                     Amount
- ------------                   ----------
1996 (nine months)..........   $1,764,000
1997........................    1,747,000
1998........................    1,262,000
1999........................      813,000
2000........................      813,000
Thereafter..................    1,693,000
                               ----------
                               $8,092,000
                               ==========

NOTE 5.  NOTES PAYABLE TO AFFILIATE

     The notes payable to affiliate are unsecured demand notes with interest payable at the rate of 10% to 12% per annum.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
American Equity Trust Inc.
Los Angeles, California

We have audited the accompanying combined statement of revenues and certain expenses of the Proposed Acquisitions (as defined in Note 1) for the year ended December 31, 1995. The combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of American Equity Trust Inc. Material amounts (described in Notes to the combined statement of revenues and certain expenses) that would not be comparable to those resulting from the proposed future operations of the properties are excluded, and the statements are not intended to be a complete presentation of the revenues and expenses of the properties.

In our opinion, based on our audit, the financial statement referred to above presents fairly, in all material respects, the combined statement of revenues and certain expenses for the year ended December 31, 1995 in conformity with generally accepted accounting principles.



                                    BDO SEIDMAN, LLP

Los Angeles, California
March 25, 1996

                             PROPOSED ACQUISITIONS

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                 (Information with respect to the three months
                       ended March 31, 1996 is unaudited)

                                             Year Ended         Three Months Ended
                                            December 31,             March 31,
                                                1995                   1996
                                                ----                   ----
                                                                    (Unaudited)
REVENUES.................................     $2,394,578             $655,119
                                              ----------             --------
CERTAIN EXPENSES:
Operating expenses.......................      1,113,362              243,316
Management fees..........................        102,317               27,834
                                              ----------             --------
  Total expenses.........................      1,215,679              271,150
                                              ----------             --------
Revenues in excess of certain expenses...     $1,178,899             $383,969
                                              ==========             ========

                             PROPOSED ACQUISITIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   The accompanying combined financial statements include the accounts of real estate properties which American Equity Trust Inc. intends to acquire with the net proceeds of the Offering.

   The real estate properties included in these financial statements are as follows:


                                                         Expected
          Property/Location                           Purchase Price
       ---------------------------------------        --------------
       Arrow Village Apartments, Azusa, CA               $3,250,000
       Northwest Garden Apartments, Peoria, AZ            6,950,000
       Orangewood Place Apartments, Phoenix, AZ           1,800,000
       Sandpainter Apartments, Phoenix, AZ                2,200,000


   The accompanying combined financial statement includes the accounts of the Proposed Acquisitions and have been presented on a combined historical cost basis in the hands of the present owners. No adjustments have been reflected in this combined financial statement to give effect to the purchase by American Equity Trust Inc. of the properties listed above.

   The combined financial statement includes only the accounts and activity of the four real estate properties and does not include other accounts or operations of the sellers that are not related to the properties. The accompanying statement is not representative of the actual operations for the year presented as certain expenses that may not be comparable to the expenses expected to be incurred by American Equity Trust Inc. in the proposed future operations of the Proposed Acquisitions have been excluded. Expenses excluded consist of interest and depreciation and amortization.


   Unaudited Interim Financial Statements

   The interim financial statements for the three months ended March 31, 1996 are unaudited; however in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                                                                       EXHIBIT A


                          INSTRUCTIONS FOR COMPLETION
                                 OF ORDER FORM


INSTRUCTIONS TO INVESTORS

     YOU MUST COMPLETE ITEMS 1-7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     Item 1. Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     Item 2. Indicate the number of Units, Shares or shares of 8% Preferred you are purchasing, and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment.

     Item 3. Please print name(s) in which Units (including Series "A" Warrants), Shares or shares of 8% Preferred are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the
                                     ---
account holder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individuals investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4. Provide alternate mailing address if so desired for dividend checks.

     Item 5. Provide mailing address of beneficiary of a Trust, IRA or Keogh if so desired so that duplicate copies of shareholder reports can be sent to such beneficiary.

     Item 6. Print the two letter abbreviation of your state of residence (if an IRA or Keogh, state of residence of beneficiary).

     Item 7. Sign the form in Item 7. The date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "TRUST COMPANY OF AMERICA, AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER TO DEBIT YOUR ACCOUNT IN THE AMOUNT OF YOUR ORDER).

     TRUSTS should furnish a copy of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO BROKERS

     Please be sure verify all investor information provided on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM IN ORDER FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to or wire transfer funds to "Trust Company of America, as Escrow Agent" and completed Order Form(s) to Trust Company of America, 7103 South Revere Parkway, Englewood, Colorado 80112, Attention: Phil McCarthy. For wiring instructions, contact Trust Company of America at 303-705-6000 prior to wiring funds.

                           AMERICAN EQUITY TRUST INC.
                                   ORDER FORM

     The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order form is his or her correct Taxpayer Identification Number or Social Security Number (or he or she is waiting for a number to be issued to him or her) and (ii) he is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (IRS) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he or she is no longer subject to backup withholding (NOTE: CLAUSE
(ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED.)


1.    FORM OF OWNERSHIP Mark only one box.                           [_]   IRA
[_]   SINGLE PERSON                                                  [_]   KEOGH
[_]   HUSBAND AND WIFE AS COMMUNITY PROPERTY                         [_]   PENSION OR PROFIT SHARING PLAN
      (both signatures must appear in Item 7)
[_]   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP                       [_]   TRUST (Trust Agreement MUST be enclosed.)
      (both signatures must appear in Item 7)                              ALL SECTIONS MUST BE FILLED IN
[_]   TENANTS IN COMMON                                                    Trustee name(s)_________________________________________
[_]   A MARRIED PERSON SEPARATE PROPERTY                                   Trust Date _____________________________________________
      (only one signature must appear in Item 7)                                            Month           Day             Year
[_]   CUSTODIAN                                                      [_]   For the benefit of______________________________________
      Custodian for____________________________________              [_]   OTHER __________________________________________________
      Under Uniform Transfers/Gifts to Minors Act
      of the State of _________________________________
[_]   CORPORATION OR PARTNERSHIP
      (Corporate Resolution or Partnership Agreement
      MUST be enclosed)

2.    PURCHASE INFORMATION                                                 Dollar Amount of Investment
      No. of Units _____ (Minimum 50)                                      ($14.00 per Unit)             $ ________________________
      No. of Shares _____ (Minimum 100)                                    ($7.00 per Share)             $ ________________________
      No. of shares of 8% Preferred _____ [INSTITUTIONAL INVESTORS         ($13.20 per share)            $ ________________________
      ONLY]                               ------------------------
      -----                                                          [_]   Broker authorized to transfer funds directly from
                                                                           undersigned's brokerage account

This is an (check one):         [_]    Initial Investment         [_]     Additional Investment in this offering

3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name            ________________________________________________________________


Name of
Joint Investor  ________________________________________________________________

                ________________________________________________________________

Address         ________________________________________________________________

City            ______________________________ State ________ Zip Code _________

 Business Phone Number              --       --             [_]  Check box if you are a non-resident alien
                         --------------------------------   [_]  Check box if you are a U.A. citizen residing outside the U.S.
 Investor Home Phone Number         --       --             [_]  Check box if you are subject to backup withholding
                            -----------------------------

              --         --                                --         --                               --         --
  ---------------------------------------     ---------------------------------------     ---------------------------------------
  Investor's Social Security No.                          Joint Investor's                             Taxpayer ID. No.
                                                         Social Security No.

Investor's Account Number with Broker/Dealer __________________________________ (if any)

                        (REVERSE SIDE MUST BE SIGNED BY
                            BROKER AND BY INVESTOR)

4. DIVIDEND ADDRESS If you would like your dividend check mailed to an address other than the address shown in Item 3, please complete.

Name            ________________________________________________________________


Name of
Joint Investor  ________________________________________________________________

                ________________________________________________________________

Address         ________________________________________________________________

City            ______________________________ State ________ Zip Code _________


Account number (if any) ___________________  Account Name ______________________


5. SHAREHOLDER REPORT ADDRESS If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete:

Name            ________________________________________________________________


Name of
Joint Investor  ________________________________________________________________

                ________________________________________________________________

Address         ________________________________________________________________

City            ______________________________ State ________ Zip Code _________


Account number (if any) ___________________  Account Name ______________________

6.  STATE OF RESIDENCE ____________________

7.  SIGNATURE OF INVESTOR(S)

    __________________________________________________     _____________________
    SIGNATURE OF INVESTOR                                  DATE

    __________________________________________________     _____________________
    SIGNATURE OF JOINT INVESTOR                            DATE

================================================================================
     8.  BROKER/DEALER INFORMATION    THE BROKER MUST SIGN BELOW TO COMPLETE
                                      ORDER. BROKER HEREBY WARRANTS THAT IT IS A
                                      DULY LICENSED BROKER AND MAY LAWFULLY SELL
                                      SHARES IN THE STATE DESIGNATED AS THE
                                      INVESTOR'S RESIDENCE

Licensed Firm Name       _______________________________________________________

Broker Name              _______________________________________________________

Broker Mailing Address   _______________________________________________________

City                     ________________________  State ________ Zip Code _____

Broker Number  _____________________________   Telephone Number      --   --
                                                                ________________

The undersigned confirms by his or her signature that he or she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v)has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


                  _____________________________         ____________
                         Broker Signature                    Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.

================================================================================
FOR COMPANY USE ONLY:

================================================================================

                       TABLE OF CONTENTS

                                                                  Page
                                                                  ----
Prospectus Summary..............................................     1
Risk Factors....................................................    13
The Company.....................................................  2122
Terms of the Offering...........................................    23
Estimated Use of Proceeds.......................................    25
Distribution Policy.............................................    27
Capitalization..................................................    28
Dilution........................................................    28
Selected Financial Information..................................    30
Management Discussion and Analysis
  of Financial Condition and Results
  of Operations.................................................    33
Conflicts of Interest...........................................    37
Management......................................................    37
Principal Shareholders..........................................    44
Investment Objectives and Policies..............................    45
Operating Partnership Agreement.................................    50
Description of Properties.......................................    53
Description of Securities.......................................    60
Certain Provisions of Maryland Law and
  of the Company's Charter and By-Laws..........................    66
Shares Available for Future Sale................................    69
Federal Income Tax Considerations...............................    70
ERISA Considerations............................................    84
The Offering....................................................    86
Reports to Shareholders.........................................    89
Legal Opinions..................................................    89
Experts.........................................................    89
Sales Literature................................................    90
Further Information.............................................    90
Glossary........................................................    91
Financial Statements............................................   F-1
Specimen Order Form --  Exhibit A...............................   A-1

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               AMERICAN EQUITY
                                  TRUST INC.


                            Minimum of $15,000,000
                      in Units or Shares of Common Stock
                           and minimum of $2,006,400
                  in shares of 8% Convertible Preferred Stock



                      BROOKSTREET SECURITIES CORPORATION




                                  PROSPECTUS


                           ___________________, 1996

================================================================================

                                    PART II

                           INFORMATION NOT REQUIRED
                                 IN PROSPECTUS

Item 32.  Recent Sales of Unregistered Securities.

     In December 27, 1994, pursuant to a reincorporation merger, the Registrant issued 16,428 shares of its common stock, $0.01 par value per share (the "Common Stock"), to the former shareholders of Insight Environmental Corporation, a Colorado corporation ("IEC"), who approved the merger of IEC into a Maryland subsidiary for the purpose of reincorporating. The shares of Common Stock issued in this reincorporation merger did not constitute a "sale" or "offer to sell" pursuant to Section 2(3) of the Securities Act of 1933, as amended (the "'33 Act") pursuant to the exclusion set forth in Rule 145(a)(2) under the '33 Act. No underwriters were used in connection with the issuance of shares of Common Stock pursuant to the reincorporation transaction.

     On or about October 24, 1995, the Registrant issued 114,286 shares of its Common Stock and 57,133 Series "D" Warrants to purchase 57,133 shares of Common Stock (the "D Warrants") pursuant to an exchange offer with the former shareholders of American Equity Trust Funding, Inc., a California corporation ("AETFI") who were not founders of AETFI. Such former shareholders are: Ocean Bluffs, Ltd.; Resources Trust Co. Trustee FBO Jin-Hee Jung-Normura IRA; William
C. Barks IRS; Lance Siegel; John E. Morse; John E. Morse IRA; Marvin D. Kaufmann as Trustee of the Marvin D. Kaufmann and Marjorie B. Kaufmann second amended Inter Vivos Trust Agreement dtd 7/8/92; Kenneth Chapin; First Trust Corp. TTEE FBO; Jimmie Lloyd Hess and Patricia Ann Hess; Donald E. Winfrey and Georgiann Winfrey; N.F.S.C./F.M.T. FBO Richard S. Mueller IRA Acct; James Madama; John Heaney Trust; Paul F. Virobik IRA; M&J Associates; Delaware Charter Guarantee & Trust Co. TTEE FBO Charles Herman Richardson IRA; Jeffrey Siegel; John M. Mills; and First Trust Corp. TTEE FBO Gregory A. McAndrews IRA. Each non-founder shareholder of AETFI received 285.71 shares of Registrant's Common Stock and a warrant to purchase an additional 142.86 shares of Registrant's Common Stock at $3.50 per share for each share of AETFI common stock. The balance of 406,000 Series "D" Warrants were issued in combination with 1,021,500 shares of 1995 Convertible Preferred Stock to those in the founders group, subject to an agreement regarding the resale or conversion of such securities.

     The issuances of the Common Stock, the D Warrants and the 1995 Preferred Stock were exempt from the provisions of Section 5 of the '33 Act under Section 4(2) of the '33 Act and Regulation D promulgated thereunder. No underwriters were used in connection with the issuance of the Registrant's securities pursuant to the exchange offers with AEFTI shareholders.

     In August 1995, Registrant commenced the sale of $202,500 aggregate principal amount of its 10% Convertible Notes due October 1, 1996. Brookstreet Securities Corporation served as the agent for placement of these Notes. Prior to filing the Registration Statement, $202,500 aggregate principal amount of the 10% Convertible Notes were sold for cash in the face amount thereof. The sales of the 10% Convertible Notes were made only to persons who qualified as "accredited" investors, as defined in Regulation D under the '33 Act and such sales are exempt from the requirements of Section 5 of the '33 Act, by virtue of Sections 4(2) and 4(6) of the '33 Act.

     In addition to the Warrants issued to AEFTI shareholders described above, the Registrant issued on October 24, 1995, 11,000 additional D Warrants to Gregory McAndrews, a provider of graphics and design services. No underwriters were used in the issuance of these D Warrants. The issuance of the D Warrants to this service provider are exempt from the requirements of Section 5 of the '33 Act by virtue of Section 4(2) of the '33 Act.

     In November 1995, Registrant sold $56,281.50 aggregate principal amount of its 10% Convertible Notes, Series B, due October 1, 1996 ("Series B Notes"). There is no principal sales agent for the placement of these notes. Placements were effected by members of management without compensation. Series B Notes were sold to four investors who are "accredited" investors, as defined in Regulation D under the '33 Act. Such sales were made without an examption from the requirements of Section 5 of the '33 Act. Registrant has disclosed the contingent possibility of a rescission by the purchasers of the Series B Notes based on a claim of violation of Section 5 of the '33 Act.

     In February and March 1996, the Company sold an aggregate of $245,555.55 of 10% Notes, due April 15, 1997. Such notes are due and payable on April 15, 1997 and have no equity features. There is no principal sales agent and placements were made by management without compensation. Such notes have been sold to persons qualified as "accredited investors," as defined in Regulation D under the '33 Act, and such sales are exempt from registration pursuant to Sections 4(2) and 4(6) of the '33 Act.


Item 35.  Financial Statements and Exhibits.


     (a)  Financial Statements Filed as Part of Registration Statement.                                Page
                                                                                                       ----
     PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (IN PROSPECTUS):
     Pro Forma Condensed Combined Balance Sheet as of March 31, 1996.................................   F-3
     Notes to Pro Forma Condensed Combined Balance Sheet.............................................   F-5
     Pro Forma Condensed Combined Statements of Operations for the years ended
       December 31, 1995 and for the three months ended March 31, 1996...............................   F-7
     Notes to Pro Forma Condensed Combined Statements of Operations..................................  F-10
     Pro Forma Condensed Combined Statemenst of Cash Flows for the year ended
       December 31, 1995.............................................................................  F-11
     Pro Forma Condensed Combined Statements of Cash Flows for the three months ended March 31, 1996..........................................................................  F-13
     Notes to Pro Forma Condensed Combined Statements of Cash Flows..................................  F-15

     AMERICAN EQUITY TRUST INC. (IN PROSPECTUS):
     Report of Independent Certified Public Accountants..............................................  F-16
     Balance Sheet as of March 31, 1996..............................................................  F-17
     Notes to Balance Sheet..........................................................................  F-18

     PRIOR OWNERSHIP GROUP (IN PROSPECTUS):
     Report of Independent Certified Public Accountants..............................................  F-21
     Combined Balance Sheets as of December 31, 1995 and 1994 and March 31, 1996 (unaudited).........  F-22
     Combined Statements of Operations for three years ended December 31, 1995 and the three months ended March 31, 1996 and 1995 (unaudited)........................................  F-23
     Combined Statements of Owners' Equity for three years ended December 31, 1995 and the three months ended March 31, 1996 (unaudited).................................................  F-24
     Combined Statements of Cash Flows for three years ended December 31, 1995 and the three months ended March 31, 1996 and 1995 (unaudited)........................................  F-25
     Notes to Combined Financial Statements..........................................................  F-26

     PROPOSED ACQUISITIONS (IN PROSPECTUS):
     Report of Independent Certified Public Accountants..............................................  F-29
     Combined Statements of Revenues and Certain Expenses for the year ended
       December 31, 1995 and the three months ended March 31, 1996 and 1995 (unaudited)..............  F-30
     Notes to Combined Statements of Revenues and Certain Expenses...................................  F-31

     FINANCIAL STATEMENT SCHEDULE OF PRIOR OWNERSHIP GROUP
     Report of Independent Certified Public Accountants..............................................   S-1
     Schedule III - Real Estate Accumulated Depreciation.............................................   S-2

(b)  Exhibits

     The Exhibits required by Item 601 of Regulation S-K have been supplied as follows:

Exhibit
- -------

  1.1 Sales Agency Agreement between the Company and Brookstreet Securities Corporation (form) (Revised)

  1.2     Wholesaling Agreement (Revised)*

  1.3     Selling Agreement (for 8% Convertible Preferred Stock) (form)*

  3.1 Articles of Incorporation of American Equity Trust Inc., as amended, including: Articles of Incorporation of American Equity Trust Inc., filed November 22, 1994; Articles of Merger of Insight Environmental Corporation (formerly Ramapo) into American Equity Trust Inc., filed December 27, 1994; Articles of Amendment of Articles of Incorporation of American Equity Trust Inc., filed July 11, 1995; Articles of Amendment and Restatement of Articles of Incorporation of American Equity Trust Inc., filed August 30, 1995; Articles of Amendment and Restatement of Articles of Incorporation of American Equity Trust Inc., filed September 22, 1995; and Articles of Merger of American Equity Trust Funding Inc. into American Equity Trust Inc. (form)*

  3.2     By-Laws of American Equity Trust Inc.*

  4.1 Articles Supplementary of American Equity Trust Inc. defining terms of 8% Convertible Preferred Stock and 1995 Convertible Preferred Stock
          (form) (Revised)*

  4.2     American Equity Trust Inc. Series "A" Warrant Agreement (form)*

  5.1 Opinion of Thelen, Marrin, Johnson & Bridges re legality of Shares (Executed)*

 5.2 Opinion of Piper & Marbury LLP (Maryland counsel) re legality of Shares (Executed)*

  7.1 Opinion of Thelen, Marrin, Johnson & Bridges re liquidation preference (Executed)*

  7.2 Opinion of Piper & Marbury LLP (Maryland counsel) re liquidation preference (Executed)*

  8       Opinion of Thelen, Marrin, Johnson & Bridges re tax matters (Executed)

 10.1 Agreement of Limited Partnership of American Equity Trust Operating Partnership, L.P. between American Equity Trust Inc. (as general partner) and Arthur P. Herring and Dois Brock (as limited partners), dated October 24, 1994*

 10.2 Certificate of Limited Partnership for American Equity Trust Operating Partnership, L.P.*

 10.3 Form of Purchase and Sale Agreement, together with form of Limited Partnership Agreement of AMREIT No. 5805, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and Sepulveda Hatteras, Ltd. (as limited partner) for the purpose of acquiring the property at 5805 Sepulveda Boulevard, Van Nuys, California*

 10.3.1 Executed Purchase and Sale Agreement, together with executed Limited Partnership Agreement of AMREIT No. 5805, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and Sepulveda Hatteras, Ltd. (as limited partner) for the purpose of acquiring the property at 5805 Sepulveda Boulevard, Van Nuys, California, dated June 7, 1996.

 10.4 Form of Purchase and Sale Agreement, together with form of Limited Partnership Agreement of AMREIT No. 1901, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and General Western Property Company (as limited partner) for the purpose of acquiring the property at 1901 South Sepulveda Boulevard, Los Angeles, California*

 10.4.1 Executed Purchase and Sale Agreement, together with executed Limited Partnership Agreement of AMREIT No. 1901, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and General Western Property Company (as limited partner) for the purpose of acquiring the property at 1901 South Sepulveda Boulevard, Los Angeles, California, dated June 7, 1996.

 10.5 Residential Income Real Estate PurchaseContract, Receipt for Deposit, and Escrow Instructions between American Equity Trust Inc. (buyer) and Arrow Village LTD (seller), dated June 9, 1995, for the purchase of the Arrow Village Apartments*

Exhibit
- -------

 10.5.1   Amendment, dated June 3, 1996, to Exhibit 10.5.

 10.6 Purchase and Sale Agreement between American Equity Trust Inc. (buyer) and Professor's Fund I (seller), dated September 15, 1995, for the purchase of the Northwest Garden Apartments*

 10.6.1   Amendment, dated June 3, 1996, to Exhibit 10.6.

 10.7 Purchase and Sale Agreement between American Equity Trust Inc. (buyer) and Professor's Fund I (seller), dated September 15, 1995, for the purchase of the Orangewood Place Apartments*

 10.7.1   Amendment, dated June 3, 1996, to Exhibit 10.7.

 10.8 Purchase and Sale Agreement between American Equity Trust Inc. (buyer) and Professor's Fund II (seller), dated September 15, 1995, for the purchase of the Sandpainter Apartments*

 10.8.1   Amendment, dated June 3, 1996, to Exhibit 10.8.

 10.11 Employment Agreement between American Equity Trust Inc. and Arthur P. Herring*

 10.12    Employment Agreemen t between American Equity Trust Inc. and Dois
          Brock*

 10.13 Office Lease between Sepulveda Hatteras, Ltd. (landlord) and Hewlett-Packard Company (tenant) for the lease of office space at 5805 Sepulveda Boulevard, Van Nuys, California*

 10.14 Lease Agreement between Sepulveda Hatteras, Ltd. (landlord) and FHP, Inc. (tenant) for the lease of office space at 5805 Sepulveda Boulevard, Van Nuys, California*

 10.15 Office Building Lease between Sepulveda Hatteras, Ltd. (landlord) and Mischel, Trock and Associates (tenant) for the lease of office space at 5805 Sepulveda Boulevard, Van Nuys, California*

 10.16 Office Building Lease between Sepulveda Hatteras, Ltd. (landlord) and Industrial Bank (tenant) for the lease of office space at 5805 Sepulveda Boulevard, Van Nuys, California*

 10.17 Lease between 1901 Sepulveda Venture (landlord) and Sportmart Inc. (tenant) for the lease of commercial space at 1901 South Sepulveda Boulevard, Los Angeles, California*

 10.18 Financial Consulting Agreement, dated September 1, 1995, between Registrant and Strategic Planning Consultants, Inc.*

 10.19A-H Shareholder and Warrantholders Standstill Agreements, dated October
          24, 1995, between Registrant and Dois Brock, Jacob Segal, Gerald Weisstein, Norm Miller, Kalismart Inc., Raging Bull, Danube Rousse Inc., and Regent IV Trust*

 10.20 1995 Stock Option and Incentive Plan for the Officers, Independent Directors and Employees of American Equity Trust Inc. and AETI Operating Partnership, L.P.*

 12       Statement re Computation of Ratio of Earnings to Fixed Charges*

 23.1     Consent of Thelen, Marrin, Johnson & Bridges as counsel (See
          Exhibit 8)

 23.2     Consent of Piper & Marbury LLP (Maryland counsel) (See Exhibit 5.2)*

 23.4     Consent of BDO Seidman as independent accountants

 24       Power of Attorney*

*    Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 11, 1996.

                              AMERICAN EQUITY TRUST INC.



                              By /s/ Arthur P. Herring
                                 ________________________________________
                                 Arthur P. Herring, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                       Title                           Date
          ---------                                       -----                           ----

Principal Executive Officer/Principal       Chairman of the Board of Directors,
 Financial Officer:                         Chief Executive Officer, and Chief
                                            Financial Officer
     /s/ Arthur P. Herring
- -------------------------------------                                                 June 11, 1996
         Arthur P. Herring


Principal Accounting Officer:               President, Controller, Secretary and
                                            Director
        /s/ Dois Brock
- -------------------------------------                                                 June 11, 1996
            Dois Brock


          Charles B. Allen*                 Director                                  June 11, 1996
- -------------------------------------
          Charles B. Allen


              Mark Ross*                    Director                                  June 11, 1996
- -------------------------------------
              Mark Ross


        Gerald S. Weisstein*                Director                                  June 11, 1996
- -------------------------------------
        Gerald S. Weisstein


*By: /s/ Arthur P. Herring
    ___________________________________
    Arthur P. Herring, Attorney-in-Fact

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON FINANCIAL STATEMENT SCHEDULE



American Equity Trust Inc.
Los Angeles, California


Our report to American Equity Trust Inc., dated March 25, 1996 which is contained in the Prospectus constituting part of this Registration Statement included the audit of the schedule listed under Item 16(b) as of December 31, 1995. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based upon our audit.

In our opinion, such schedule presents fairly, in all material respects, the information set forth therein.



                              BDO SEIDMAN, LLP

Los Angeles, California
March 25, 1996

                             PRIOR OWNERSHIP GROUP

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                     AS OF DECEMBER 31, 1995, 1994 AND 1993


                                                                        Cost Capitalized
                                                                          Subsequent to           Gross Amounts at Which
                                               Initial Cost                Acquisition           Carried at Close of Period
                                          -----------------------   -----------------------   --------------------------------
                                                   Buildings and              Buildings and           Buildings and
Description                Encumbrances   Land     Improvements     Land      Improvements    Land     Improvements    Total
- ------------------------------------------------------------------------------------------------------------------------------

Hewlett-Packard Building,
 Van Nuys, CA               10,429,576  1,770,000             -            -    15,708,219  1,770,000   15,708,219   17,478,219

Westwood Self-Storage
 and Sportmart Building      7,367,191  5,800,000     5,000,000            -             -  5,800,000    5,000,000   10,800,000
                          ------------  ---------  ------------  -----------   -----------  ---------  -----------   ----------
                            17,796,767  7,570,000     5,000,000            -    15,708,219  7,570,000   20,708,219   28,278,219
                          ============  =========  ============  ============  ===========  =========  ===========   ==========

                                                                                            Life Upon
                                                                                              Which
                                                                                           Depreciation
                                Accumulated         Net                                     In Latest
                                Depreciation     Book Value                                   Income
                                Buildings and   Buildings and   Date of        Date of     Statement is
Description                     Improvements    Improvements   Construction   Acquisition    Computed
- -------------------------------------------------------------------------------------------------------
Hewlett-Packard Building,
 Van Nuys, CA                   (3,711,095)      13,767,124        1989             -       5-30 years

Westwood Self-Storage
 and Sportmart Building         (1,111,110)       9,688,890           -          1988       31.5 years
                                ----------       ----------
                                 4,822,205       23,456,014
                                ==========       ==========


                                Real Estate Assets December 31,
                              ------------------------------------
                                 1995        1994          1993
Balance at beginning
  of year                     28,275,056   28,275,056   26,715,409

Improvements                       3,163            -    1,559,647
                              ----------   ----------   ----------

Balance                       28,278,219   28,275,056   28,275,056
                              ==========   ==========   ==========


                              Accumulated Depreciation December 31,
                              -------------------------------------
                                 1995         1994         1993
Balance at beginning
  of year                      3,817,441    2,812,768    1,924,748

Depreciation expense           1,004,764    1,004,673      888,020
                               ---------    ---------    ---------

Balance                        4,822,205    3,817,441    2,812,768
                               =========    =========    =========


                                 EXHIBIT INDEX

Exhibit
- -------

 1.1      Sales Agency Agreement (form) (Revised)

10.3.1 Executed Purchase and Sale Agreement, together with executed Limited Partnership Agreement of AMREIT No. 5805, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and Sepulveda Hatteras, Ltd. (as limited partner) for the purpose of acquiring the property at 5805 Sepulveda Boulevard, Van Nuys, California, dated June 7, 1996.

10.4.1 Executed Purchase and Sale Agreement, together with executed Limited Partnership Agreement of AMREIT No. 1901, a California Limited Partnership, between American Equity Trust Operating Partnership, L.P. (as general partner) and General Western Property Company (as limited partner) for the purpose of acquiring the property at 1901 South Sepulveda Boulevard, Los Angeles, California, dated June 7, 1996.


10.5.1    Amendment, dated June 3, 1996, to Exhibit 10.5.

10.6.1    Amendment, dated June 3, 1996, to Exhibit 10.6.

10.7.1    Amendment, dated June 3, 1996, to Exhibit 10.7.

10.8.1    Amendment, dated June 3, 1996, to Exhibit 10.8.

23.4      Consent of BDO Seidman as independent accountants